CONSTRUCTION AND REDUCING REVOLVING
                              CREDIT AGREEMENT


     THIS CONSTRUCTION AND REDUCING REVOLVING CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 29th day of December, 1997, by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), MONARCH CASINO & RESORT, INC., a Nevada corporation ("MCRI"), JOHN FARAHI, BAHRAM FARAHI and BEHROUZ FARAHI (collectively "Farahi" and together with MCRI, collectively the "Guarantors") and each of the Lenders, as hereinafter defined, WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and Swingline Lender (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and Swingline Lender, collectively referred to as the "Banks").

                               R E C I T A L S:

     WHEREAS:

     A. In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

     B. Borrower owns and operates the Atlantis Hotel & Casino and is a wholly owned subsidiary of MCRI. On or about February 1, 1995, Borrower and MCRI entered into an Amended and Restated Credit Agreement (the "Existing Credit Agreement") with certain banks, as lenders, described in the Existing Credit Agreement (each individually an "Existing Lender" and collectively the "Existing Lenders") under the terms of which Existing Lenders established a reducing revolving line of credit in favor of Borrower and MCRI in the amount of Forty-Five Million Dollars ($45,000,000.00) (the "Existing Bank Loan") as evidenced by an Amended and Restated Reducing Revolving Credit Promissory Note due August 13, 1999 (the "Existing Note") executed by Borrower and MCRI and payable to the order of First Interstate Bank of Nevada, N.A., as agent for the Existing Lenders.

     C. The Borrower desires to refinance the Existing Bank Loan, Existing Credit Agreement and Existing Note for the purpose of financing a portion of the costs of constructing and developing the Expansion Project at the Hotel/Casino Facility and increasing the maximum amount available for Borrowing to Eighty Million Dollars ($80,000,000.00), including a swingline subfacility for fundings in smaller minimum amounts and on shorter notice in the maximum amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding.

     D. Lenders are willing to refinance the Existing Credit Agreement and Existing Note for the purpose of establishing the Credit Facility in the initial principal amount of Eighty Million Dollars ($80,000,000.00), including the Swingline Facility to be funded by the Swingline Lender, as a subfacility in the maximum aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding, all on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

     NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

     Section 1.01. Definitions. For the purposes of this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

     "Adjusted Fixed Charge Coverage Ratio" shall mean with reference to the Borrower as of the end of each Fiscal Quarter occurring during the Revolving Credit Period:

     Annualized EBITDA

     Divided by (division symbol)

     The sum of: (i) the aggregate amount of actually paid Interest Expense, plus (ii) during the first eight (8) Fiscal Quarters of the Revolving Credit Period, the aggregate of Scheduled Reductions, or portion thereof, regardless of whether or not actually paid, and thereafter the greater of (x) Six Million Dollars ($6,000,000.00) or (y) Scheduled Reductions actually paid, (or, in the event of Expansion Project Termination with respect to Scheduled Reductions actually paid during the period under review) plus (iii) principal payments or reductions (without duplication) required to be made on all other interest bearing Indebtedness, plus (iv) the current portion of Capitalized Lease Liabilities, plus (v) the aggregate of Distributions made to any Guarantor or to any member of the MCRI Consolidation, other than Distributions made for dividends and stock repurchase to the extent permitted under Sections 6.11 and 6.12, plus (vi) amount of actually paid federal and state taxes on or measured by income, plus (vii) two percent (2%) of Gaming Revenues, in each case of (i) through (vii) determined for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.

     "Advance Deposit(s)" shall mean Construction Disbursements made for the payment of FF&E Acquisition Costs prior to the delivery of such FF&E to the site of the Expansion Project.

     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agent Bank" shall mean WFB in its capacity as administrative and collateral agent for Lenders and Swingline Lender.

     "Agent Fees" shall have the meaning ascribed to such term in Section
2.10(a).

     "Aggregate Commitment" shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of the Borrower as Borrowings and Construction Disbursements under the Credit Facility in the initial principal amount of Eighty Million Dollars ($80,000,000.00), subject to the limitations for advance as set forth in the definition of Maximum Permitted Balance.

     "Aggregate Commitment Reduction Schedule" shall mean: (i) the Aggregate Commitment Reduction Schedule marked "Schedule 2.01(c)", affixed hereto and by this reference incorporated herein and made a part hereof, or (ii) in the event of occurrence of Expansion Project Termination, the Aggregate Commitment Reduction Schedule - Alternate One marked "Schedule 2.01(c) - Alternate One", affixed hereto and by this reference incorporated herein and made part hereof, in each case setting forth the Scheduled Reductions and Maximum Scheduled Balance as of each Reduction Date under the Credit Facility.

     "Aggregate Outstandings" shall mean collective reference to the sum of the Funded Outstandings and Swingline Outstandings as of any given date of determination.

     "Annualized EBITDA" shall mean with reference to Borrower, as of the last day of each Fiscal Quarter (a) EBITDA for the fiscal period consisting of that Fiscal Quarter and the three (3) immediately preceding Fiscal Quarters, or (b) in the event of the occurrence of the Initial Construction Disbursement Date, with respect to any such fiscal period in which the Revolving Credit Period has less than four (4) full Fiscal Quarters, such amount as is necessary to reflect the annualization of EBITDA using the following calculations:

          (i) if the Revolving Credit Period has one (1) full Fiscal Quarter, the EBITDA for such Fiscal Quarter shall be multiplied by four (4);

          (ii) if the Revolving Credit Period has two (2) full Fiscal Quarters, the EBITDA for those Fiscal Quarters shall be multiplied by two (2); and

          (iii) if the Revolving Credit Period has three (3) full Fiscal Quarters, the EBITDA for those Fiscal Quarters shall be multiplied by four-thirds (4/3).

     "Applicable Margin" means for any Base Rate Loan or LIBOR Loan the applicable per annum percentage amount to be added to the Base Rate or the LIBO Rate, as the case may be, as follows: (i) commencing on the Closing Date and continuing until the Initial Rate Adjustment Date, zero percent (0.00%) to be added to the Base Rate and one and one-half percent (1.50%) to be added to the applicable LIBO Rate; (ii) commencing on the Initial Rate Adjustment Date and continuing as adjusted at each Rate Adjustment Date, as calculated in each Pricing Certificate, the margin rates set forth in the table below based on the Leverage Ratio of the Borrower as of each Fiscal Quarter end, commencing with the end of the Fiscal Quarter ending December 31, 1997, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third month immediately following each such Fiscal Quarter end:

                                                 LIBO
     Leverage Ratio          Base Rate           Rate
                              Margin            Margin
     -------------------------------------------------
     Greater than 5.00 to      2.00%             3.50%
     1.00
     -------------------------------------------------
     Greater than 4.00 to      1.50%             3.00%
     1.00 but less than or
     equal to 5.00 to 1.00
     -------------------------------------------------
     Greater than 3.25 to      1.00%             2.50%
     1.0 but less than or
     equal to 4.0 to 1.00
     -------------------------------------------------
     Greater than 2.50 to      0.50%             2.00%
     1.0 but less than or
     equal to 3.25 to 1.00
     -------------------------------------------------
     Less than or equal to     0.00              1.50%
     2.50 to 1.00

     "Architect" shall mean the architect or architectural firm engaged or to be engaged by Borrower for the purpose of preparing the Plans and Specifications for the Expansion Project.

     "Architect's Consent" shall mean that certain Architect's Consent and Agreement which is to be executed by the Architect and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement, for the purpose, among other things, of evidencing the
Architect's: (i) consent to Assignment of Architect's Contract; (ii) agreement not to modify the Architect's Contract without Agent Bank's consent; and (iii) agreement to continue performance under the Architect's Contract on behalf of Agent Bank subject to the terms and conditions set forth therein.

     "Architect's Contract" shall mean the agreement, together with all attachments, exhibits and schedules attached thereto or incorporated therein by reference, executed or to be executed by and between Architect and Borrower under the terms of which Architect agrees to provide architectural services in connection with the design of the Expansion Project including, but not limited to, preparation of the Plans and Specifications.

     "Assets" shall mean the total assets of the Borrower Consolidation determined in accordance with GAAP.

     "Assigned Major Subcontract(s)" shall have the meaning set forth in
Section 9.04(b).

     "Assignment and Assumption Agreement" shall mean the document evidencing an assignment of a Syndication Interest by any Lender to an Eligible Assignee in the form of the Assignment, Assumption and Consent Agreement marked "Exhibit M", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Assignment of Architect's Contract" shall mean the Assignment of Architect's Contract with Plans and Specifications under which Borrower's rights under the Architect's Contract are assigned to Agent Bank on behalf of Lenders as additional security for the Credit Facility, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "Assignment of General Contractor's Agreement" shall mean the Assignment of General Contractor's Agreement under which Borrower's rights under the General Contractor's Agreement are assigned to Agent Bank on behalf of Lenders as additional security for the Credit Facility, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "Assignment of Permits, Licenses and Contracts" shall mean the assignment to be executed by Borrower on or before the Closing Date, pursuant to which Borrower assigns to Agent Bank on behalf of Lenders, as additional security for the Credit Facility, all of its right, title and interest in and to all permits, licenses and contracts relating to the Hotel/Casino Facility, except those gaming permits and licenses which are unassignable, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "Assignment of Spaceleases, Contracts, Rents and Revenues" shall mean the assignment to be executed by Borrower on or before the Closing Date, whereby Borrower assigns to Agent Bank on behalf of Lenders, as additional security for the Credit Facility: (a) all of its right, title and interest under all Spaceleases and Equipment Leases and Contracts relating to the Hotel/Casino Facility and (b) all rents, issues, profits, revenues and income from the Real Property and the Hotel/Casino Facility and any other business activity conducted on the Real Property, together with any and all future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

     "Assignments" shall mean collective reference to the Assignments of Spaceleases, Contracts, Rents and Revenues, Assignments of Permits, Licenses and Contracts, Assignment of Architect's Contract, Assignment of General Contractor's Agreement and Major Subcontractor Assignments.

     "Authorized Officer(s)" shall mean: (i) relative to the Borrower, those of the respective officers of Borrower whose signatures and incumbency shall have been certified to Agent Bank and the Banks as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Construction Disbursement Requests, Continuation/ Conversion Notices, Pricing Certificates, Compliance Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrower, and (ii) relative to MCRI, those of the respective officers of MCRI whose signatures and incumbency shall have been certified to Agent Bank and the Banks as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Compliance Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of MCRI.

     "Authorized Officer Certificate" shall have the meaning set forth in
Section 3.05.

     "Available Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrower for a Borrowing, a Construction Disbursement or a Swingline Advance not exceeding the amount of the Maximum Availability, as of each date of determination.

     "Bank Facilities" shall mean collective reference to the Credit Facility and Swingline Facility.

     "Bank Facility Termination" shall mean indefeasible payment in full of all sums owing under the Bank Facilities and each of the Loan Documents and the irrevocable termination of the obligation of Lenders to advance Borrowings and Construction Disbursements under the Credit Facility and of Swingline Lender to advance Swingline Advances under the Swingline Facility.

     "Banking Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent Bank is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and/or Nevada, or is a day on which banking institutions located in California and/or Nevada are required or authorized by law or other governmental action to close.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.

     "Banks" shall have the meaning set forth in the Preamble to this Credit Agreement.

     "Base Rate" shall mean, as of any date of determination, the rate per annum equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus one-half of one percent (0.5 of 1%) (fifty basis points).

     "Base Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit Facility bearing interest with reference to the Base Rate plus the Applicable Margin.

     "Borrower" shall mean Golden Road Motor Inn, Inc., a Nevada corporation.

     "Borrower Consolidation" shall mean collective reference to Borrower and MCRI on a consolidated basis, without regard to any other Subsidiaries or Affiliates of either MCRI or Borrower.

     "Borrower Construction Budget" shall mean the line item breakdown for those Construction Completion Costs of the Expansion Project which are not a part of the General Contractor's Agreement or General Contractor Budget.

     "Borrower Construction Expenditures" shall mean collective reference to the aggregate amount of funds which may be required to be advanced by Borrower at any time and from time to time for payment of the costs and expenses for construction and development of the Expansion Project in accordance with the Construction Budgets, the source of such funds being other than from the Bank Facilities or financing by any other Person.

     "Borrowing(s)" shall mean such amounts as Borrower may request from Agent Bank from time to time to be advanced under the Credit Facility by Notice of Borrowing in the manner provided in Section 2.03 and/or Construction Disbursement Request in the manner provided in Section 2.09 or at the request of Agent Bank pursuant to Section 2.08.

     "Breakage Charges" shall have the meaning set forth in Section 2.07(c) of the Credit Agreement.

     "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by Borrower during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower to the extent of (a) the gross amount of such purchase price less (b) the cash proceeds of trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

     "Capital Proceeds" shall mean the net proceeds (after deducting all reasonable expenses incurred in connection therewith) available to the Borrower in excess of One Million Dollars ($1,000,000.00) in the aggregate during any Fiscal Year from (i) partial or total condemnation or destruction of any part of the Collateral, (ii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of the Collateral, and (iii) the sale or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrower from a sale, condemnation, damage or destruction of FF&E or other personal property if such FF&E or other personal property is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Default or Event of Default has occurred and is continuing).

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Caramella Obligations" shall mean collective reference to all Indebtedness owing by Buyer secured by Deed of Trust dated August 12, 1993, and recorded August 16, 1993, in the Office of the County Recorder of Washoe County, Nevada, in Book 3817 of Official Records at Page 13 under Document No. 1702393.

     "Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

     "Cash Equivalents" shall mean, when used in connection with any Person, that Person's Investments in:

          (a) Government Securities due within one (1) year after the date of the making of the Investment;

          (b) readily marketable direct obligations of any State of the United States of America given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one (1) year from the making of the Investment;

          (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptance of, and repurchase agreements covering Government Securities executed by, any bank incorporated under the laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least Two Hundred Fifty Million Dollars ($250,000,000.00), or total assets of at least Five Billion Dollars ($5,000,000,000.00), in each case due within one
(1) year after the date of the making of the Investment;

          (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000.00), or total assets of at least Fifteen Billion Dollars ($15,000,000,000.00) in each case due within one year after the date of the making of the Investment;

          (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the Investment capital of at least One Hundred Million Dollars ($100,000,000.00), due within thirty
(30) days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

          (f) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within three hundred sixty-five (365) days after the date of the making of the Investment;

          (g) "money market preferred stock" issued by a corporation incorporated under the laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case having an investment period not to exceed fifty (50) days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed Five Million Dollars ($5,000,000.00) and (ii) the aggregate amount of all such Investments does not exceed Fifteen Million Dollars ($15,000,000.00); and

          (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clauses (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least One Billion Dollars ($1,000,000,000.00).

     "Certificate of Occupancy" shall mean a final or temporary certificate of occupancy issued by the appropriate Governmental Authorities for the occupancy and use of the Expansion Project.

     "Change in Control" shall mean the occurrence of any of the following:

          (a) any Person, other than members of the Farahi Family Group, owns or controls, more than fifty percent (50%) of the common voting stock of MCRI; or

          (b) MCRI fails to own, directly or indirectly, one hundred percent (100%) of the capital stock interests of Borrower.

     "Closing Certificate" shall have the meaning ascribed to such term in
Section 3.05(v).

     "Closing Date" shall mean the date upon which: (i) each condition precedent required under Article IIIA of this Credit Agreement has been satisfied by Borrower or waived by Agent Bank and (ii) the Security Documentation has been filed and/or recorded in accordance with and in the manner required by the Closing Instructions, or such other date as to which Agent Bank and Borrower agree in writing.

     "Closing Disbursements" shall have the meaning set forth in Section
2.02(a).

     "Closing Instructions" shall mean the Closing Instructions to be given by Agent Bank to the Title Insurance Company on or before the Closing Date setting forth the requirement of Lenders for issuance of the Title Policy and other conditions for the occurrence of the Closing Date.

     "Collateral" shall mean collective reference to: (i) all of the Real Property, FF&E, and the contract rights, leases, intangibles and other interests of Borrower, which are subject to the liens and security interests of the Security Documents; (ii) all rights of Borrower assigned as additional security pursuant to the terms of the Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of Borrower, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Bank Facilities.

     "Completion Date" shall mean the date upon which: (a) the Expansion Project has been completed in substantial accordance and compliance with the Plans and Specifications and in accordance and compliance with the requirements of all Governmental Authorities, (b) the Occupancy Date has occurred, and (c) Borrower has obtained all licenses, permits and other authorizations from all necessary Governmental Authorities for the use and operation of the Expansion Project as a part of the Hotel/Casino Facility.

     "Completion Guaranty" shall mean that certain Completion Guaranty in the form of "Exhibit J", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Guarantors for the benefit of Lenders on or before the Initial Construction Disbursement Date, pursuant to which, among other things, Guarantors guaranty that the construction of the Expansion Project will be completed as required by this Credit Agreement and in accordance with the Plans and Specifications.

     "Compliance Certificate" shall mean a compliance certificate as described in Section 5.08(g) which is more particularly described on "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Consolidated Funded Debt" shall mean with reference to the Borrower Consolidation for any period the daily average of the Funded Outstandings for the last month of such period, plus the total as of the last day of such period of both the long-term and current portions (without duplication) of all other interest bearing Indebtedness and Capitalized Lease Liabilities of the Borrower Consolidation.

     "Consolidated Funded Debt to EBITDA Ratio" with respect to the Borrower Consolidation as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing Consolidated Funded Debt for the Fiscal Quarter under review by EBITDA of the Borrower Consolidation for the Fiscal Quarter under review, together with the most recently ended three (3) preceding Fiscal Quarters.

     "Construction Budgets" shall mean collective reference to the Project Development Budget, General Contractors Budget and Borrower Construction Budget.

     "Construction Completion Costs" means, as of any date of determination, an amount equal to the remaining unpaid costs, including, without limitation all Hard Costs and Soft Costs, and including Retainage, of causing the Expansion Project to be completed and opened to the public, together with all other requirements for the occurrence of the Retainage Release Date, as reasonably estimated by Agent Bank from time to time.

     "Construction Completion Deadline" shall mean the time within which the Completion Date must occur, which shall be December 31, 1999, together with a period of time equal to the period of any delay directly affecting construction which is caused by Force Majeure; provided however, that Borrower shall furnish Agent Bank with written notice satisfactory to Agent Bank evidencing any such delay within ten days from the occurrence of such delay. In no event shall the time for completion of the Expansion Project and occurrence of the Completion Date be extended beyond April 15, 2000.

     "Construction Cost Analysis" shall mean the review and analysis of the Plans and Specifications, Construction Budgets and all other related documentation, including, without limitations, the General Contractor's Agreement, Architect's Contract, subcontracts, bids and other agreements relating to and necessary for the construction of the Expansion Project and occurrence of the Retainage Release Date, to be made from time to time by Agent Bank for the purpose of reasonably estimating the Construction Completion Costs as of any date of determination.

     "Construction Disbursement Request" shall mean the form to be executed and appropriately completed by an Authorized Officer of Borrower and submitted to Agent Bank concurrently with each request for the advance by Lenders of a Construction Disbursement during the Construction Period, a copy of which form is marked "Exhibit K", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Construction Disbursements" shall mean reference to the proceeds of the Construction Loan Subfacility which are disbursed for financing the development, furnishing, equipping and construction of the Expansion Project in accordance with the Project Development Budget and as provided in Article IX.

     "Construction Documentation" shall mean collective reference to the Construction Schedule, Plans and Specifications, Construction Budgets, Financial Requirements Analysis, General Contractor's Agreement and Architect's Contract and all other contracts and agreements relating to the construction of the Expansion Project, together with all amendments, revisions and modifications thereto.

     "Construction Loan Subfacility" shall mean the agreement of Lenders to make Construction Disbursements during the Construction Period to Borrower for construction and completion of the Expansion Project in accordance with the Project Development Budget subject to terms and conditions set forth in the Credit Agreement.

     "Construction Overage" shall have the meaning set forth in Section 9.13(g) of the Credit Agreement.

     "Construction Period" shall mean the period commencing on the Initial Construction Disbursement Date and terminating on the earlier to occur of the Construction Completion Deadline or the Retainage Release Date.

     "Construction Schedule" shall mean the anticipated time schedule for completion of the Expansion Project as shown on a schedule to be delivered to Agent Bank on or before the Initial Construction Disbursement Date.

     "Contingency Reserve" shall have the meaning set forth in Section
9.12(a).

     "Contingency Transaction Ledger" shall have the meaning set forth in
Section 9.12(a).

     "Contingent Liability(ies)" shall mean, as to any Person any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuation/Conversion Notice" shall mean a notice of continuation of or conversion to a LIBOR Loan and certificate duly executed by an Authorized Officer of Borrower, substantially in the form of that certain exhibit marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Continuing Guaranty" shall mean the General Continuing Guaranty to be executed by Guarantors in favor of Agent Bank on behalf of Lenders, under the terms of which Guarantors jointly and severally, irrevocably and unconditionally guaranty the prompt payment and performance of Borrower's promises, covenants and agreements under this Credit Agreement, the Revolving Credit Note, the Swingline Note and each of the Loan Documents, a copy of the form of which is marked "Exhibit I", affixed hereto and by this reference incorporated herein and made a part hereof, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     "Convert, Conversion and Converted" shall refer to a Borrowing at or continuation of a particular interest rate basis or conversion of one interest rate basis to another pursuant to Section 2.05(c).

     "Credit Agreement" shall mean this Credit Agreement together with all Schedules and Exhibits attached thereto, executed by and among Borrower, Guarantors and Banks setting forth the terms and conditions of the Bank Facilities, as may be amended, modified, extended, renewed or restated from time to time.

     "Credit Facility" shall mean the agreement of Lenders to fund a reducing revolving line of credit (including the Construction Loan Subfacility), subject to the terms and conditions set forth in this Credit Agreement and the Revolving Credit Note, up to the Maximum Permitted Balance as reduced from time to time in accordance with the terms of this Credit Agreement and the Revolving Credit Note.

     "Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by Borrower on or before the Closing Date in favor of Agent Bank on behalf of the Lenders, encumbering the Real Property, FF&E and other Collateral therein described, together with all right, title and interest of Borrower acquired on and after the Closing Date for the purpose of securing the Bank Facilities and Borrower's payment and performance under each of the Loan Documents (other than the Environmental Certificate), as such deed of trust may be amended, modified, extended, renewed or restated from time to time.

     "Default" shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default.

     "Default Rate" shall have the meaning set forth in Section 2.11(b).

     "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Credit Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Banking Business Days after notice from Agent Bank.

     "Deferred Construction Equity Period(s)" shall mean those periods of time during the Construction Period during which Permitted Deferred Construction Equity is allowed to remain unpaid or unfunded up to the Maximum Amount of Permitted Deferred Construction Equity as set forth on the Schedule of Permitted Deferred Construction Equity.

     "Designated Deposit Account" shall mean a deposit account to be maintained by Borrower with Agent Bank, as from time to time designated in writing by an Authorized Officer of Borrower.

     "Dispute" shall have the meaning set forth in Section 11.14(a).

     "Disbursement Plan" shall mean the plan to be agreed upon between Borrower and Agent Bank prior to the Initial Construction Disbursement Date, setting forth certain additional requirements with respect to Construction Disbursements under the Construction Loan Subfacility.

     "Distributions" shall mean and collectively refer to any and all cash dividends, loans, management fees, payments, advances or other distributions, fees or compensation of any kind or character whatsoever made by Borrower to or for the benefit of MCRI, any Subsidiary or Affiliate thereof or any member of the Farahi Family Group, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation to officers, directors and employees of Borrower in the ordinary course of business.

     "Documents" shall have the meaning set forth in Section 11.14(a).

     "Dollars" and "$" means the lawful money of the United States of America.

     "EBITDA" shall mean with reference to any Person, for any fiscal period under review, the sum of (i) Net Income for that period, less (ii) any extraordinary one-time non-Cash gain reflected in such Net Income, plus (iii) any extraordinary losses on sales of assets and other extraordinary losses and one-time non-Cash charges, plus (iv) Interest Expense (including expensed and capitalized) for that period, plus (v) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (vi) depreciation, amortization and all other non-cash expenses for that period, plus (vii) preopening expenses for that period, in each case determined in accordance with GAAP and, in the case of items
(iii), (iv), (v), (vi) and (vii), only to the extent deducted in the determination of Net Income for that period.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender and (c) any commercial bank having a combined capital and surplus of Two Hundred Fifty Million Dollars ($250,000,000.00) or more that is (i) organized under the Laws of the United States of America, any State thereof or the District of Columbia or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting through a branch or agency located in the United States of America and (B) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 at the time of any assignment.

     "Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrower on or before the Closing Date as a further inducement to the Banks to establish the Credit Facility, as it may be amended, modified, extended, renewed or restated from time to time.

     "Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the FF&E wherein Borrower is the lessee or vendee, as the case may be, as set forth on that certain schedule marked "Schedule 4.16", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Event of Default" shall mean any event of default as defined in Section
7.01 hereof.

     "Existing Bank Loan" shall have the meaning ascribed to such term in Recital Paragraph B.

     "Existing Bank Loan Security Documents" shall mean collective reference to all pledges, security agreements, mortgages, deeds of trust, financing statements and other documents and instruments securing repayment of the Existing Bank Loans.

     "Existing Credit Agreement" shall have the meaning ascribed to such term in Recital Paragraph B.

     "Existing Lender(s)" shall have the meaning ascribed to such term in Recital Paragraph B.

     "Existing Note" shall have the meaning ascribed to such term in Recital Paragraph B.

     "Expansion Project" shall mean the hotel tower addition to the Hotel/Casino Facility to be constructed in accordance with the Construction Documentation on the Hotel/Casino Property, which shall include all Integral Project Components, and at the option of Borrower subject to the provisions set forth in Section 9.12(d), one or more of the Optional Project Components.

     "Expansion Project Termination" shall have the meaning ascribed to such term in Section 2.01(d) of this Credit Agreement.

     "FF&E" shall mean collective reference to any and all furnishings, fixtures and equipment, including, without limitation, all Gaming Devices and associated equipment, which have been installed or are to be installed and used in connection with the operation of the Hotel/Casino Facility and the Expansion Project and in connection with any other business operation conducted on the Real Property and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by Borrower in connection with the Hotel/Casino Facility and the Expansion Project and in connection with any other business operation conducted on the Real Property.

     "FF&E Acquisition Costs" shall mean those portions of the Project Development Budget which are designated for the acquisition of FF&E.

     "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     "Farahi" shall mean collective reference to John Farahi, Bahram Farahi and Behrouz Farahi.

     "Farahi Family Group" shall mean collective reference to Farahi and their respective children, grandchildren, executors, administrators, testamentary trustees, heirs, legatees and beneficiaries.

     "Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m., New York City Time, Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the "Composite 3:30 p.m., New York City Time, Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Agent Bank. For purposes of the Credit Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

     "Fee Side Letter" shall mean the Side Letter of Understanding Regarding Fees to be executed by and between Borrower and Agent Bank on or before the Closing Date concerning payment of the Agent Fees more particularly therein described.

     "Financial Covenants" shall mean collective reference to the financial covenants set forth in Article VI of this Credit Agreement.

     "Financial Requirement Analysis" shall mean the written analysis of the financial requirements for the construction of the Expansion Project to be prepared in a form reasonably acceptable to Agent Bank and completed by Borrower on or before the Initial Construction Disbursement Date and concurrently with each Construction Disbursement Request and with each addition of an Optional Project Component.

     "Financing Statements" shall mean the Uniform Commercial Code financing statements to be filed in the Office of the Secretary of State of the State of Nevada and in the Office of the County Recorder of Washoe County, Nevada, in order to perfect the security interest granted to Agent Bank on behalf of Lenders under the Deed of Trust and other Security Documents in accordance with requirements of the Nevada Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

     "Fiscal Quarter" shall mean the consecutive three (3) month periods during each Fiscal Year beginning on January 1, April 1, July 1 and October 1 and ending on March 31, June 30, September 30 and December 31, respectively.

     "Fiscal Year" shall mean the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

     "Fiscal Year End" shall mean December 31 of each calendar year.

     "Fixed Charge Coverage Ratio" shall mean with reference to the Borrower as of the end of each Fiscal Quarter occurring during the Revolving Credit
Period:

     Annualized EBITDA,

     Divided by (division symbol)

     The sum of: (i) the aggregate amount of actually paid Interest Expense, plus (ii) during the first eight (8) Fiscal Quarters of the Revolving Credit Period, the aggregate of Scheduled Reductions regardless of whether or not actually paid, and thereafter the greater of (x) Six Million Dollars ($6,000,000.00) or (y) Scheduled Reductions actually paid, (or, in the event of Expansion Project Termination with respect to Scheduled Reductions actually paid during the period under review) plus (iii) principal payments or reductions (without duplication) required to be made on all other interest bearing Indebtedness, plus (iv) the current portion of Capitalized Lease Liabilities, in each case of (i) through (iv) determined for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.

     "Force Majeure" shall mean a delay affecting construction of the Expansion Project directly caused by:

          (i) Fire, earthquake or other acts of God, strike, lockout, riot or insurrection, or

          (ii) a Defaulting Lender which fails to fund its Pro Rata Share of any Construction Disbursement.

     "Funded Debt" shall mean with reference to the Borrower for any period the daily average of the Funded Outstandings for the last month of such period, plus the total as of the last day of such period of both the long-term and current portions (without duplication) of all other interest bearing Indebtedness and Capitalized Lease Liabilities.

     "Funded Outstandings" shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination for Borrowings and Construction Disbursements made thereunder.

     "Funding Date" shall mean each date upon which Lenders fund Borrowings or Construction Disbursements requested by Borrower in accordance with the provisions of Section 2.03 or Section 2.09.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment as defined in Nevada Revised Statute Chapter 463 and Nevada Gaming Commission Regulations by the Nevada Gaming Authorities and Gaming Laws.

     "Gaming Laws" shall mean all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents pursuant to which any Gaming Authority possesses regulatory licensing or permit authority over gambling, gaming or casino activities conducted by Borrower at the Hotel/Casino Facility, including the Nevada Gaming Control Act and regulations promulgated thereunder.

     "Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct gambling, gaming and casino activities at the Hotel/Casino Facility, including, without limitation, all licenses granted by the Nevada Gaming Authorities.

     "Gaming Revenues" shall mean all income and revenues of Borrower derived from gaming and gambling activities which are subject to taxation by the Nevada Gaming Authorities.

     "General Contractor" shall mean the contractor engaged or to be engaged by Borrower for construction of the Expansion Project in accordance with the General Contractor's Agreement.

     "General Contractor Budget" shall mean the line item breakdown for construction costs, materials, labor and other payments to be made under the General Contractor's Agreement, together with all amendments, revisions and modifications thereto.

     "General Contractor's Agreement" shall mean the agreement to be entered into by and between Borrower and General Contractor for the construction of the Expansion Project (other than those items and costs set forth on the Borrower Construction Budget) for a contract sum consistent with the General Contractor Budget.

     "General Contractor's Consent" shall mean that certain Contractor's Consent and Agreement which is to be executed by the General Contractor and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement, for the purpose, among other things, of evidencing the General Contractor's: (i) consent to the Assignment of General Contractor's Agreement; (ii) agreement not to modify the General Contractor's Agreement without Agent Bank's consent; and (iii) agreement to continue performance under the General Contractor's Agreement on behalf of Agent Bank subject to the terms and conditions set forth therein.

     "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
(b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

     "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official in the United States of America whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Real Property and the Hotel/Casino Facility or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

     "Gross Revenues" shall mean all income and revenues of Borrower at the Hotel/Casino Facility from all sources.

     "Guaranties" shall mean collective reference to the Continuing Guaranty and to the Completion Guaranty.

     "Guarantors" shall mean collective reference to MCRI and Farahi.

     "Hard Costs" shall mean the onsite cost of labor and materials directly related to the construction of the Expansion Project as set forth in the Project Development Budget or as otherwise approved by Agent Bank.

     "Hazardous Materials Laws" shall have the meaning ascribed to such term in the Environmental Certificate.

     "Hotel/Casino Facility" shall mean collective reference to the Real Property, the improvements located thereon and the hotel and casino business and related activities conducted on the Real Property and, following the Completion Date, the Expansion Project.

     "Hotel/Casino Property" shall mean that certain real property more particularly described on that certain schedule marked "Schedule A", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Indebtedness" of any Person includes all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities for borrowed money or other liabilities secured by any lien existing on property owned or acquired by such Person, Affiliate or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such Indebtedness, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

     "Initial Construction Disbursement" shall mean the first Construction Disbursement (exclusive of the Preconstruction Advances to the extent permitted under Section 2.02(b)(ii)) to be made by Lenders to Borrower pursuant to the Construction Loan Subfacility.

     "Initial Construction Disbursement Date" shall mean the date upon which Borrower requests Lenders to fund the Initial Construction Disbursement.

     "Initial Rate Adjustment Date" shall mean March 1, 1998.

     "Intangibles" shall mean the aggregate goodwill, trademarks, patents, organizational expense and other similar intangible items of the Borrower Consolidation determined in accordance with GAAP.

     "Integral Project Components" shall mean collective reference to: (i) items of improvement and related costs as set forth on the Project Development Budget as of the Initial Construction Disbursement Date, including, without limitation, a hotel tower containing approximately three hundred eighty-six
(386) rooms, an additional sixteen thousand (16,000) square feet of casino space, five hundred (500) slot machines, seven (7) to ten (10) games, five thousand (5,000) square feet of banquet space, three thousand five hundred (3,500) square feet of additional breakout room space, ten thousand (10,000) square feet of pre-function space, seventeen thousand (17,000) square feet of pool deck and a two hundred (200) seat expansion of the buffet, together with
(ii) such Optional Project Components as Borrower has elected to construct and for which all conditions precedent for such election as set forth in Section 9.12(d) have been satisfied.

     "Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication but including capitalized interest) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease Liabilities paid or payable with respect to such period that should be treated as interest in accordance with GAAP.

     "Interest Period(s)" shall have the meaning set forth in Section 2.05(d) of the Credit Agreement.

     "Interest Rate Hedges" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, basis swap, forward rate agreement and interest collar or floor agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Interest Rate Option" shall have the meaning ascribed to such term in
Section 2.05(b) of the Credit Agreement.

     "Investment" shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

     "LIBO Rate" means, relative to any LIBOR Loan Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent Bank, at which Dollar deposits in immediately available funds are offered to Agent Bank by leading banks in the London interbank market at approximately 11:00 a.m. London, England time two (2) Banking Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing the applicable LIBO Rate by one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Credit Agreement or other Loan Documents to a LIBO Rate include the aforesaid reserve adjustment.

     "LIBOR Loan" shall mean each portion of the total unpaid principal under the Credit Facility which bears interest at a rate determined by reference to the LIBO Rate plus the Applicable Margin.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent Bank as the reserve percentage applicable to Agent Bank as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent Bank were in a net borrowing position.

     "Laws" means, collectively, all international, foreign, federal, state and local statutes, rules, regulations, ordinances, codes and administrative or judicial precedents.

     "Lender Reply Period" shall have the meaning set forth in Section
10.10(d).

     "Lender" shall mean individual reference and "Lenders" shall mean collective reference to WFB and any other bank, finance company, insurance company or other financial institution which is or becomes a party to this Credit Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption Agreement, as assignee. At all times that there are no Lenders other than WFB, the terms "Lender" and "Lenders" means WFB in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

     "Lenders' Consultant" shall mean the architectural or engineering firm of Agent Bank's choice and/or affiliate of Agent Bank to be engaged by Agent Bank for advice and consulting services in connection with the construction and development of the Expansion Project pursuant to the Lenders' Consultant Contract.

     "Lenders' Consultant Contract" shall mean the agreement or agreements to be executed by and between Agent Bank and Lenders' Consultant for the purpose set forth herein, including, without limitation:

          (a) An examination of the Plans and Specifications, structural engineering calculations, and geotechnical report to ascertain completeness and acceptability of documentation relating to the Expansion Project and to determine that the individual elements of documentation are not contradictory.

          (b) Periodic site inspections of the Expansion Project to ascertain that:

               (i) Percentage of construction completed and/or percentage of acceptably-stored materials are in accordance with percentages specified on the payment request document (AIA form G-702 or a form substantially similar thereto which has been first approved by Agent Bank);

               (ii) the Expansion Project is in substantial compliance with governing construction documentation, ie., plans, specifications, engineering calculations, geotechnical recommendations, approved change orders, etc.

          (c) A review of change orders which will physically affect the Expansion Project. This review will be inclusive of budgetary aspects, including Construction Cost Analysis from time to time, as well as physical/structural acceptability.

     "Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Funded Debt for the Fiscal Quarter under review by
(b) Annualized EBITDA.

     "Liabilities" shall mean the total liabilities of the Borrower Consolidation in accordance with GAAP.

     "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, absolute or contingent, past, present or future.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Loan Documents" shall mean collective reference to the Credit Agreement, the Revolving Credit Note, the Swingline Note, the Security Documentation, the Environmental Certificate and all other documents and instruments which may hereafter be executed and delivered by or on behalf of Borrower or any other Person in connection with the Credit Facility for the benefit of Banks or Agent Bank on behalf of the Lenders.

     "MCRI" shall mean Monarch Casino & Resort, Inc., a Nevada corporation.

     "MCRI Consolidation" shall mean MCRI and its Subsidiaries on a consolidated basis.

     "Major Subcontractor Assignments" shall mean collective reference to the assignments of the Assigned Major Subcontracts which are required to be executed by Borrower and delivered to Agent Bank under Section 9.04.

     "Major Subcontractor Consents" shall mean collective reference to the consents to be executed by each Major Subcontractor that is a party to an Assigned Major Subcontract as required under Section 9.04.

     "Major Subcontracts" shall mean: (i) the contracts or subcontracts relating to concrete, structural, electrical, plumbing and mechanical (HVAC), and (ii) all contracts or subcontracts executed by a Subcontractor and either Borrower, General Contractor or another Subcontractor in connection with the Expansion Project if the aggregate amount of such contracts or subcontracts executed by such Subcontractor is equal to or greater than Five Hundred Thousand Dollars ($500,000.00).

     "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

     "Material Adverse Change" shall mean any change which is material and adverse to the Collateral or the condition (financial or otherwise), business operations or prospects of: (a) Borrower, or (b) the ability of Borrower to perform its obligations under the Loan Documents or the ability of any of the Lenders to enforce any of their rights or remedies under any of the Loan Documents..

     "Material Adverse Effect" means (i) a material adverse effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) of Borrower, (b) the value of the Hotel/Casino Facility, (c) the validity, priority or enforceability of any of the Loan Documents, or (d) the construction, use, occupancy or operation of the Expansion Project or the Hotel/Casino Facility, any part thereof or (ii) the impairment of the ability of Borrower to perform, or of Agent Bank or Lenders to enforce, the Obligations in any material respect caused in any manner by an act of the Borrower or any Guarantor.

     "Material Adverse Event" shall mean any event or change which is material and adverse to the Hotel/Casino Facility, the Collateral or the financial condition or business operations of the Borrower.

     "Maturity Date" shall mean June 30, 2004.

     "Maximum Amount of Permitted Deferred Construction Equity" shall mean the maximum aggregate amount of Permitted Deferred Construction Equity which may remain unpaid or unfunded as of the date of determination as set forth on the Schedule of Permitted Deferred Construction Equity.

     "Maximum Availability" shall mean the Maximum Permitted Balance less the Aggregate Outstandings.

     "Maximum Permitted Balance" shall mean the maximum amount of Funded Outstandings which may be outstanding on the Credit Facility from time to time which shall be: (i) during the Preconstruction Period Thirty-Three Million Dollars ($33,000,000.00) plus the amount of Preconstruction Advances, (ii) in the event of Expansion Project Termination, at all times thereafter until Bank Facility Termination, the lesser of: (a) the Maximum Scheduled Balance, as set forth on the Aggregate Commitment Reduction Schedule - Alternate One, or (b) the amount to which the Maximum Scheduled Balance is permanently voluntarily reduced by Borrower pursuant to Section 2.01(c) or is otherwise reduced pursuant to Sections 2.01(d), 5.01, 5.12 or 8.02 or by Scheduled Reductions, and (iii) on and after the Initial Construction Disbursement Date, the lesser of: (a) the Maximum Scheduled Balance, or (b) the amount to which the Maximum Scheduled Balance is permanently voluntarily reduced by Borrower pursuant to
Section 2.01(c) or is otherwise reduced pursuant to Sections 5.01, 5.12 or
8.02 or by Scheduled Reductions, and by the amount of undisbursed Retainage, until such Retainage is disbursed in accordance with Section 9.21.

     "Maximum Scheduled Balance" shall mean the maximum amount of scheduled principal which may be outstanding on the Credit Facility from time to time as set forth on the Aggregate Commitment Reduction Schedule.

     "Net Income" shall mean with respect to any Person for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP.

     "Nevada Gaming Authorities" shall mean, without limitation, the Nevada Gaming Commission and the State Gaming Control Board.

     "Non Pro Rata Borrowing" means a Borrowing with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Borrowing and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Borrowing constitutes a breach of this Credit Agreement.

     "Nonusage Fee" shall have the meaning ascribed to such term in Section 2.10(b) of this Credit Agreement.

     "Notes" shall mean collective reference to the Revolving Credit Note and the Swingline Note.

     "Notice of Borrowing" shall have the meaning set forth in Section 2.03.

     "Notice of Swingline Advance" shall have the meaning set forth in Section 2.08(b).

     "Obligations" means, from time to time, all Indebtedness of Borrower owing to Agent Bank, any Lender or any Person entitled to indemnification pursuant to Section 5.14, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with Credit Agreement or any other Loan Document. Notwithstanding the foregoing definition of "Obligations", Borrower's obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

     "Occupancy Date" shall mean the date upon which the City of Reno issues a final or temporary Certificate of Occupancy for the use and occupancy of all of the public areas and hotel rooms of the Expansion Project.

     "Optional Project Components" shall mean reference to those components of the Expansion Project which may or may not, at the discretion of Borrower and in accordance with Section 9.12(d) of this Credit Agreement, be constructed consisting of:

          (i) an overpass over South Virginia Street connecting the Hotel/Casino Property to the V/P Property;

          (ii)     completion of four (4) deluxe suites;

          (iii) a new restaurant containing approximately one hundred fifty (150) seats;

          (iv)     a pool deck enclosure; or

          (v) any other addition to the Expansion Project which is first approved in writing by Agent Bank.

     "Pension Plan" means any "employee pension benefit plan" (other than a "multi-employer plan" as defined in Title IV of ERISA which is maintained by any Person which is not a member of the Borrower Consolidation) that is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

     "Permitted Deferred Construction Equity" shall mean that portion of the Construction Completion Costs to be paid by Borrower Construction Expenditures, which as of the date of any Construction Cost Analysis are permitted to be unpaid or unfunded, the aggregate amount of which shall not exceed the Maximum Amount of Permitted Deferred Construction Equity during each applicable Deferred Construction Equity Period as set forth on the Schedule of Permitted Deferred Construction Equity.

     "Permitted Deferred FF&E Acquisition Costs" shall mean, as of any date of determination, Three Million Five Hundred Thousand Dollars ($3,500,000.00), less that portion of the FF&E Acquisition Costs which have, as of such date, been incurred and paid from third party purchase money financing to the extent permitted under Section 6.07(a) or (b).

     "Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrower by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrower shall have maintained adequate reserves in accordance with GAAP for payment of same, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the Hotel/Casino Facility; (v) liens created or contemplated by the Security Documents, (vi) the liens, encumbrances and restrictions on the Real Property, FF&E and existing improvements which are shown as exceptions on Schedule B of the Title Policy to be issued by Title Insurance Company as of the Closing Date, (vii) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders,
(viii) liens of legally valid capital leases and purchase money security interests for FF&E to the extent permitted by Section 6.08(c), and (ix) each and every easement, license, restriction or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the Real Property or (B) does not interfere in any material respect with the business operation of the Hotel/Casino Facility; and (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

     "Person" means an individual, firm, corporation, limited liability company, trust, association, partnership, joint venture, tribunal or other entity.

     "Plans and Specifications" shall mean the plans and specifications for the development and construction of the Expansion Project prepared by the Architect and the Architect's consultants, as such plans and specifications may be amended from time to time in connection with the addition of Optional Project Components or change orders in the manner and as permitted in this Credit Agreement. Said plans and specifications shall include, but not be limited to, all plans, maps, sketches, diagrams, surveys, drawings, specifications, lists, geotechnical reports, structural engineering calculations and all other engineering reports, data and plans prepared by the Architect and the Architect's consultants in connection with the structural and exterior components of the Expansion Project.

     "Policies of Insurance" shall mean the insurance to be obtained and maintained by Borrower throughout the term of this Credit Agreement as provided by Section 5.09 herein.

     "Post Foreclosure Plan" shall have the meaning set forth in Section
10.11(e).

     "Preconstruction Advances" shall mean collective reference to the closing costs described in Section 2.02(a)(ii), design fees, permit fees and costs of acquisition of water rights, all up to a maximum aggregate amount of Four Million One Hundred Thousand Dollars ($4,100,000.00).

     "Preconstruction Period" shall mean the period commencing on the Closing Date and ending on the earlier to occur of, Expansion Project Termination, the Initial Construction Disbursement Date or August 1, 1998.

     "Pricing Certificate" shall have the meaning set forth in Section
5.08(c).

     "Prime Rate" means at any time, and from time to time, the rate of interest most recently announced within WFB at its principal office in San Francisco, California, as its "Prime Rate", with the understanding that WFB's "Prime Rate" is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans and extensions of credit making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as WFB may designate. Each change in the Prime Rate shall be effective on the day the change is announced within WFB.

     "Principal Prepayments" shall have the meaning set forth in Section 2.07(a) of this Credit Agreement.

     "Pro Rata" or "Pro Rata Share" shall mean, with respect to any Lender, a percentage equal to such Lender's Syndication Interest in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility.

     "Project Development Budget" shall mean the line item budget showing in reasonable detail to the satisfaction of Agent Bank and each of the Lenders the anticipated costs of the developing, constructing, furnishing and equipping the Expansion Project, including the cost of Gaming Devices and other FF&E to be used in connection therewith and including all items shown on the General Contractor's Budget and Borrower Construction Budget.

     "Protective Advance" means all sums expended as reasonably determined by Agent Bank to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or
(b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section
11.20 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

     "Qualified Appraisal" shall mean reference to an appraisal or appraisals of the Hotel/Casino Facility and Collateral, or any portion thereof, acceptable to Agent Bank, prepared at Borrower's expense in compliance with FIRREA by an appraiser acceptable to Agent Bank, with sufficient copies delivered to Agent Bank for distribution to each of the Lenders.

     "Rate Adjustment Date" shall mean the first (1st) day of the third (3rd) month immediately following each Fiscal Quarter end subsequent to the Initial Rate Adjustment Date.

     "Real Property" shall mean collective reference to the Hotel/Casino Property and the V/P Property; provided, however, that in the event the V/P Property, or any portion thereof, is released as Collateral pursuant to the provisions of Section 11.22 of this Credit Agreement, the term "Real Property" shall thereafter mean only the Hotel/Casino Property and that portion of the V/P Property not released.

     "Reduction Date(s)" shall mean reference to each date or the dates, as the context may require upon which the Maximum Scheduled Balance is reduced by a Scheduled Reduction as set forth on the Aggregate Commitment Reduction Schedule.

     "Related Entities" shall mean collective reference to all stockholders, Affiliates and Subsidiaries of the Borrower.

     "Replacement Note(s)" shall have the meaning set forth in Section 2.06(i) of the Credit Agreement.

     "Reportable Event" shall mean any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

     "Requisite Lenders" means, as of any date of determination prior to the occurrence of an Event of Default, Lenders holding Syndication Interests equal to or in excess of sixty-six and two-thirds percent (66-2/3%) of the Credit Facility; and at all times during which an Event of Default has occurred and remains continuing, Lenders holding a percentage equal to or in excess of sixty-six and two-thirds percent (66-2/3%) of the Funded Outstandings; provided that, (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) notwithstanding the foregoing, at all times when two or more Lenders are party to this Credit Agreement, the term Requisite Lenders shall in no event mean less than two (2) Lenders.

     "Retainage" shall have the meaning ascribed to such term in Section 9.21.

     "Retainage Release Date" shall have the meaning ascribed to such term in
Section 9.21 of this Credit Agreement.

     "Revolving Credit Note" shall mean the Revolving Credit Promissory Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrower on the Closing Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the Credit Facility.

     "Revolving Credit Period" shall mean: (i) in the event of the occurrence of the Initial Construction Disbursement Date, the period commencing on January 1, 2000 and terminating on the Maturity Date, and (ii) in the event of Expansion Project Termination, the period commencing on the date thereof and terminating on the Maturity Date.

     "Schedule of Advance Deposits" shall mean Schedule 9.07 affixed hereto and by this reference incorporated herein and made a part hereof.

     "Schedule of Lenders' Proportions in Credit Facility" shall mean the Schedule of Lenders' Proportions in Credit Facility, a copy of which is marked "Schedule 2.01(a)", affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication Interest and maximum amount to be funded under the Credit Facility by each Lender, as the same may be amended, modified or restated from time to time in connection with an Assignment and Assumption Agreement.

     "Schedule of Non-Retainage FF&E" shall mean Schedule 9.21 affixed hereto and by this reference incorporated herein and made a part hereof.

     "Schedule of Permitted Deferred Construction Equity" shall mean the Schedule of Permitted Deferred Construction Equity marked "Schedule 9.13(g)", affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the Maximum Amount of Permitted Deferred Construction Equity which is permitted to remain unpaid or unfunded during each of the therein described Deferred Construction Equity Periods.

     "Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.18, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.18 with respect to each Significant Litigation.

     "Scheduled Reductions" shall mean the amount by which the Maximum Scheduled Balance is reduced on each Reduction Date as set forth on the Aggregate Commitment Reduction Schedule.

     "Secured Interest Rate Hedge(s)" shall mean any Interest Rate Hedge entered into between Borrower and any Lender, or Affiliate of any Lender, which is secured by the Security Documentation.

     "Security Documentation" shall mean collective reference to the Deed of Trust, Assignment of Spaceleases, Contracts, Rents and Revenues, Assignment of Permits, Licenses and Contracts, the Financing Statements, Assignment of Architect's Contract, Assignment of General Contractor's Agreement, Major Subcontractor Assignments, Stock Pledge and all other documents, instruments or agreements which are executed or delivered by or on behalf of Borrower and/or MCRI, as applicable, and accepted by Agent Bank, on behalf of the Lenders, as security for payment of the Bank Facilities.

     "Significant Litigation" shall mean each action, suit, proceeding, litigation and controversy involving Borrower involving claims in excess of One Million Dollars ($1,000,000.00) or which if determined adverse to the interests of Borrower could have a Material Adverse Effect.

     "Soft Costs" shall mean the fees and costs that are not directly related to the onsite construction of the Expansion Project, as set forth in the Project Development Budget or as otherwise approved by Agent Bank, including, without limitation (to the extent set forth in the Project Development Budget or otherwise approved by Agent Bank), the Agent Fees, interest payable with respect to the Credit Facility, inspection fees, escrow and title fees, processing and closing fees, recording fees, wiring fees, legal fees, accounting fees, appraisals and all closing costs, insurance fees, survey fees, permit fees, marketing fees, taxes, architectural fees, engineering fees and costs of direct project supervision.

     "Spaceleases" shall mean the executed leases and concession agreements pertaining to the Hotel/Casino Facility, or any portion thereof, wherein Borrower is the lessor, as set forth on that certain schedule marked "Schedule 4.15", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Subcontractor(s)" means any person(s) or firm(s), other than an employee of the General Contractor, who is engaged by the General Contractor, Borrower or by another Subcontractor to furnish labor, material, analysis or other services with respect to a portion of the work, labor, materials and services to be provided: (i) for General Contractor under the General Contractor's Agreement, or (ii) for Borrower or another Subcontractor for work, labor, materials and services not included in the General Contractor's Agreement.

     "Subsidiary" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Swingline Advance" shall mean each advance made by Swingline Lender to Borrower under the Swingline Facility.

     "Swingline Facility" shall mean the agreement of Swingline Lender to make Swingline Advances to Borrower subject to the terms and conditions and up to the maximum amounts and for the duration as set forth in Section 2.08 of this Credit Agreement.

     "Swingline Lender" shall have the meaning set forth in the Preamble of this Credit Agreement.

     "Swingline Note" shall mean the Swingline Note, a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrower on the Closing Date, payable to the order of Swingline Lender evidencing the Swingline Facility.

     "Swingline Outstandings" shall mean the aggregate amount of all outstanding and unpaid Swingline Advances as of each date of determination.

     "Syndication Interest" shall mean the proportionate interest of each Lender in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility, as the same may be amended or restated from time to time.

     "Tangible Net Worth" shall mean Assets, excluding Intangibles to the extent such Intangibles have a value in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate, less Liabilities.

     "Title Insurance Company" shall mean Ticor Title Insurance Company, and its issuing agent, Western Title Company, Inc., with offices located at 225 South Arlington, Reno, Nevada, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company or companies as may be acceptable to Agent Bank.

     "Title Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by the Title Insurance Company, as of the Closing Date, in the amount of Eighty Million Dollars ($80,000,000.00), in favor of Agent Bank, insuring the Deed of Trust as a first priority mortgage lien encumbering the Real Property therein described subject only to the exceptions shown therein in Schedule B, Part One, together with all such endorsements thereto as are required by Agent Bank; all in accordance with the Closing Instructions.

     "Trademark Security Agreement" shall mean the security agreement to be executed by Borrower as of the Closing Date for the purpose of granting a security interest in favor of Agent Bank on behalf of Lenders in all trademarks, tradenames, copyrights and servicemarks used in connection with the Hotel/Casino Facility, including, without limitation each registration and application set forth on Schedule 4.22 or otherwise described on Schedule A to the Trademark Security Agreement.

     "Unsuitable Lender" shall have the meaning set forth in Section 11.10(d).

     "V/P Property" shall mean the real property more particularly described on that certain schedule marked "Schedule B", affixed hereto and by this reference incorporated herein and made a part hereof.

     "Voluntary Permanent Reduction" shall have the meaning set forth in
Section 2.01(c).

     "WFB" shall mean Wells Fargo Bank, National Association.

     Section 1.02. Interpretation and Construction. In this Credit Agreement, unless the context otherwise requires:

          (a) Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit Agreement as so numbered;

          (b) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

          (c) All times specified herein, unless otherwise specifically referred, shall be the time in San Francisco, California;

          (d) Any headings preceding the texts of the several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

          (e) If any clause, definition, provision or Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto do agree that each has contributed to the drafting of this Credit Agreement and all Loan Documents and that the provisions herein contained shall not be construed against either Borrower or Lenders as having been the person or persons responsible for the preparation thereof;

          (f) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore" means before the date of execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

          (g) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP;

          (h) If any clause, provision or Section of this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof; and

          (i) Each reference to this Credit Agreement or any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document, shall be deemed a reference to this Credit Agreement or such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

     Section 1.03. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Notes and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

     Section 1.04. Cross-References. Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     Section 1.05. Exhibits and Schedules. All Exhibits and Schedules to this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

                                  ARTICLE II

              AMOUNT, TERMS AND SECURITY OF THE BANK FACILITIES

     Section 2.01.     The Credit Facility.

          a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note, on and after the Closing Date Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facility to lend and advance Borrowings to Borrower, up to the Maximum Permitted Balance, the Closing Disbursements on the Closing Date and such amounts as Borrower may request by: (i) Construction Disbursement Request during the Construction Period duly executed by an Authorized Officer of Borrower and delivered to Agent Bank from time to time, together with all other requirements as provided in Section 2.09 and Article IX, and (ii) Notice of Borrowing duly executed by an Authorized Officer of Borrower and delivered to Agent Bank from time to time during Preconstruction Period and Revolving Credit Period as provided in
Section 2.03, subject to the uses and purposes set forth in Section 2.02.

          b. Subject to the uses and purposes set forth in Section 2.02, on and after the Closing Date Borrower may borrow, repay and reborrow the Borrowings up to the Available Borrowings from time to time. Provided, however, amounts of Funded Outstandings bearing interest with reference to a LIBO Rate shall be subject to Breakage Charges incident to prepayment. The Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date. In no event shall any Lender be liable to fund any amounts under the Credit Facility in excess of its respective Syndication Interest in any Borrowing.

          c. Notwithstanding the Scheduled Reductions to the Maximum Permitted Balance as set forth on the Aggregate Commitment Reduction Schedule, Borrower may voluntarily further reduce the Maximum Permitted Balance from time to time (a "Voluntary Permanent Reduction") on the following conditions:

          (i) that each such Voluntary Permanent Reduction be in the minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in increments of Fifty Thousand Dollars ($50,000.00) and made in writing by an Authorized Officer of Borrower, effective on the third (3rd) Banking Business Day following receipt by Agent Bank; and

          (ii) that each such Voluntary Permanent Reduction shall be irrevocable and a permanent reduction to the Maximum Permitted Balance.

          d. At any time during the Preconstruction Period Borrower shall have the right, in its sole and absolute discretion, to elect not to construct the Expansion Project ("Expansion Project Termination") by giving irrevocable written notice thereof to Agent Bank executed by an Authorized Officer of Borrower. Upon the occurrence of Expansion Project Termination:

          (i) the Maximum Scheduled Balance shall be reduced to Thirty-Seven Million Five Hundred Dollars ($37,500,000.00);

          (ii) the Aggregate Commitment Reduction Schedule - Alternate One shall be deemed to supersede and restate the Aggregate Commitment Reduction Schedule and shall become the operative schedule with respect to the required Reduction Dates, Scheduled Reductions and Maximum Scheduled Balance.

          e. In the event any Scheduled Reduction or Voluntary Permanent Reduction reduces the Maximum Permitted Balance to less than the sum of the Funded Outstandings, the Borrower shall immediately, cause the Funded Outstandings to be reduced by such amount as may be necessary to cause the Funded Outstandings to be equal to or less than the Maximum Permitted Balance.

     Section 2.02. Use of Proceeds of the Credit Facility. Available Borrowings shall be used for the purposes of:

          a.     On the Closing Date (collectively the "Closing
Disbursements"):

          (i) paying in full all loans and advances outstanding under the Existing Bank Loan as of the Closing Date; and

          (ii) paying the Agent Fees due as of the Closing Date, the costs, fees and expenses of Title Insurance Company incurred in connection with the issuance of the Title Policy, the costs, fees and expenses of the attorneys for Borrower and the costs, fees and expenses of Henderson & Nelson, attorneys for Agent Bank and insurance consultants retained by them incurred to the Closing Date.

          b.     During the Preconstruction Period:

          (i) funding working capital needs and general corporate purposes of the Borrower relating to the Hotel/Casino Facility, including, without limitation, payment in full of the Caramella Obligations, provided that at no time shall the Funded Outstandings, exclusive of the Preconstruction Advances, exceed Thirty-Three Million Dollars ($33,000,000.00) in the aggregate; and

          (ii) funding the Preconstruction Advances up to the aggregate amount of Four Million One Hundred Thousand Dollars ($4,100,000.00).

          c. In the event of Expansion Project Termination, at all times thereafter until the occurrence of Bank Facility Termination:

          (i) funding working capital needs and general corporate purposes of the Borrower relating to the Hotel/Casino Facility, including, without limitation, payment in full of the Caramella Obligations, provided that at no time shall the Funded Outstandings exceed Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000.00) in the aggregate.

          d.     During the Construction Period:

          (i) funding Construction Disbursements under the Construction Loan Subfacility, subject to the terms and conditions set forth in Section
2.09 and Article IX of the Credit Agreement.

          e.     During the Revolving Credit Period:

          (i) funding working capital needs and general corporate purposes of the Borrower relating to the Hotel/Casino Facility;

          (ii) funding ongoing Capital Expenditure requirements of the Borrower relating to the Hotel/Casino Facility; and

          (iii)     funding repayment of Swingline Advances as provided in
Section 2.08.

     Section 2.03.     Notice of Borrowings and Interest Rate Options.

          a. An Authorized Officer of Borrower may give Agent Bank, no later than 10:00 a.m. on any Banking Business Day at Agent Bank's office specified in Section 2.07, three (3) full Banking Business Days prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made with reference to a LIBO Rate and at least two (2) full Banking Business Days prior notice for all other Borrowings, specifying the date and amount of each proposed Borrowing. Borrowings made pursuant to a Construction Disbursement Request shall be Base Rate Loans as of the applicable Funding Date and shall be made in accordance with the provisions of Section 2.09(a). Agent Bank shall give prompt notice of all Borrowings to Lenders of the amount to be funded and specifying the Funding Date. Not later than 10:00 a.m. on the Funding Date specified, each Lender shall disburse to Agent Bank the Pro Rata Share of the amount to be advanced by Lenders in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings that it receives from the Lenders on or before 11:00 a.m. available to Borrower by depositing, prior to 1:00 p.m. on the day so received (but not prior to the Funding Date), the amounts received from the Lenders in the Designated Deposit Account maintained with Agent Bank. No Borrowing may exceed the Available Borrowings. Each Borrowing, other than Construction Disbursements, shall be in a minimum amount of Fifty Thousand Dollars ($50,000.00) and in increments of Ten Thousand Dollars ($10,000.00). Borrower shall be entitled to no more than one (1) Construction Disbursement during each month during the Construction Period and no more than three (3) Borrowings during each calendar month during the Preconstruction Period and the Revolving Credit Period.

          b. The failure of any Lender to fund its Pro Rata Share of any Borrowing on any Funding Date shall neither relieve any other Lender of any obligation hereunder to fund its Pro Rata Share of such Borrowing on such Funding Date nor relieve such Lender which has failed to fund its Pro Rata Share of its obligations to Borrower hereunder. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of such Borrowing on any Funding Date nor shall any Lender be responsible for the failure of any other Lender to perform its respective obligations hereunder.

     Section 2.04. Conditions of Borrowings. During the Revolving Credit Period, Borrowings, other than Borrowings made at the request of Agent Bank for the purpose of funding repayment of Swingline Outstandings as hereinafter provided, will only be made so long as Borrower is in full compliance with each of the requirements and conditions precedent set forth in Article III B of this Credit Agreement. Provided, however, upon the consent of Requisite Lenders, Lenders shall advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Article III B and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

     Section 2.05.     The Revolving Credit Note and Interest Rate Options.

          a. The Credit Facility shall be further evidenced by the Revolving Credit Note payable to the order of Agent Bank on behalf of the Lenders. Agent Bank shall record manually or electronically the date and amount of each Borrowing advanced by the Lenders together with the applicable LIBOR Loan Interest Period in the case of portions of the unpaid principal under the Credit Facility bearing interest with reference to a LIBO Rate, and the amount of each repayment of principal made thereunder by Borrower and the entry of such records shall be conclusive absent manifest or demonstrable error; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Credit Note.

          b. Interest shall accrue on the entire outstanding principal balance at a rate per annum equal to the Base Rate plus the Applicable Margin, unless Borrower requests a LIBOR Loan pursuant to Section 2.03 or elects pursuant to Section 2.05(c) hereinbelow to have interest accrue on a portion or portions of the outstanding principal balance at a LIBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate per annum equal to such LIBO Rate plus the Applicable Margin, as long as: (i) each such LIBOR Loan is in a minimum amount of One Hundred Thousand Dollars ($100,000.00) and in minimum increments of Ten Thousand Dollars ($10,000.00), and (ii) no more than five (5) LIBOR Loans may be outstanding at any one time. Interest accrued on each Base Rate Loan shall be due and payable on the first day of the month following the Closing Date, on the first day of each successive month thereafter, and on the Maturity Date. For each LIBOR Loan, accrued interest shall be due and payable at the end of each Interest Period applicable thereto, but in any event no less frequently than at the end of each three (3) month period during the term of such LIBOR Loan. Except as qualified above, the outstanding principal balance hereunder may be a Base Rate Loan or one or more LIBOR Loans, or any combination thereof, as Borrower shall specify.

          c. Borrower may Convert from one Interest Rate Option to another Interest Rate Option by giving irrevocable notice to Agent Bank of such Conversion by 10:00 a.m., on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion to each LIBOR Loan or two (2) Banking Business Days prior to the proposed date of such Conversion to each Base Rate Loan. Each such notice shall be made by an Authorized Officer of Borrower by telephone or telex and thereafter immediately confirmed in writing by delivery to Agent Bank of a Continuation/Conversion Notice specifying the date of such Conversion, the amounts to be so Converted and the initial Interest Period if the Conversion is to a LIBOR Loan. Upon receipt of such Continuation/Conversion Notice, Agent Bank shall promptly set the applicable interest rate (which in the case of a LIBOR Loan shall be the LIBO Rate plus the Applicable Margin as of the second Banking Business Day prior to the first day of the applicable Interest Period) and the applicable Interest Period if the Conversion is to a LIBOR Loan and shall confirm the same in writing to Borrower and Lenders. Each Conversion shall be on a Banking Business Day. No LIBOR Loan shall be converted to a Base Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding unless Borrower pays any applicable Breakage Charges. All Borrowings advanced under Section 2.09 of the Credit Agreement shall bear interest with reference to the Base Rate plus the Applicable Margin, subject to Borrower's right to Convert such Borrowing to a LIBOR Loan or LIBOR Loans as provided herein. If Borrower fails to give a Continuation/Conversion Notice for the continuation of a LIBOR Loan as a LIBOR Loan for a new Interest Period in accordance with this Section 2.05(c), such LIBOR Loan shall automatically become a Base Rate Loan at the end of its then current Interest Period.

          d. Each interest period (each individually an "Interest Period" and collectively the "Interest Periods") for a LIBOR Loan shall commence on the date such LIBOR Loan is made or the date of Conversion of any amount or amounts of the outstanding Borrowings hereunder to a LIBOR Loan, as the case may be, and shall end on the date which is one (1), two (2), three (3) or six
(6) months thereafter, as elected by Borrower. However, no Interest Period may extend beyond the Maturity Date. Each Interest Period for a LIBOR Loan shall commence and end on a Banking Business Day. If any Interest Period commences on a date for which there is no corresponding date in the month in which it is scheduled to end, such Interest Period shall end on the last Banking Business Day of such month. If any Interest Period would otherwise expire on a day which is not a Banking Business Day, the Interest Period shall be extended to expire on the next succeeding Banking Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

          e. The applicable LIBO Rate and Base Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrower and Lenders. Each determination of the applicable Base Rate and LIBO Rate shall be conclusive and binding upon the Borrower, in the absence of manifest or demonstrable error. The Agent Bank shall, upon written request of Borrower or any Lender, deliver to Borrower or such Lender, as the case may be, a statement showing the computations used by the Agent Bank in determining any rate hereunder.

          f. Computation of interest on all Base Rate Loans shall be calculated on the basis of a year of three hundred sixty-five (365), or when appropriate three hundred sixty-six (366), days and the actual number of days elapsed. Computation of interest on all LIBOR Loans shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. The applicable Base Rate shall be effective the same day as a change in the Base Rate is announced by WFB as being effective.

          g. If with respect to any Interest Period, (a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrower) that by reason of circumstances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) Requisite Lenders advise Agent Bank that the LIBO Rate as determined by Agent Bank will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, a LIBOR Loan, then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrower thereof, (ii) the Agent Bank shall not be under any obligation to make a LIBOR Loan or Convert a Base Rate Loan into a LIBOR Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBOR Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Base Rate Loan.

          h. Notwithstanding any other provisions of the Credit Agreement, if, after the Closing Date, any law, rule, regulation, treaty, interpretation or directive (whether having the force of law or not) or any change therein shall make it unlawful for any Lender to make or maintain LIBOR Loans, then
(i) the commitment and agreement to maintain LIBOR Loans as to such Lender shall immediately be suspended, and (ii) unless required to be terminated earlier (which termination shall be without Breakage Charges), LIBOR Loans as to such Lender, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to Base Rate Loans. If it shall become lawful for such Lender to again maintain LIBOR Loans, then Borrower may once again as to such Lender request Conversions to the LIBO Rate. During any period of such suspension, such Lender shall make Base Rate Loans.

          i. The Borrower agrees that upon written notice by: (y) Agent Bank or (z) any Lender to the Borrower (with a copy of such notice concurrently delivered to Agent Bank) to the effect that a promissory note or other evidence of indebtedness is required for such Lender by a Governmental Authority, banking regulatory agency or regulatory audit in order for such Lender to evidence (whether for the purposes of pledge, enforcement or otherwise) the Borrowings owing to, or to be made by, such Lender:

               (i) The Borrower shall promptly execute and deliver to each Lender a promissory note payable to the order of each such Lender (each individually a "Replacement Note" and collectively the "Replacement Notes") in the form of the Revolving Credit Note in the amount of each Lender's respective Syndication Interest in the Credit Facility subject to Scheduled Reductions to be allocated amongst Lenders in accordance with their respective Syndication Interests;

               (ii) The Replacement Notes shall, in the aggregate, fully replace the Revolving Credit Note and each reference to the Revolving Credit
Note in this Credit Agreement and each of the Loan Documents shall be deemed to be a collective reference to the Replacement Notes;

               (iii) Borrowings, Interest Rate Options,
Continuation/Conversion Notices and all other provisions for the disbursement of funds, setting of interest rates and collection of repayments of interest and principal shall continue to be made by Agent Bank as the administrative and collateral agent for the Lenders in the same manner and to the same extent as provided in the Revolving Credit Note and this Credit Agreement as fully applicable to each of the Replacement Notes;

               (iv) the Agent Bank, upon the consent of Requisite Lenders, shall cause the Title Insurance Company to issue, at the expense of Borrower, such endorsements to the Title Policy as may be reasonably necessary to assure the aggregate obligation evidenced by the Replacement Notes is secured by the Deed of Trust with the same coverage and priority as the obligation evidenced by the Revolving Credit Note; and

               (v) Concurrently with the delivery of the Replacement Notes, Agent Bank shall return the original Revolving Credit Note to Borrower marked as superseded and replaced by the Replacement Notes.

     Section 2.06. Security for the Credit Facility. As security for the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Notes and all of the other Loan Documents, the Security Documentation shall be executed and delivered, as of the Closing Date, by the respective parties to each of the Security Documentation.

     Section 2.07.     Place and Manner of Payment.

          a. All amounts payable by Borrower to the Lenders or Agent Bank on behalf of Lenders pursuant to the Credit Facility shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds. Other than in connection with: (i) the Scheduled Reductions of principal, or (ii) principal payments which may be required to decrease the Funded Outstandings to an amount equal to or less than the Maximum Permitted Balance, or (iii) principal payments to increase the Available Borrowings to an amount equal to or in excess of Construction Completion Costs as of any date of determination, Borrower shall not make repayments ("Principal Prepayments") of the outstanding balance of principal owing under the Revolving Credit Note more frequently than three such Principal Prepayments during each calendar month. Each such Principal Prepayment shall be in a minimum amount of Two Hundred Thousand Dollars ($200,000.00) and in increments of Ten Thousand Dollars ($10,000.00).

          b. All such amounts payable by Borrower shall be debited by Agent Bank from Borrower's Designated Deposit Account on the earlier of: (i) the date specified by Borrower by written notice to Agent Bank, or (ii) the fifth (5th) day following the date upon which such payment is due. If such written notice is received by Agent Bank prior to 11:00 a.m., Agent Bank shall credit Borrower with such payment on the day so received and shall promptly disburse to the appropriate Lenders on the same day the Pro Rata Share of payments relating to the Credit Facility, in immediately available funds. If such written notice is received by Agent Bank after 11:00 a.m., Agent Bank shall credit Borrower with such payment as of the next Banking Business Day and disburse to the appropriate Lenders on the next Banking Business Day such Pro Rata Share of such payment relating to the Credit Facility in immediately available funds. Any payment on the Credit Facility made by Borrower to Agent Bank pursuant to the terms of this Credit Agreement or the Revolving Credit Note for the account of Lenders shall constitute payment to the appropriate Lenders. If the Revolving Credit Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

          c. The outstanding principal owing under the Credit Facility and the Revolving Credit Note may, subject to Section 2.07(a), be prepaid at any time in whole or in part without penalty, provided, however, that any portion or portions of the unpaid principal balance which is accruing interest at a LIBO Rate may only be prepaid or repaid on the last day of the applicable Interest Period unless Borrower gives three (3) days prior written notice to Agent Bank and additionally pays concurrently with such prepayment or repayment such additional amount or amounts as will compensate Lenders for any losses, costs or expenses which they may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Loan ("Breakage Charges"). A certificate of a Lender as to amounts payable hereunder shall be conclusive and binding on Borrower for all purposes, absent manifest or demonstrable error. Any calculation hereunder shall be made on the assumption that each Lender has funded or will fund each LIBOR Loan in the London interbank market; provided that no Lender shall have any obligation to actually fund any LIBOR Loan in such manner.

          d. Unless the Agent Bank receives notice from an Authorized Officer prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent Bank may assume that the Borrower has made such payment in full to the Agent Bank on such date in immediately available funds and the Agent Bank may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent Bank, each Lender shall repay to the Agent Bank on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          e. If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Syndication Interest, such Lender shall immediately (a) notify the Agent Bank of such fact, and (b) purchase from the other Lenders such participations in the Credit Facility as shall be necessary to cause such purchasing Lender to share the excess payment with each of them in proportion to their respective Syndication Interests; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Agent Bank will keep records (which shall be conclusive and binding in the absence of manifest or demonstrable error) of each participation purchased under this section and will in each case notify the Lenders following any such purchases or repayments.

     Section 2.08.     The Swingline Facility.

          a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Swingline Note, Swingline Lender agrees to lend and advance Swingline Advances to Borrower in the amounts and at the times provided below. Notwithstanding anything herein contained to the contrary, however, Borrower shall not be entitled to any Swingline Advances prior to the occurrence of the Retainage Release Date or on and after ten (10) calendar days prior to the Maturity Date.

          b. With respect to each proposed Swingline Advance, an Authorized Officer shall no later than 1:00 p.m. on the date for such proposed Swingline Advance give Swingline Lender written notice in the form of the Notice of Swingline Advance ("Notice of Swingline Advance"), a copy of which is marked "Exhibit N", affixed hereto and by this reference incorporated herein and made a part hereof, specifying the requested amount to be funded. Swingline Lender shall deposit such amounts as Borrower may request into the Designated Deposit Account in lawful money of the United States of America in immediately available funds, provided, that: (i) after giving effect to such Swingline Advance, the Swingline Outstandings do not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), (ii) the amount requested does not exceed the Available Borrowings, (iii) the Completion Date has occurred, and
(iv) no Default or Event of Default has occurred and remains continuing. Within the foregoing limitations, Borrower may borrow, repay and reborrow under the Swingline Facility. Each Swingline Advance shall be in an integral multiple of Ten Thousand Dollars ($10,000.00). Promptly after receipt of each request for a Swingline Advance, Swingline Lender shall obtain telephonic verification from Agent Bank that, giving effect to such request, the amount of such request does not exceed the Available Borrowings (such verification to be promptly confirmed in writing). Unless Borrower is notified to the contrary by the Swingline Lender, each repayment of a Swingline Advance shall be in an amount which is an integral multiple of Ten Thousand Dollars ($10,000.00). The Swingline Lender shall promptly notify the Agent Bank of the Swingline Outstandings each time there is a change therein.

          c. Each Swingline Advance shall bear interest at the Base Rate plus the Applicable Margin and shall be payable at the times and in the manner set forth below and, in any event, on or before ten (10) days prior to the Maturity Date. Unless otherwise paid, interest accrued on the unpaid balance of Swingline Outstandings shall be paid monthly on or before the fifth (5th) day following receipt by Borrower of an invoice from Swingline Lender setting forth the amount of such accrued interest. In the event any Swingline Advance is outstanding for thirty (30) consecutive calendar days, then on the next Banking Business Day (unless Borrower has made other arrangements acceptable to the Swingline Lender to pay the Swingline Outstanding in full or to continue such Swingline Outstanding), Borrower shall request a Borrowing under the Credit Facility in an amount sufficient to pay the applicable Swingline Advance in full. Upon receipt of the amount of the Borrowing from the Lenders, the Agent Bank shall provide such amount to the Swingline Lender for repayment of the applicable Swingline Advance and the balance of the Borrowing, if any, shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrower fails to request a Borrowing within the period specified above, Agent Bank shall, without notice to the Borrower and without regard to any other conditions precedent for the making of Borrowings under the Credit Facility, including, without limitation the remedies set forth in Section 7.02, promptly (but subject to the notice periods for Borrowings set forth in Section 2.03) cause a Borrowing to be made and funded by the Lenders under the Credit Facility in the amount necessary to pay the applicable Swingline Advance in full, together with all interest accrued thereon, to the extent of Available Borrowings, and the Borrower shall be deemed to have requested such Borrowing and consented to its being made as provided for herein.

          d. Each Lender's obligation to advance Borrowings in the proportionate amount of its Syndication Interest in the Credit Facility of any unreimbursed Swingline Outstandings pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing in a proportionate amount of such Lender's Syndication Interest of any unreimbursed Swingline Outstandings shall neither relieve any other Lender of its obligation hereunder to advance such Borrowing in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund of its obligations to Borrower hereunder. The Borrower agrees to accept the Borrowings for payment of Swingline Outstandings as provided hereinabove, whether or not such Borrowings could have been made pursuant to the terms of Article III B, or any other section of this Credit Agreement.


     Section 2.09.     Construction Loan Subfacility.

          a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note, Lenders severally agree to advance Construction Disbursements to Borrower up to the Maximum Availability in proportion to their respective Syndication Interests in such amounts as Borrower may request from time to time by Construction Disbursement Request, pursuant to Article IX of this Credit Agreement. Borrower shall use the proceeds of the Construction Loan Subfacility to finance, construct, furnish and equip the Expansion Project to pay other costs and expenses permitted herein related to the financing, furnishing, equipping and construction of the Expansion Project and otherwise as contemplated or permitted herein for the Expansion Project, all as more particularly described in the Construction Budgets and Construction Documentation.

          b. Each Lender's obligation to advance Construction Disbursements in the proportionate amount of its Pro Rata Share is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Construction Disbursement in a proportionate amount of such Lender's Pro Rata Share will not relieve any other Lender of its obligation hereunder to advance such Construction Disbursement in the amount of such other Lender's Pro Rata Share, nor relieve the Lender which has failed to fund of its obligations to Borrower hereunder.

     Section 2.10.     Fees.

          a. On the Closing Date and on each other applicable date, Borrower shall pay the fees as required in the Fee Side Letter (collectively the "Agent Fees"), each of such fees to be retained by Agent Bank or distributed to Lenders as agreed between Agent Bank and each Lender.

          b. Commencing with the Revolving Credit Period, Borrower shall be obligated to pay a quarterly nonusage fee (the "Nonusage Fee") to the Agent Bank for the account of Lenders. The Nonusage Fee shall begin to accrue on the first day of the Revolving Credit Period and shall be calculated as of the last day of each Fiscal Quarter thereafter occurring as the product of (i) three-eighths of one percent (.375%) per annum, multiplied by (ii) as of the end of such Fiscal Quarter, the daily average during such Fiscal Quarter (except with respect to the Fiscal Quarter in which the Revolving Credit Period commences, which shall be calculated with reference to the daily average during such Fiscal Quarter only for those number of days following the first day of the Revolving Credit Period) of the Maximum Permitted Balance, less the daily average during such Fiscal Quarter of the Funded Outstandings, all on the basis of a three hundred sixty (360) day year. Each Nonusage Fee shall be payable in arrears on a quarterly basis on or before the fifth (5th) day following receipt by Borrower of an invoice from Agent Bank setting forth the amount of the Nonusage Fee which is due, and upon termination of this Credit Agreement, whether at maturity, by acceleration or otherwise. Each Nonusage Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility.

     Section 2.11.  Late Charges and Default Rate.

          a. If any payment due under the Revolving Credit Note is not paid by the end of any applicable grace period as provided in Article VII hereof, within one (1) Banking Business Day after receipt by Borrower of written notice of such nonpayment from Agent Bank, Borrower promises to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such three percent (3%) late payment charge. Any late charge shall be paid to Lenders in proportion to their respective Syndication Interests.

          b. In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrower of written notice of the occurrence of such Event of Default from Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under each of the Notes shall commence accruing interest at a rate equal to two percent (2.0%) over the interest rate otherwise applicable to each such Note (the "Default Rate") until all Events of Default which may exist have been cured, at which time the interest rate shall revert to the rate of interest otherwise accruing pursuant to the terms of each such Note.

          c. In the event of the occurrence of an Event of Default, Borrower agrees to pay all reasonable costs of collection, including the reasonable attorneys' fees incurred by Agent Bank, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such Event of Default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Revolving Credit Note or the Swingline Note, the Borrower agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to the Default Rate until fully paid.

     Section 2.12. Net Payments. All payments under this Credit Agreement and the Revolving Credit Note and/or the Swingline Note shall be made without set-off, counterclaim, recoupment or defense of any kind and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Notes. A certificate as to any additional amounts payable to the Lenders under this Section 2.12 submitted to the Borrower by the Lenders shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrower under this Section 2.12 with respect to past payments shall be due within ten (10) days following receipt by the Borrower of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within ten (10) days after demand with such future payments.
With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled.

     Section 2.13. Increased Costs. If after the date hereof the adoption of, or any change in, any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any future request or future directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

          a. Shall subject any Lender to any tax, duty or other charge payable to the United States or any Governmental Authority with respect to the Credit Facility, the Revolving Credit Note, the Swingline Note or such Lender's obligation to make any funding of the Credit Facility, or shall change the basis of taxation of payments to such Lender of the principal of, or interest on, the Credit Facility or any other amounts due under the Revolving Credit Note and/or the Swingline Note in respect of the Credit Facility or such Lender's obligation to fund the Credit Facility (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or any Governmental Authority pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located); or

          b. With respect to the Credit Facility or the obligation of the Requisite Lenders to advance Borrowings under the Credit Facility, shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, Requisite Lenders; or

          c. Shall impose on any Lender any other condition affecting the Credit Facility, the Revolving Credit Note or such Lender's obligation to advance Borrowings under the Credit Facility;

and the result of any of the foregoing, as set forth in subsections (a), (b) or (c) is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender of making or maintaining the Credit Facility, or to reduce the amount of any sum or rate of return received or receivable by such Lender under the Revolving Credit Note, then within ten (10) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction of any sum or rate of return received or receivable under the Revolving Credit Note. A certificate as to any additional amounts payable to any Lender under this Section 2.13 submitted to the Borrower by such Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Each Lender agrees to use its reasonable efforts not materially disadvantageous to it (in its reasonable determination) to minimize such increased or imposed costs or such reduction.


     Section 2.14.     Mitigation; Exculpation.

          a. Each Lender agrees that it will promptly notify the Borrower in writing upon its becoming aware that any payments are to become due to it under this Credit Agreement pursuant to Section 2.12 or 2.13. Each Lender further agrees that it will use reasonable efforts not materially disadvantageous to it (in its reasonable determination) in order to avoid or minimize, as the case may be, the payment by the Borrower of any additional amounts pursuant to Section 2.12 or 2.13. Each Lender represents, to the best of its knowledge, that as of the Closing Date no such amounts are payable to it.

          b. Borrower shall not be liable to any Lender for any payments under Section 2.12 or 2.13 arising to the extent of such Lender's gross negligence or wilful misconduct or breach of any laws (other than as a result of Borrower's breach), or for amounts which were incurred more than ninety
(90) days prior to the date Borrower are notified of the incurrence of such amount.

     Section 2.15. Guaranty Agreements. As additional security for the timely completion of the Expansion Project and the due and punctual payment and performance of the Credit Facility and each of the terms, covenants, representations, warranties and provisions herein contained and contained in each of the Loan Documents: (a) on or before the Closing Date each of the Guarantors shall execute the Continuing Guaranty, and (b) on or before the Initial Construction Disbursement Date each of the Guarantors shall execute the Completion Guaranty.

                                 ARTICLE III

                   CONDITIONS PRECEDENT TO THE CLOSING DATE

     A. Closing Conditions. The obligation of each of the Banks to fund any Closing Disbursement under the Credit Facility is subject to the following conditions precedent, each of which shall be satisfied on or before December 31, 1997 (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise). The occurrence of the Closing Date is subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, or in the case of an occurrence, action or event, the occurrence of, each of the following:

     Section 3.01. Credit Agreement. Executed counterparts of this Credit Agreement in sufficient duplicate originals for Borrower and each of the Banks.

     Section 3.02.     The Notes and Continuing Guaranty.

          a. The Revolving Credit Note duly executed by the Borrower, payable to the order of Agent Bank, on behalf of the Lenders.

          b. The Swingline Note duly executed by the Borrower, payable to the order of Swingline Lender.

          c. The Continuing Guaranty duly executed by the Guarantors in favor of Banks.

     Section 3.03. Security Documentation. The Security Documentation duly executed by Borrower or other applicable party thereto, consisting of the following:

          a.     Deed of Trust;

          b.     Financing Statements;

          c.     Assignment of Spaceleases, Contracts, Rents and Revenues;

          d.     Assignment of Permits, Licenses and Contracts; and

          e.     Trademark Security Agreement.

     Section 3.04. Other Loan Documents. The following Loan Documents duly executed by Borrower and each other applicable party thereto consisting of the following:

          a.     Environmental Certificate.

     Section 3.05. Articles of Incorporation, Bylaws, Corporate Resolutions, Certificates of Good Standing and Closing Certificate. On or before the Closing Date, Agent Bank shall have received from each of the Borrower and MCRI: (i) a Certificate of Good Standing issued by the Secretary of State of the State of Nevada and dated within thirty (30) Banking Business Days of the Closing Date, (ii) a copy of the articles of incorporation and by-laws of Borrower and MCRI certified to be true and correct by an Authorized Officer, (iii) an original Certificate of Corporate Resolution and Certificate of Incumbency executed by the respective Secretaries of Borrower and MCRI and attested to by its respective President, Vice President, or Treasurer authorizing Borrower and MCRI to enter into all documents and agreements to be executed by them pursuant to this Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of Borrower and MCRI, (iv) designation by corporate certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers of Borrower and MCRI who are authorized to give Notices of Borrowing, Continuation/Conversion Notices, Pricing Certificates, Compliance Certificates, Construction Disbursement Requests and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrower and MCRI, each individually an "Authorized Officer" and collectively the "Authorized Officers", and (v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrower and MCRI.

     Section 3.06. Opinion of Counsel. Opinion of counsel to the Borrower and Guarantors, dated as of the Closing Date and addressed to the Agent Bank on behalf of itself and each of the Banks, together with their respective successors and assigns, substantially in the form of the legal opinion marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof.

     Section 3.07. Title Policy. As of the Closing Date, the Title Policy (or proforma commitment for the issuance thereof) consistent with the requirements of the Closing Instructions.

     Section 3.08. Survey. If required by Title Insurance Company as a condition for the issuance of the Title Policy in compliance with the Closing Instructions, a current boundary and location survey for the Real Property delivered to Agent Bank no less than ten (10) Banking Business Days prior to the Closing Date, which must (a) be certified to Agent Bank and the Title Insurance Company, (b) show the Real Property to be free of encroachments, overlaps, and other survey defects, (c) show the courses and distances of the lot lines for the Real Property, (d) show that all existing improvements are located within said lot and building lines, and (e) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference. On or before the Closing Date, all other survey requirements of Title Insurance Company for the issuance of the Title Policy.

     Section 3.09. Payment of Taxes. Evidence satisfactory to Agent Bank that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Real Property have been paid in full.

     Section 3.10. Insurance. Copies of declaration pages of each insurance policy, certified to be true and correct in all respects by an Authorized Officer of Borrower, together with original binders evidencing Borrower as the named insured, and original certificates of insurance, loss payee and mortgagee endorsements naming Agent Bank as mortgagee, loss payee and additional insured as required by the insurance provisions set forth in
Section 5.09 of this Credit Agreement.

     Section 3.11. Payment of Fees and Existing Bank Loan. Payment by Borrower of that portion of the Agent Fees which are due and payable as of the Closing Date. Payment in full of the Existing Bank Loan from the Closing Disbursement under the Credit Facility. As of the Closing Date, all Existing Bank Loan Security Documents and all Existing Intercompany Security Documents shall be fully released and reconveyed.

     Section 3.12. Reimbursement for Expenses and Fees. Reimbursement by Borrower for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Credit Facility, including, but not limited to, escrow charges, title insurance premiums, environmental examinations, recording fees, appraisal fees, reasonable attorney's fees of Henderson & Nelson and insurance consultant fees, and all other like fees and expenses remaining unpaid as of the Closing Date to the extent then due and payable on the Closing Date, provided that the amount then invoiced shall not thereafter preclude Borrower's obligation to pay such costs and expenses relating to the closing of the Credit Facility following the Closing Date or to reimburse Agent Bank for the payment thereof.

     Section 3.13. Schedules of Spaceleases and Equipment Leases and Contracts. The Schedules of Spaceleases (Schedule 4.15) and Equipment Leases and Contracts (Schedule 4.16) in each instance setting forth the name of the other party thereto, a brief description of each spacelease, equipment lease and contract and the commencement and ending date thereof.

     Section 3.14.  Intentionally omitted.


     Section 3.15. Evidence of Right to Occupancy of Hotel/Casino Facility. A copy of the permanent certificate of occupancy issued by each applicable Governmental Authority, evidencing the right of the Borrower to use and hold open for the use and occupancy of the public of the Hotel/Casino Facility.

     Section 3.16. Gaming Permits. Copy of the Gaming Permits issued by the Nevada Gaming Authorities evidencing the right of the Borrower to conduct gaming activities and games of chance at the Hotel/Casino Facility.

     Section 3.17. Financial Statements. Audited financial statements of the Borrower Consolidation for the most recently ended Fiscal Year, to the extent the same have been prepared and are available.

     Section 3.18. Schedule of all Significant Litigation. A Schedule of Significant Litigation (Schedule 3.18) involving any member of the Borrower Consolidation, in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

     Section 3.19. No Injunction or Other Litigation. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of any advance under the Credit Facility.

     Section 3.20. EBITDA Achievement. As of the Closing Date, Borrower shall demonstrate to the reasonable satisfaction of Agent Bank, that Borrower realized EBITDA at the Hotel/Casino Facility during the twelve (12) consecutive months ending October 31, 1997 of no less than Fourteen Million Dollars ($14,000,000.00).

     Section 3.21. Additional Documents and Statements. As of the Closing Date such additional documents, affidavits, certificates and opinions as Requisite Lenders may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.23 shall be true and correct.

     B. Conditions Precedent to all Borrowings. The obligation of each Lender and Agent Bank to make any Borrowing requested to be made on any Funding Date is subject to the occurrence of each of the following conditions precedent as of such Funding Date:

     Section 3.22. Notice of Borrowing. With respect to any Borrowing (other than in connection with a Construction Disbursement), the Agent Bank shall have received in accordance with Section 2.03 on or before such Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original. Borrowings requested to be made under the Construction Loan Subfacility shall be made in accordance with the terms and procedures set forth in Section 2.09 and Article IX.

     Section 3.23. Certain Statements. On the Closing Date and as of the Funding Date the following statements shall be true and correct:

          a. The representations and warranties with respect to the Borrower and MCRI contained in Article IV hereof (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct on and as of the Funding Date and as of the Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Requisite Lenders;

          b. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date);

          c. Since the date of the most recent financial statements referred to in Section 3.17 and 5.08, no Material Adverse Change shall have occurred; and

          d. No event has occurred or as a result of any Borrowings contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes a Default or Event of Default hereunder.

     Section 3.24. Gaming Permits. The Borrower shall have all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the Hotel/Casino Facility and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by the Nevada Gaming Authorities or any other Governmental Authority.

     C. Conditions Precedent to Initial Construction Disbursement. In addition to the requirements set forth in Section 2.09 and Article IX, the obligation of each Lender and Agent Bank to advance the Initial Construction Disbursement is subject to Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, each of the following:

     Section 3.25. Construction Schedule, Plans and Specifications and Construction Budgets. The Construction Schedule, the Plans and Specifications, General Contractor's Budget, Borrower Construction Budget and the Project Development Budget, together with a completed Financial Requirements Analysis, each approved by Lenders' Consultant and Agent Bank as complete as of the Initial Construction Disbursement Date and acceptable for the Initial Construction Disbursement.

     Section 3.26. Construction Agreement. The General Contractor's Agreement duly executed by the General Contractor and Borrower.

     Section 3.27. Architect's Contract. The Architect's Contract duly executed by Borrower and the Architect.

     Section 3.28. Major Subcontractor's Construction Contracts. A copy of all Major Subcontractor's construction contracts then executed by and between Borrower and the Major Subcontractors or by and between the General Contractor and the Major Subcontractors.

     Section 3.29. Evidence of Availability of Utilities for Expansion Project. Evidence of the availability of water, sewer, electric, gas and telephone service to the Expansion Project adequate for the use and occupation of the Expansion Project as a part of the Hotel/Casino Facility.

     Section 3.30. Regulatory Approvals, Permits, Consents, Etc. Copies of all material permits, approvals or consents by all Governmental Authorities permitting the construction of the Expansion Project in accordance with the Plans and Specifications or evidence that same can be obtained, together with all supporting documents and materials reasonably requested by Agent Bank.

     Section 3.31. Assignment of Architect's Contract. The Assignment of Architect's Contract duly executed by Borrower and Architect and the Architect's Consent duly executed by Architect.

     Section 3.32. Assignment of General Contractor's Agreement. The Assignment of General Contractor's Agreement duly executed by Borrower and General Contractor and the General Contractor's Consent duly executed by General Contractor.

     Section 3.33. Major Subcontractor Assignments. A Major Subcontractor Agreement and Major Subcontractor Consent for each Assigned Major Subcontract which has been executed as of the Initial Construction Disbursement Date.

     Section 3.34. Soil Test Report. A soil test report reasonably acceptable to Agent Bank, indicating the suitability of the Real Property for the construction of the Expansion Project thereon.

     Section 3.35. Completion Guaranty. The Completion Guaranty duly executed by each of the Guarantors.

     Section 3.36. General Contractor's Agreement Certifications. Borrower, to the best of its knowledge, and the General Contractor shall have certified to Agent Bank in writing that the portion of the Expansion Project to be constructed by the General Contractor under the General Contractor's Agreement can be completed in overall compliance with the General Contractor's Budget and that portion of the Project Development Budget allocated for payment to the General Contractor.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

     To induce Banks to enter into this Credit Agreement, Borrower and MCRI make the following representations and warranties:

     Section 4.01. Organization; Power and Authorization. Borrower and MCRI are each a corporation duly organized and validly existing under the laws of the State of Nevada. Each of Borrower and MCRI (i) has all requisite corporate power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Credit Facility, to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

     Section 4.02. No Conflict With, Violation of or Default Under Laws or Other Agreements. Neither the execution and delivery of this Credit Agreement, the Revolving Credit Note, the Swingline Note or any other Loan Document, or any other agreement, certificate or instrument to which either Borrower or MCRI is a party or by which it is bound in connection with the Credit Facility, nor the consummation of the transactions contemplated hereunder or thereunder, nor the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which Borrower or MCRI is bound, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrower or MCRI are subject.

     Section 4.03. Litigation. Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.18, to the best knowledge of Borrower and MCRI, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which reasonably would be expected to (a) result in any Material Adverse Event in the Hotel/Casino Facility or in the construction and development of the Expansion Project or in their respective business, financial condition, properties or operations, (b) materially adversely affect the Borrower's or MCRI's ability to perform their respective obligations under the Credit Agreement and the other Loan Documents, or (c) materially adversely affect the validity or enforceability of this Credit Agreement and the other Loan Documents. To the best knowledge of Borrower and MCRI, after due inquiry and investigation, neither Borrower nor MCRI is in violation of or default with respect to any order, writ, injunction, decree or demand of any Governmental Authority.

     Section 4.04. Agreements Legal, Binding, Valid and Enforceable. This Credit Agreement, the Revolving Credit Note, the Swingline Note, the Guaranties, the Security Documentation and all other Loan Documents, when executed and delivered by Borrower and/or Guarantors, as applicable, in connection with the Credit Facility will constitute legal, valid and binding obligations of Borrower, enforceable against Borrower and/or Guarantors, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     Section 4.05. Information and Financial Data Accurate; Financial Statements; No Adverse Event. All information and financial and other data previously furnished in writing by Borrower and MCRI in connection with the Credit Facility was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Event with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Banks misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Banks by Borrower and/or MCRI: (a) present fairly the financial position of Borrower and MCRI as of their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (b) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.05, there has been no Material Adverse Event in the financial condition, assets, liabilities, business or operations of Borrower or MCRI.

     Section 4.06. Governmental Approvals. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrower and the carry-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrower, have been obtained or accomplished and are in full force and effect, or can be obtained or accomplished by Borrower. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required by Borrower in connection with the use and operation of the Hotel/Casino Facility have been obtained or accomplished and are in full force and effect.

     Section 4.07. Payment of Taxes. Borrower and MCRI have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrower except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrower by appropriate proceedings and for which Borrower or MCRI have maintained adequate reserves for the payment thereof in accordance with GAAP.

     Section 4.08. Title to Properties. Borrower shall have good and marketable title to the Real Property as of the Closing Date and at all times during the term of the Credit Facility. Each of Borrower and MCRI has good and marketable title to: (a) all of its properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrower's and MCRI's interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Real Property or the Hotel/Casino Facility, and (b) all properties and assets acquired by them subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances. All roads, easements and rights of way necessary for the full utilization of the Real Property have been completed and/or obtained.

     Section 4.09. No Untrue Statements. All statements, representations and warranties made by Borrower and MCRI in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrower and/or MCRI to Banks pursuant to the provisions of this Credit Agreement, at the time they were made and on and as of the Closing Date: (a) are and shall be true, correct and complete in all material respects, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact, the absence of which makes the information contained herein or therein materially misleading or incomplete. Borrower and MCRI understand that all such statements, representations and warranties shall be deemed to have been relied upon by Banks as a material inducement to establish the Credit Facility.

     Section 4.10. Brokerage Commissions. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement. No brokerage or other fee, commission or compensation is to be paid by Banks with respect to the extensions of credit contemplated hereby and Borrower agrees to indemnify Banks against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Banks in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

     Section 4.11. No Defaults. Borrower is not in violation of any applicable law and/or regulations, the violation of which materially and adversely affects the business, financial condition or operations of the Real Property or the Hotel/Casino Facility. Borrower is not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which it is a party or by which it is bound (except for any defaults previously brought to Banks' attention in writing, for which Borrower has received a waiver from Requisite Lenders), a default under which would reasonably be expected to have a Material Adverse Effect.

     Section 4.12. Employee Retirement Income Security Act of 1974. No Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA, that gives rise to liabilities that would constitute a Material Adverse Effect.

     Section 4.13. Availability of Utility Services. All utility services and facilities necessary for the Hotel/Casino Facility and the Hotel/Casino Property including, without limitation, electrical, water, gas and sewage services and facilities are available for the use and operation of the Hotel/Casino Facility and the Hotel/Casino Property.

     Section 4.14. Policies of Insurance. As of the Closing Date, each of the copies of the declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance relating to the Hotel/Casino Facility and the Expansion Project delivered to Agent Bank by Borrower (i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and (ii) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its obligations under said documents and instruments, and Borrower has done all things required to be done as of the Closing Date to keep unimpaired its rights thereunder.

     Section 4.15. Spaceleases. Schedules of all executed Spaceleases pertaining to the Hotel/Casino Facility, or any portion thereof, in existence as of the Closing Date, are set forth on Schedule 4.15 attached hereto.

     Section 4.16. Equipment Leases and Contracts. Schedules of all executed Equipment Leases and Contracts pertaining to the Hotel/Casino Facility or any portion thereof, in existence as of the Closing Date, are set forth on Schedule 4.16 attached hereto.

     Section 4.17. Gaming Permits and Approvals. All Gaming Permits required to be held by Borrower are current and in good standing and Borrower presently holds all Gaming Permits necessary for the continued operation of the Hotel/Casino Facility.

     Section 4.18. Environmental Certificate. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects.

     Section 4.19. Investment Company Act. Borrower is neither an "investment company" nor a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.20. Public Utility Holding Company Act. Borrower is neither a "holding company," nor a "subsidiary company" of a "holding company," nor an "affiliate" of a "holding company" nor of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.21. Labor Relations. There is no strike or work stoppage in existence, or to the best knowledge of Borrower threatened, involving Borrower or the Hotel/Casino Facility or the Expansion Project.

     Section 4.22. Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights. Borrower owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas set forth in
Schedule 4.22, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect on the business, operations, property, assets or condition (financial or otherwise) of Borrower. Each of the patents, trademarks, servicemarks, tradenames and copyrights owned by Borrower which is registered with any Governmental Authority is set forth on Schedule 4.22, attached hereto.

     Section 4.23. Contingent Liabilities. As of the Closing Date, Borrower has incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.23.

     Section 4.24. Subsidiaries. As of the Closing Date, Borrower does not have any Subsidiaries.

     Section 4.25. Construction Permits. As of the Initial Construction Disbursement Date, all permits and authorizations by all applicable Governmental Authorities for the commencement of construction of the Expansion Project shall have been issued in favor of and received by Borrower and a true and correct copy thereof delivered to Agent Bank.

     Section 4.26. The Expansion Project. On and after the Initial Construction Disbursement Date, the Expansion Project will be carried out and undertaken by Borrower in complete compliance with all applicable zoning, environmental protection, use and building codes, laws, rules, regulations and ordinances, including, without limitation, the Americans with Disabilities Act. The General Contractor Budget and the Borrower Construction Budget, as aggregated in the Project Development Budget and in the Financial Requirements Analysis, shall set forth all Construction Completion Costs as of the Initial Construction Disbursement Date.

     Section 4.27. General Contractor Agreement and Architect Contract. The copies of each of the General Contractor Agreement and Architect's Contract relating to the Expansion Project delivered or to be delivered to Agent Bank by Borrower is or shall be a true, correct and complete copy of the respective original thereof as in effect on the date thereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made. As of the Initial Construction Disbursement Date, each of the General Contractor Agreement and the Architect's Contract shall not have been terminated and shall be in full force and effect.

                                  ARTICLE V

                   GENERAL COVENANTS OF BORROWER AND MCRI

     To induce the Banks to enter into this Credit Agreement, Borrower and MCRI covenant to Banks as follows:

     A.     General Covenants.

     Section 5.01. FF&E. Borrower shall furnish, fixture and equip the Hotel/Casino Facility with FF&E it reasonably deems appropriate for the operation of the Hotel/Casino Facility. All FF&E that is purchased and installed in the Hotel/Casino Facility shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances. If Borrower should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, within the permissible leasing and purchase agreement limitation set forth herein, to the extent such non-replaced FF&E exceeds a cumulative aggregate value of One Hundred Thousand Dollars ($100,000.00) during the term of the Credit Facility, Borrower shall be required to immediately, permanently reduce the Maximum Permitted Balance of the Credit Facility by the amount of the Capital Proceeds of the FF&E so disposed of in excess of such One Hundred Thousand Dollars ($100,000.00), subject, however, to the right of Agent Bank to verify to its reasonable satisfaction the amount of said Capital Proceeds; in the event Agent Bank and Borrower do not agree as to the value of the FF&E disposed of and the amount of the Capital Proceeds, then Borrower, at its sole cost and expense, shall obtain a written appraisal of the FF&E disposed of, in excess of such One Hundred Thousand Dollars ($100,000.00) from an appraiser reasonably satisfactory to Agent Bank, setting forth said values and amounts, and Lenders agree to accept the results of said appraisal. The Maximum Permitted Balance shall immediately be reduced without duplication by the amount of such appraisal.

     Section 5.02. Permits; Licenses and Legal Requirements. Borrower shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Hotel/Casino Property as the Hotel/Casino Facility. Borrower shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Real Property.

     Section 5.03. Protection Against Lien Claims. Borrower shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Expansion Project and the Hotel/Casino Facility in accordance with this Section 5.03. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Real Property, Hotel/Casino Facility, the Expansion Project or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Expansion Project, or otherwise, upon Borrower's receipt of written notice from Agent Bank demanding the release and discharge of such lien: (a) said lien or claim shall be paid, released and discharged of record within sixty (60) days following its receipt of such notice, or (b) Borrower shall cause said mechanic's lien or materialman's lien to be released of record pursuant to the provisions set forth in the Nevada Revised Statues 108.2413, et. seq., within ninety (90) days following its receipt of such notice.

     Section 5.04. Full Payment of Existing Bank Loan. On or before the Closing Date, Borrower shall pay in full or cause to be fully paid all sums of principal and interest owing under the Existing Bank Loan and shall cause all Existing Bank Loan Security Documents to be fully released, discharged and reconveyed.

     Section 5.05. No Change in Character of Business or Location of Chief Executive Office. At all times throughout the term of the Credit Facility (a) the chief executive office of Borrower shall be located at 1175 West Moana Lane, Suite 200, Reno, Nevada 89509; provided, however, Borrower shall be entitled to move its chief executive office to another location within the State of Nevada upon no less than thirty (30) days prior written notice to Agent Bank, (b) the Hotel/Casino Facility shall be operated by the Borrower, and (c) Borrower shall not effect a material change in the nature and character of the business at the Hotel/Casino Facility as presently conducted and as presently contemplated and disclosed to Banks.

     Section 5.06. Preservation and Maintenance of Properties and Assets. At all times throughout the term of the Credit Facility, (a) the Borrower shall operate, maintain and preserve all rights, privileges, franchises, licenses, Gaming Permits and other properties and assets necessary to conduct its businesses and the Hotel/Casino Facility, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (b) Borrower shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of business, alterations or modifications as are reasonably expected to increase the value of the Collateral, or as otherwise permitted pursuant to this Credit Agreement. Furthermore, in the event Borrower, MCRI or any Affiliate and/or Related Entity thereof, shall acquire any other real property or rights to the use of real property which is: (a) adjacent to any of the Real Property and used in a material manner in connection with the use and/or operation at the Real Property, the Hotel/Casino Facility, or any of them, or (b) if not so adjacent, necessary and required for the use and operation of such Real Property or Hotel/Casino Facility, Borrower shall concurrently with the acquisition of such real property or the rights to the use of such real property, execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facility. Provided, however, in the event the V/P Property, or any portion thereof, is released as Collateral pursuant to Section 11.22, the V/P Property so released, or applicable portion thereof, shall be required to be added as Collateral only in the event that its use in connection with the Hotel/Casino Facility is required by the Laws of any applicable Governmental Authority.

     Section 5.07. Repair of Properties and Assets. At all times throughout the term of the Credit Facility, Borrower shall, at its own cost and expense, (a) maintain, preserve and keep in a manner consistent with hotel and gaming casino operating practices, as the case may be, applicable to hotel/casino operations operating in the Reno, Nevada area, its assets and properties, including, but not limited to, the Hotel/Casino Facility and all FF&E owned or leased by Borrower in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (c) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of said assets and properties. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section 5.01 and subject to the lien of the Loan Documents.

     Section 5.08. Financial Statements; Reports; Certificates and Books and Records. Until Bank Facility Termination, Borrower and MCRI shall, unless the Agent Bank (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Agent Bank and each of the Lenders a full and complete copy of each of the following and shall comply with each of the following financial requirements:

          a. As soon as practicable, and in any event within sixty (60) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), the balance sheet, income statement, operating statement and statement of cash flows of the Borrower as at the end of such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by an Authorized Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower in accordance with GAAP (other than footnote disclosures) as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

          b. As soon as practicable, and in any event within sixty (60) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet, income statement, operating statement and statement of cash flows of the MCRI Consolidation as at the end of such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by an Authorized Officer of MCRI as fairly presenting the financial condition, results of operations and cash flows of the MCRI Consolidation in accordance with GAAP (other than footnote disclosures) as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

          c.     As soon as practicable, and in any event within forty-five
(45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), a pricing certificate in the form marked "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof (the "Pricing Certificate") setting forth a preliminary calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Borrower for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof; provided, however, that in the event that Borrower does not deliver a Pricing Certificate when due, then until (but only until) such Pricing Certificate is delivered as provided herein, the Leverage Ratio shall be deemed, for the purpose of determining the Applicable Margin, to be greater than 5.0 to 1.0 and the Applicable Margin determined with respect thereto.

          d.     As soon as practicable, and in any event within one hundred
(100) days after the end of each Fiscal Year, (i) the balance sheet, income statement, statement of cash flows (reconciled with year end audited statements) of the Borrower as at the end of such Fiscal year, all in reasonable detail, and (ii) the consolidated and consolidating balance sheet, income statement, statement of retained earnings and cash flows (reconciled with year end audited statements) of the MCRI Consolidation as at the end of such Fiscal year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP and shall be accompanied by a report of Grant Thorton or other independent public accountants of recognized standing selected by Borrower and MCRI and reasonably satisfactory to the Agent Bank (it being understood that any "Big 6" accounting firm shall be automatically deemed satisfactory to the Agent Bank), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed the Financial Covenants as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.01 through 6.03, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by the Borrower and the Borrower Consolidation, as applicable, in the manner prescribed by this Credit Agreement. Such financial statements shall be certified by an Authorized Officers of the Borrower and MCRI in the same manner as required with respect to financial statements delivered pursuant to Sections 5.08(a) and (b);

          e. As soon as practicable, and in any event no later than fifteen (15) days prior to the commencement of each Fiscal Year, projections by Fiscal Quarter for that Fiscal Year, including projected balance sheet, statement of operations and statement of cash flow of Borrower and projected consolidated and consolidating balance sheets and statements of operations and cash flows, of the Borrower Consolidation, all in reasonable detail;

          f. As soon as practicable, and in any event no later than forty-five (45) days after the commencement of each Fiscal Year, a Capital Expenditure budget by Borrower for the Hotel/Casino Facility for that Fiscal Year, all in reasonable detail;

          g. Concurrently with the financial statements and reports required pursuant to Sections 5.08(a), (b) and 5.08(d), a Compliance Certificate signed by an Authorized Officer of each of Borrower and MCRI;

          h. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication that shall have been sent to the stockholders of MCRI, and copies of all annual, regular, periodic and special reports (including, without limitation, each 10Q and 10K report) and registration statements which MCRI shall have filed or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this
Section 5.08.

          i. Promptly, and in any event within ten (10) days of the filing thereof, a copy of any substantive filing, report or other document filed by Borrower, MCRI or any member of the MCRI Consolidation with the Nevada Gaming Authorities. Promptly after the same are available, copies of any written communication to Borrower or MCRI from the Nevada Gaming Authorities advising them, or either of them, of a material violation of or non-compliance with, any Gaming Law by Borrower, MCRI or any member of the MCRI Consolidation.

          j.     Each of the Farahis shall deliver to Agent Bank within ten
(10) days after submission to the Internal Revenue Service copies of their respective personal annual IRS income tax returns, together with all attachments and schedules affixed thereto as filed with the Internal Revenue Service. Further, on or before April 1 of each calendar year, each of the Farahis shall submit to Agent Bank their respective financial statements dated as of the immediately ended prior calendar year, prepared on a tax accounting basis.

          k. Until Bank Facility Termination, Borrower and MCRI, and each of them, shall keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Borrower and MCRI, and each of them, shall permit Banks and any authorized representatives of Banks to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrower and MCRI at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Change occurs, Borrower and MCRI shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Agent Bank in writing of such occurrence.

          l. Until Bank Facility Termination, Borrower and MCRI, and each of them, shall furnish to Agent Bank, with sufficient copies for distribution to each of the Banks, any financial information or other information bearing on the financial status of the Borrower, MCRI, any member of the MCRI Consolidation, or any of them, which is reasonably requested by Agent Bank or Requisite Lenders.

     Section 5.09. Insurance. Borrower shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Hotel/Casino Facility, at all times throughout the term of the Credit Facility, at its own cost and expense, and shall deposit with Agent Bank on or before the Closing Date:

          a. Property Insurance. Borrower shall maintain an "All Risk" (Special Causes of Loss or Equivalent) perils policy covering the building and improvements, and other permanent structures for one hundred percent (100%) of the replacement cost. The policy will include Agreed Amount (waiving co-insurance) and replacement cost valuation endorsements. The policy will include a standard mortgagee clause (ISO form or equivalent) and provide that all losses in excess of One Million Dollars ($1,000,000.00) be adjusted by Borrower with the consent of Agent Bank. The Borrower waives any and all rights of subrogation against Banks.

          b. Personal Property (including machinery, equipment, furniture, fixtures, stock). Borrower shall maintain "All Risk" property coverage for all personal property owned, leased or for which Borrower is legally liable. Such policy shall include a lenders loss payable endorsement in favor of Agent Bank. The policy providing real and personal property coverage may include a deductible of no more than Two Hundred Fifty Thousand Dollars ($250,000.00) for any single occurrence.

          c. Business Interruption/Extra Expense. Borrower shall maintain combined Business Interruption/Extra Expense coverage with a limit no less than Twelve Million Dollars ($12,000,000.00) covering net profit plus continuing expenses (including debt service) for the Hotel/Casino Facility, which coverage may be included in the coverages required by Section 5.09(a) and (b) above. Such coverage shall also include, so long as the cost thereof is a reasonable amount, extensions for off premises power losses and an extended period of indemnity ninety (90) days endorsement. These coverages (to the extent not covered by Section 5.09(a) and (b) above) may have a deductible of no greater than forty-eight (48) hours, or One Hundred Thousand Dollars ($100,000.00), if a separate deductible applies.

          d. Boiler and Machinery. Borrower shall maintain a Boiler and Machinery policy for the Hotel/Casino Facility written on a Comprehensive Form with a combined direct and indirect limit of no less than Ten Million Dollars ($10,000,000.00), which coverage may be included in the coverages required by
Section 5.09(a) and (b) above. The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation. The policy (to the extent not covered by Section 5.09(a) and (b) above) may contain deductibles of no greater than One Hundred Thousand Dollars ($100,000.00) direct and forty-eight (48) hours indirect.

          e. Crime Insurance. Borrower shall obtain a comprehensive crime policy, including the following coverages:

          (i)     employee dishonesty - One Million Dollars ($1,000,000.00);

          (ii) money and securities (inside) - Five Hundred Thousand Dollars ($500,000.00);

          (iii) money and securities (outside) - Five Hundred Thousand Dollars ($500,000.00);

          (iv)     depositor's forgery - One Million Dollars ($1,000,000.00).

          The policy must be amended so that money is defined to include "tokens and chips". The policy may contain deductibles of no greater than One Hundred Thousand Dollars ($100,000.00) during the Preconstruction Period and the Construction Period and Two Hundred Thousand Dollars ($200,000.00) during the Revolving Credit Period for employee dishonesty and Fifty Thousand Dollars ($50,000.00) for all other agreements listed above.

          f. Commercial General Liability (1996 Form or Equivalent). Borrower shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including Contractual Liability, and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an "occurrence form". The policy will include extensions for Liquor Legal Liability and Employee Benefits Legal Liability coverages. If the general liability policy contains a self-insured retention, it shall be no greater than Twenty-Five Thousand Dollars ($25,000.00) per occurrence.

          The policy shall be endorsed to include Agent Bank as an additional insured on behalf of the Banks for losses relating to the Hotel/Casino Facility. Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured. The coverage for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not.

          g. Automobile. Borrower shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage "symbol 1", providing a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrower. If the policy contains a self-insured retention it shall be no greater than Twenty-Five Thousand Dollars ($25,000.00) per occurrence during the Preconstruction Period and the Construction Period and Fifty Thousand Dollars ($50,000.00) during the Revolving Credit Period. The following additional coverages must be purchased by Borrower:

          (i) Garagekeepers Legal Liability. Two Hundred Fifty Thousand Dollar ($250,000.00) limit for comprehensive and collision coverages for physical damage to vehicles in the mortgagors care, custody and control. The policy can be subject to a deductible of no greater than Five Thousand Dollars ($5,000.00) for each auto and Twenty-Five Thousand Dollars ($25,000.00) for each loss.

          h. Workers Compensation and Employers Liability Insurance. Borrower shall maintain standard Workers Compensation Policy covering the State of Nevada and Employers Liability coverage subject to a limit of no less than Five Hundred Thousand Dollars ($500,000.00) each employee, Five Hundred Thousand Dollars ($500,000.00) each accident, Five Hundred Thousand Dollars ($500,000.00) policy limit. The policy shall include endorsements for Voluntary Compensation and Stop Gap Liability. If the Borrower has elected to self-insure Workers Compensation coverage in the State of Nevada, the Agent Bank must be furnished with a copy of the certificate from the state permitting self-insurance and evidence of a Stop Loss Excess Workers Compensation policy with a specific retention of no greater than Three Hundred Thousand Dollars ($300,000.00) during the Preconstruction Period and the Construction Period, Four Hundred Thousand Dollars ($400,000.00) during the first two years of the Revolving Credit Period and Five Hundred Thousand Dollars ($500,000.00) thereafter.

          i. Umbrella Liability. An Umbrella Liability policy must be purchased with a limit of not less than Fifty Million Dollars ($50,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs f and g above. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in f and g and are written on an "occurrence" form. This policy, or the underlying policy or policies to which the Umbrella Liability policy pertains, shall be endorsed to include the Agent Bank as an additional insured on behalf of the Banks.

          j. Construction Insurance Coverages. Borrower shall obtain, or cause to be obtained and shall maintain, or caused to be maintained with respect to the Expansion Project until the occurrence of the Completion Date, at it's own cost and expense, the following policies:

          (i) Builders Risk. All Risk (Special Causes of Loss or Equivalent Builders Risk form providing Property coverage during construction on a completed value form (representing one hundred percent (100%) of the anticipated construction cost). The policy will include endorsements extending coverage for (a) Delay of Opening (Business Interruption with respect to accidents relating to the Expansion Project); (b) Soft Costs; (c) Property in Transit; (d) Offsite Storage. The policy can be subject to a deductible of no greater than Fifty Thousand Dollars ($50,000.00) for Property Damage and sixty (60) days for Delay of Opening. Agent Bank shall be included as mortgagee.

          (ii) General Contractor/Major Subcontractors Insurance Requirements. Borrower shall require that the General Contractor and each Major Subcontractor whose contract in connection with the Expansion Project is in an aggregate amount of Three Million Dollars ($3,000,000.00) or more to comply with the minimum insurance requirements per Schedule 5.09(j) attached hereto and by this reference incorporated herein and made a part hereof.

          (iii) On and after the Completion Date, the Expansion Project shall be protected by the insurance coverages required under Section 5.09 a through i, k, l and m.

          k. If Borrower's general liability and automobile policies include a self-insured retention, it is agreed and fully understood that Borrower is solely responsible for payment of all amounts due within said self-insured retentions. Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

          l. All policies indicated above (other than with respect to subsection (j)(ii) above, the requirements for which are set forth on Schedule 5.09(j) hereto) shall be written with insurance companies licensed and admitted to do business in the State of Nevada and rated no lower than "A X" in the most recent addition of A.M. Best and/or "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof. The Borrower shall furnish Agent Bank with Certificates of Insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis. Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages will be provided on the Closing Date and annually on or before ten
(10) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to Borrower as applicable.

          m. Any other insurance reasonably requested by Agent Bank or Requisite Lenders in such amount and covering such risks as may be reasonably requested.

     Section 5.10. Taxes. Throughout the term of the Credit Facility, Borrower shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrower shall pay and discharge prior to delinquency all taxes, assessments and other governmental charges or levies imposed upon it, or in respect of any of any of its properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrower in the manner which is set forth for such contests by Section 4.07 herein.

     Section 5.11. Permitted Encumbrances Only. At all times throughout the term of the Credit Facility, Borrower shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, Lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of every kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Sections 5.03 and 5.10 such items as are being contested in the manner described therein, and (b) with respect to any other items, if any, as are being contested in good faith by appropriate proceedings and for which Borrower has maintained adequate reserves for the payment thereof.

     Section 5.12. Advances. At any time during the term of the Credit Facility, if Borrower should fail (a) to perform or observe, or (b) to cause to be performed or observed, any covenant or obligation of Borrower under this Credit Agreement or any of the other Loan Documents, then Agent Bank, upon the giving of reasonable notice may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Agent Bank or Lenders pursuant to this Section 5.12 shall become an additional obligation of Borrower to Lenders secured by the Deed of Trust and other Loan Documents, shall reduce the amount of Available Borrowings and shall become due and payable by Borrower on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrower).

     Section 5.13. Further Assurances. Borrower and MCRI will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as Requisite Lender or Agent Bank may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Real Property or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Credit Facility. Further, upon the execution and delivery of the Deed of Trust and each of the Loan Documents and thereafter, from time to time, Borrower shall cause the Deed of Trust and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Requisite Lenders or Agent Bank, in order to publish notice of and fully protect the lien of the Deed of Trust and the Loan Documents and to protect or continue to perfect the security interests created by the Deed of Trust and Loan Documents in the Real Property and Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

     Section 5.14. Indemnification. Borrower agrees to and does hereby jointly and severally indemnify, protect, defend and save harmless Agent Bank and each of the Banks and their respective trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reason-able counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrower shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or intentional misconduct of such Indemnified Party, (b) a dispute amongst the Lenders not involving or arising from Borrower's or any Guarantor's Default, or (c) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulation by such Indemnified Party (other than those breaches of Laws arising from Borrower's or any Guarantor's Default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, Agent Bank shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement upon the consent of the Indemnified Party. Upon reasonable determination made by Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrower, the applicable Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement and Bank Facility Termination and the assignment or subparticipation of all or any portion of the Syndication Interest held by any Lender pursuant to Section 11.10.

     Section 5.15. Inspection of the Collateral and Appraisal. At all times during the term of the Credit Facility, Borrower shall provide or cause to be provided to Banks and any authorized representatives of Banks, accompanied by representatives of Borrower, the reasonable right of entry and free access to the Real Property to inspect same on reasonable prior notice to Borrower. If at any time any Qualified Appraisal of the Hotel/Casino Facility is required to be made by any banking regulatory authority or determined to be necessary by Agent Bank or Requisite Lenders after the occurrence of an Event of Default, Borrower agrees to pay all fees, costs and expenses incurred by Agent Bank in connection with the preparation of such Qualified Appraisal. Borrower shall not be obligated to pay for more than one of such Qualified Appraisals during any Fiscal Year.

     Section 5.16. Compliance With Other Loan Documents. Borrower shall comply with each and every term, condition and agreement contained in the Loan Documents.

     Section 5.17.     Suits or Actions Affecting Borrower or MCRI.
Throughout the term of the Credit Facility, Borrower and MCRI shall promptly advise Agent Bank in writing within ten (10) days after Borrower or MCRI obtain knowledge of (a) any claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrower) against, or to the actual knowledge of Borrower or MCRI, threatened or affecting Borrower or MCRI which, if adversely determined, would have a Material Adverse Effect on the Hotel/Casino Facility or the business, operations or financial conditions of Borrower or MCRI, (b) any material labor controversy resulting in or threatening to result in a strike against the Hotel/Casino Facility, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrower or MCRI.

     Section 5.18. Notice to State Gaming Control Board. Borrower shall make all required reports and disclosures to the Nevada State Gaming Control Board, including, but not limited to, reporting the Credit Facility within the time period required by Regulation 8.130(2) of the Regulations of Nevada Gaming Commission and State Gaming Control Board.

     Section 5.19. Tradenames, Trademarks and Servicemarks. Borrower shall not assign or in any other manner alienate its interests in any material tradenames, trademarks or servicemarks relating or pertaining to the Hotel/Casino Facility during the term of the Credit Facility. Borrower shall not change its name without first giving at least thirty (30) days prior written notice to Agent Bank.

     Section 5.20. Notice of Hazardous Materials. Within ten (10) days after an executive officer of Borrower shall have obtained actual knowledge thereof, Borrower shall promptly advise Agent Bank and each of the Lenders in writing of and deliver a copy of: (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened by any Governmental Agency pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Hotel/Casino Facility, or any portion thereof; (b) all written claims made or threatened by any third party against Borrower, the Real Property, or the Hotel/Casino Facility, relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property or the Hotel/Casino Facility that could cause Borrower or any part thereof to be held liable under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property or the Hotel/Casino Facility under, any Hazardous Materials Laws.

     Section 5.21.     Compliance with Access Laws.

          a. Borrower agrees that Borrower and the Hotel/Casino Facility shall at all times take all reasonable steps to comply with the requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the "Access Laws"). At any time, Agent Bank may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Agent Bank. Agent Bank may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Agent Bank.

          b. Notwithstanding any provisions set forth herein or in any other document, Borrower shall not alter or permit any tenant or other person to alter the Hotel/Casino Facility in any manner which would increase Borrower's responsibilities for compliance with the Access Laws without the prior written approval of Agent Bank. In connection with such approval, Agent Bank may require a certificate of compliance with the Access Laws from an architect, engineer or other person acceptable to Agent Bank.

          c. Borrower agrees to give prompt written notice to Agent Bank of the receipt by Borrower of any claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

          d. Borrower shall indemnify, defend and hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys' fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Hotel/Casino Facility to comply with any of the Access Laws. The obligations and liabilities of Borrower under this section shall survive Bank Facility Termination, any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

                                 ARTICLE VI

                             FINANCIAL COVENANTS

     Until payment in full of all sums owing hereunder and under the Revolving Credit Note and the occurrence of Bank Facility Termination, Borrower and MCRI agree, as set forth below, to comply or cause compliance with the following Financial Covenants.

     Section 6.01. Leverage Ratio. Commencing with the Fiscal Quarter ending March 31, 2000 and continuing as of each Fiscal Quarter end until Bank Facility Termination, the Borrower shall maintain a Leverage Ratio no greater than the ratios described hereinbelow to be calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

                                                               Maximum
     Fiscal Quarter End                                    Leverage Ratio
     ------------------                                    --------------
     As of the Fiscal Quarter ending
     March 31, 2000 through the Fiscal
     Quarter ending December 31, 2000                        5.00 to 1.00

     As of the Fiscal Quarter ending
     March 31, 2001, through the
     Fiscal Quarter ending
     December 31, 2001                                       4.25 to 1.00

     As of the Fiscal Quarter ending
     March 31,2002, through the Fiscal
     Quarter ending December 31, 2002                        3.25 to 1.00

     As of the Fiscal Quarter ending
     March 31, 2003, through Bank
     Facility Termination                                    3.00 to 1.00

Provided, however, in the event of Expansion Project Termination, commencing with the Fiscal Quarter ending September 30, 1998, and continuing as of each Fiscal Quarter end until Bank Facility Termination, the Borrower shall maintain a Leverage Ratio no greater than 3.25 to 1.00.

     Section 6.02. Fixed Charge Coverage Ratio. Commencing with the Fiscal Quarter ending March 31, 2000 (unless Expansion Project Termination shall have occurred in which event commencing with the Fiscal Quarter ending September 30, 1998) and continuing as of each Fiscal Quarter end until Bank Facility Termination, the Borrower shall maintain a Fixed Charge Coverage Ratio no less than 1.25 to 1.00.

     Section 6.03. Adjusted Fixed Charge Coverage Ratio. Commencing with the Fiscal Quarter ending March 31, 2000 (unless Expansion Project Termination shall have occurred in which event commencing with the Fiscal Quarter ending September 30, 1998) and continuing as of each Fiscal Quarter end until Bank Facility Termination, the Borrower shall maintain an Adjusted Fixed Charge Coverage Ratio no less than 1.025 to 1.00.

     Section 6.04. Contingent Liability(ies). Other than the Contingent Liabilities set forth on Schedule 4.23, Borrower shall not directly or indirectly incur any Contingent Liabilities the Indebtedness of any other Person, including, without limitation, MCRI or any Affiliate or Subsidiary thereof, without the prior written consent of Requisite Lenders.

     Section 6.05. Investment Restrictions. Other than Investments permitted herein or approved in writing by Requisite Lenders, the Borrower shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

          (a) Cash, Cash Equivalents and direct obligations of the United States Government;

          (b)  Prime commercial paper (AA rated or better);

          (c) Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

          (d) Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

          (e) Loans and advances to employees in the ordinary course of business not exceeding Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any one time; and

          (f)     Capital Expenditures for the Hotel/Casino Facility.

     Section 6.06. Capital Expenditures. During each Fiscal Year, commencing with the Fiscal Year beginning January 1, 2000 (unless Expansion Project Termination shall have occurred in which event commencing with the Fiscal Year beginning January 1, 1999), Borrower shall make or cause to be made, Capital Expenditures to the Hotel/Casino Facility in a minimum aggregate amount equal to or greater than two percent (2%) of Gaming Revenues but in no event greater than a maximum aggregate amount equal to six percent (6%) of Gross Revenues derived from the Hotel/Casino Facility during the immediately preceding Fiscal Year. Provided, however, to the extent Borrower expends less than the maximum amount permitted for Capital Expenditures during any Fiscal Year (but in no event less than the minimum amount required as set forth above) the unused amount may be carried forward for up to the next two (2) occurring Fiscal Years and expended in addition to the maximum amount permitted during such Fiscal Years.

     Section 6.07. Indebtedness. Borrower shall not incur any Indebtedness, except as specifically permitted hereinbelow as follows:

          a. Incurrence of secured purchase money Indebtedness and Capital Lease Liabilities relating to FF&E to be used in connection with the Hotel/Casino Facility not in excess of the aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding;

          b. Unsecured Indebtedness, not in excess of One Million Dollars ($1,000,000.00) at any time outstanding, that is not subject to financial and other covenants and events of default more onerous or restrictive on Borrower than the terms and provisions of this Credit Agreement;

          c. Accrued expenses, tax liability, deferred taxes, and trade accounts payable less than ninety (90) days past due and other accrued or deferred liabilities incurred in the ordinary course of business; and

          d.     Indebtedness that is evidenced by a Permitted Encumbrance;
and

          e.     Indebtedness evidenced by the Credit Facility.

     Section 6.08. Total Liens. The Borrower shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any of the Collateral, except:

          (a)     Permitted Encumbrances;

          (b)     Liens granted or permitted pursuant to the Security
Documentation;

          (c) Liens on the FF&E and other goods securing Indebtedness to finance the purchase price thereof; provided that (i) such Liens shall extend only to the equipment and other goods so financed and the proceeds thereof, and (ii) such Liens shall not secure Indebtedness in excess of the amounts permitted under Section 6.07(a) hereinabove; and

          (d)     Liens described on Schedule 6.08 annexed hereto.

     Section 6.09. No Merger. Borrower shall not merge, consolidate with or sell all or substantially all of its assets.

     Section 6.10. No Transfer of Ownership. MCRI shall not transfer or hypothecate its ownership interests in Borrower except in connection with the Security Documentation. This provision shall not be effective as to MCRI until it is approved by the Nevada Gaming Authorities.

     Section 6.11. MCRI Dividend Restriction. MCRI shall not pay or declare any dividends or Distributions on capital stock or to its stockholders, unless as of the most recently ended Fiscal Quarter, either: (i) total Indebtedness of the Borrower Consolidation is no greater than three (3) times the Tangible Net Worth of the Borrower Consolidation, after giving effect to such dividend and/or Distributions, or (ii) the Consolidated Funded Debt to EBITDA Ratio of the Borrower Consolidation is less than 3.0 to 1.0.

     Section 6.12. Stock Repurchase Limitation. No member of the Borrower Consolidation shall purchase, redeem or otherwise acquire any of the issued and outstanding shares of the capital stock of MCRI, unless as of the most recently ended Fiscal Quarter, either: (i) total Indebtedness of the Borrower Consolidation is no greater than three (3) times the Tangible Net Worth of the Borrower Consolidation, after giving effect to the monies expended for such purchase, redemption or other acquisition of such capital stock, or (ii) the Consolidated Funded Debt to EBITDA Ratio of the Borrower Consolidation is less than 3.0 to 1.0.

     Section 6.13. Transactions with Members of MCRI Consolidation. Other than with respect to Distributions permitted under Sections 6.11 and 6.12: (i) no transactions shall be made by Borrower with any member of the MCRI Consolidation other than arms length transactions for fair market value, and
(ii) payments made by Borrower to MCRI for services, salary reimbursement and other like expenses shall not exceed One Million Two Hundred Thousand Dollars ($1,200,00.00) in the aggregate during any Fiscal Year.

     Section 6.14. Limitation on Consolidated Tax Liability. Borrower shall not be liable to the MCRI Consolidation, or any member thereof, for federal income taxes in excess of the amount of federal income taxes it would pay if reporting as a separate entity.

     Section 6.15.     ERISA.  Borrower shall not:

          a. At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Effect, to:

               (i) engage in any non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

               (ii) incur any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA; or

               (iii) suffer a termination event to occur which may reasonably be expected to result in liability of Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

          b. Fail, upon Borrower becoming aware thereof, promptly to notify the Agent Bank of the occurrence of any Reportable Event with respect to any Pension Plan or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees or any trust created thereunder which Reportable Event or prohibited transaction would constitute a Material Adverse Effect.

          c. At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Effect.

     Section 6.16. Margin Regulations. No part of the proceeds of the Credit Facility will be used by Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     Section 6.17. Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent Bank pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent Bank and Requisite Lenders, to so reflect such change in accounting principles.

                                 ARTICLE VII

                              EVENTS OF DEFAULT

     Section 7.01. Events of Default. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

          a. Any representation or warranty made by Borrower or MCRI pursuant to or in connection with this Credit Agreement, the Notes, the Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrower or any Guarantor in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made;

          b. Borrower shall have defaulted in the payment of any interest on the Notes when due, and such default continues for a period of more than five (5) days or Borrower shall have defaulted in the payment of any principal when due;

          c. Borrower shall have defaulted under the terms of any other obligation owing Agent Bank, which default continues beyond any applicable grace period therein contained;

          d. Borrower shall have defaulted in the payment of any late charge, Nonusage Fees, Agent Fees, expenses, indemnities or any other amount owing under any Loan Document for a period of five (5) days after notice thereof to Borrower from Agent Bank;

          e. Borrower shall fail duly and punctually to perform or comply with: (i) any term, covenant, condition or promise contained in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09 or 6.10, or (ii) any other term, covenant, condition or promise contained in this Credit Agreement, the Notes, the Deed of Trust or any other Loan Document and, in the case of any term, covenant, condition or promise covered by this clause (ii), such failure shall continue thirty (30) days after written notice thereof is delivered to Borrower by Agent Bank or any Lender of such failure;

          f.     Any of the Security Documentation or any provision thereof:
(i) shall cease to be in full force and effect in any material respect as a result of any action of the Borrower and such cessation has a Material Adverse Effect, or (ii) shall cease to give the Agent Bank in any material respect the liens, rights, powers and privileges purported to be created thereby as a result of any action of the Borrower, or (iii) the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrower by Agent Bank of such failure (or such shorter period following such notice as may be specifically required in any Loan Document);

          g. Borrower or MCRI shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

          h. An involuntary case or other proceeding shall be commenced against Borrower or MCRI seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

          i. Borrower or MCRI makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

          j. Borrower shall fail to make any payment when due (whether by scheduled maturity, required prepayment, offer to purchase, redemption, acceleration, demand or otherwise, in each case beyond the grace period provided with respect to such Indebtedness) on any Indebtedness (other than any Indebtedness under this Credit Agreement), if the aggregate amount of such Indebtedness is One Million Dollars ($1,000,000.00), or more, or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto if the effect thereof is to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared to be due and payable or shall be required to be prepaid, purchased or redeemed (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, or the holder of any lien in any amount, shall commence foreclosure of such lien upon property of Borrower having a value in excess of One Million Dollars ($1,000,000.00) and such foreclosure shall continue against such property to a date less than thirty (30) days prior to the date of the proposed foreclosure sale;

          k. The occurrence of any event of default, beyond any applicable grace period, under the terms of any agreement with any Lender in connection with a Secured Interest Rate Hedge relating to the Credit Facility;

          l. Borrower shall be voluntarily or involuntarily divested of title or possession of any portion of the Real Property or shall lease or in any other manner, voluntarily or involuntarily alienate any of its interest in any portion of the Real Property or Hotel/Casino Facility, other than the Permitted Encumbrances and as permitted in Sections 5.01 and 11.22;

          m. The occurrence of any Reportable Event with respect to a Pension Plan which Agent Bank determines in good faith constitutes proper grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan that would constitute a Material Adverse Effect, should occur and should continue for thirty (30) days after written notice of such determination shall have been given to Borrower by Agent Bank;

          n. Commencement against Borrower, any time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to the satisfaction of Agent Bank within ninety (90) days after its commencement, and which (i) has a reasonable probability of success, and could, if successful, in the reasonable opinion of Agent Bank, materially and adversely affect the priority of the Liens granted Agent Bank by the Deed of Trust in the Real Property, or (ii) results in the issuance of a preliminary or permanent injunction which is not dissolved or stayed pending appeal within sixty (60) days of its issuance and which preliminary or permanent injunction materially adversely affects Borrower's right to use the Real Property as the Hotel/Casino Facility;

          o. The loss or suspension, other than on account of forces majeure, of Borrower's unrestricted Gaming Permits or the failure of Borrower to maintain gaming activities at the Hotel/Casino Facility other than on account of forces majeure at least to the same general extent as is presently conducted thereon;

          p. Any money judgment, writ or warrant of attachment or similar process in excess of Two Million Dollars ($2,000,000.00) in the aggregate not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be entered or filed against Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder);

          q. Any order, judgment or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or Borrower shall otherwise dissolve or cease to exist;

          r.     The occurrence of any Change of Control;

          s. If the Initial Construction Disbursement Date shall have occurred, the Completion Date does not occur on or before the Construction Completion Deadline;

          t. MCRI sells, transfers, assigns, hypothecates or otherwise alienates its interest in all or any portion of the common voting stock of Borrower (subject to this provision being first approved by all necessary Gaming Authorities); or

          u. The occurrence of any default under the Continuing Guaranty or the Completion Guaranty or the revocation, termination or repudiation of any of the Guarantors' promises, obligations or covenants under the Continuing Guaranty or the Completion Guaranty.

     Section 7.02. Default Remedies. Upon the occurrence of any Event of Default, Agent Bank, upon the consent or direction of Requisite Lenders, shall declare the unpaid balance of the Notes, together with the interest thereon, to be fully due and payable, and Agent Bank shall, upon the consent or direction of Requisite Lenders, exercise any or all of the following remedies:

          a. Terminate the obligation of Lenders to make any advances for Borrowings and/or Construction Disbursements and may declare all outstanding unpaid Indebtedness hereunder and under the Notes and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01 (g), (h) or (i).

          b. The Banks and/or Agent Bank may exercise any and all remedies available to Banks or Agent Bank under the Loan Documents.

          c. In the event Borrower has failed to provide any insurance required under Section 5.09, Agent Bank may elect at its discretion to purchase such insurance. All payments made by Agent Bank for the purpose of providing the insurance coverages required under Section 5.09 shall be deemed amounts advanced under Section 5.12 of this Credit Agreement.

          d. The Banks and/or Agent Bank may exercise any other remedies available to Banks or Agent Bank at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrower under this Credit Agreement, and Borrower hereby specifically consents to any such request by Banks.

     For the purpose of carrying out this section and exercising these rights, powers and privileges, Borrower hereby irrevocably constitutes and appoints Agent Bank as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrower. Agent Bank on behalf of Lenders may exercise one or more of Lenders' remedies simultaneously and all its remedies are nonexclusive and cumulative. Agent Bank and Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Agent Bank and Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other remedy for that default, nor
(ii) their right to exercise that remedy for any subsequent default.

     Section 7.03. Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral, which are to be applied hereunder towards satisfaction of Borrower's obligations under the Credit Facility, shall be applied in the following order of priority:

          a. First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Agent Bank and Banks, their agents or representatives in connection with the realization upon any of the Collateral;

          b. Next, to the payment in full of any other amounts due under this Credit Agreement, the Deed of Trust, or any other Loan Documents (other than the Notes);

          c. Next, to the balance of interest remaining unpaid on the Notes;

          d. Next, to the balance of principal remaining unpaid on the Notes;

          e. Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

     Section 7.04. Notices. In order to entitle Agent Bank and/or Banks to exercise any remedy available hereunder, it shall not be necessary for Agent Bank and/or Banks to give any notice, other than such notice as may be required expressly herein or by applicable law.

     Section 7.05. Agreement to Pay Attorney's Fees and Expenses. Subject to the provisions of Section 11.14, upon the occurrence of an Event of Default, as a result of which Agent Bank shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrower contained herein, Borrower shall, on demand, pay to Agent Bank the reasonable fees of such attorneys and such other reasonable expenses so incurred by Agent Bank.

     Section 7.06. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     Section 7.07. Licensing of Agent Bank and Lenders. In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Requisite Lenders advisable, for an agent, supervisor, receiver or other representative of Agent Bank and Banks to become licensed under the provisions of the laws and/or regulations of any applicable Gaming Authority as a condition to receiving the benefit of any Collateral encumbered by the Deed of Trust or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder, Borrower hereby gives its consent to the granting of such license or licenses and agrees to execute such further documents as may be required in connection with the evidencing of such consent.

     Section 7.08. Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

     Section 7.09. Discontinuance of Proceedings. In case Agent Bank and/or Banks shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Notes, the Deed of Trust or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Banks, then and in every such case Borrower, Agent Bank and/or Banks shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent Bank and Banks shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                                 ARTICLE VIII

                     DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 8.01. No Abatement of Payments. If all or any part of the Hotel/Casino Facility shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of the Hotel/Casino Facility shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrower hereunder or under the Revolving Credit Note, and Borrower shall continue to be obligated to make such payments.

     Section 8.02. Distribution of Capital Proceeds Upon Occurrence of Fire, Other Perils or Condemnation. All monies received from "All Risk" policies covering the Hotel/Casino Facility or from condemnation or similar actions in regard to Hotel/Casino Facility, shall be paid directly to Agent Bank. However, in the event the amount paid to Agent Bank is equal to or less than One Million Dollars ($1,000,000.00), such amount shall be paid directly to Borrower unless an Event of Default (other than non-monetary Events of Default occurring as a direct consequence of such casualty loss or condemnation) shall have occurred and then be continuing. In the event the amount paid to Agent Bank is greater than One Million Dollars ($1,000,000.00), then at the option of Borrower, unless an Event of Default (other than non-monetary Events of Default occurring as a direct consequence of such casualty loss or condemnation) has occurred hereunder and is then continuing, in which case at the option of Requisite Lenders, such amount may be applied to pay the outstanding balance of the Credit Facility or the entire amount so collected, or any part thereof, may be released to Borrower for repair or replacement of the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release. In the event the amount so collected is applied to reduce the outstanding balance of the Credit Facility, the entire amount received shall reduce the Maximum Principal Balance and Borrower shall not be entitled to any further disbursements or Borrowings hereunder. In the event the Borrower elects to, or Lenders are required to, release all or a portion of the collected funds to Borrower for such repair or re-placement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

          a. The repairs, replacements and rebuilding shall be made in accordance with plans and specifications approved by Requisite Lenders and in accordance with all applicable Laws, ordinances, rules, regulations and requirements of Governmental Authorities;

          b. Borrower shall provide Agent Bank with a detailed estimate of the costs of such repairs or restorations;

          c. Borrower shall satisfy the Requisite Lenders that after the reconstruction is completed, the value of the Hotel/Casino Facility as determined by the Requisite Lenders in their reasonable discretion, will not be less than the value of the Hotel/Casino Facility prior to such destruction or condemnation as determined by the Requisite Lenders pursuant to this Credit Agreement;

          d. In the Requisite Lenders' sole reasonable opinion, any undisbursed portion of the Available Borrowings contemplated hereunder, after deposit of such proceeds, is sufficient to pay all costs of reconstruction of the Hotel/Casino Facility or other Collateral damaged, destroyed or condemned; or if the undisbursed portion of such Credit Facility is not sufficient, Borrower shall deposit additional funds with the Agent Bank, sufficient to pay such additional costs of reconstructing the Hotel/Casino Facility;

          e. Borrower has delivered to the Agent Bank a construction contract for the work of reconstruction in form and content, including insurance requirements, acceptable to the Agent Bank with a contractor acceptable to the Agent Bank;

          f. The Requisite Lenders in their reasonable discretion have determined that after the work of reconstruction is completed, the Hotel/Casino Facility or Collateral damaged, destroyed or condemned will produce income sufficient to pay all costs of operations and maintenance of the Hotel/Casino Facility with a reasonable reserve for repairs, and service all debts secured by the Hotel/Casino Facility;

          g. No Default or Event of Default (other than non-monetary Events of Default occurring as a direct consequence of such casualty loss or condemnation) has occurred and is continuing hereunder;

          h. Borrower has deposited with the Agent Bank that amount reasonably determined by the Requisite Lenders (taking into consideration the amount of Borrowings available and the amount of proceeds, if any, of insurance policies covering property damage and business interruption, loss or rental income in connection with the Hotel/Casino Facility or Collateral damaged, destroyed or condemned accruing and immediately forthcoming to the Agent Bank and reasonable projections of income of Borrower to be realized during the period of reconstruction) to be sufficient to service the Indebtedness secured hereby during the period of reconstruction, as reasonably estimated by the Requisite Lenders;

          i. Before commencing any such work, Borrower shall, at its own cost and expense, furnish Agent Bank with appropriate endorsements, if needed, to the "All Risk" insurance policy which Borrower is then presently maintaining, and course of construction insurance to cover all of the risks during the course of such work;

          j. Such work shall be commenced by Borrower within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies or condemnation proceeds shall have been received, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances so as not to interfere with the lien of the Deed of Trust;

          k. Disbursements of such insurance or condemnation proceeds shall be made in the customary manner used by Agent Bank for the disbursement of construction loans.

                                 ARTICLE IX

                    CONSTRUCTION DISBURSEMENT PROCEDURES

     Upon the satisfaction of all the terms and conditions set forth in
Article III A of this Credit Agreement, on the Closing Date, and satisfaction of all terms and conditions set forth in Article III B and C of this Credit Agreement on or before the applicable Initial Disbursement Date, Construction Disbursements shall be disbursed or approved for payment by Lenders in the manner and subject to the conditions provided hereunder, and subject to the following terms covenants and conditions:

     Section 9.01. Commencement and Completion of the Expansion Project. Borrower will commence the Expansion Project and shall complete the Expansion Project with due diligence (i) in accordance and compliance with the Plans and Specifications prepared by the Architect in all material respects and (ii) in accordance and compliance with the terms and conditions of this Credit Agreement, and all material requirements of all Governmental Authorities acting in or for the City of Reno. If the Initial Construction Disbursement Date shall have occurred, the Completion Date shall occur no later than the Construction Completion Deadline.

     Section 9.02. Master Set of Plans and Specifications. A master set of the final Plans and Specifications shall be furnished to Agent Bank and Lenders' Consultant at least fifteen (15) Banking Business Days prior to the Initial Construction Disbursement and shall be held by Agent Bank throughout the term of the Credit Facility, and said set of Plans and Specifications shall govern all matters that may arise with respect to the construction and completion of the Expansion Project.

     Section 9.03. Construction of the Expansion Project Entirely on the Real Property. The Expansion Project shall be constructed entirely on the Real Property and shall not encroach upon or overhang any real property, easement (other than Permitted Encumbrances) or restriction rights owned by any other person or entity unless such other person or entity has consented or waived such encroachment to the reasonable satisfaction of Agent Bank and Requisite Lenders.

     Section 9.04.     List and Assignment of Major Subcontracts.

          a. Borrower shall furnish to Agent Bank from time to time (but in no event more often than once monthly) during the Construction Period, within a reasonable time after written request by Agent Bank, in a form reasonably acceptable to Agent Bank, a then current correct list and copy of all contracts, subcontracts and material suppliers (that have not, as of such date been previously delivered to Agent Bank), including, without limitation, all Major Subcontracts executed by Borrower and/or General Contractor in connection with the Expansion Project. Borrower agrees that Agent Bank or Lenders' Consultant may contact any such contractor, subcontractor or material supplier to verify any facts disclosed in the lists.

          b. Concurrently with the execution of each Major Subcontract requiring payment thereunder in excess of Five Million Dollars ($5,000,000.00) in the aggregate (each individually an "Assigned Major Subcontract" and collectively the "Assigned Major Subcontracts"), Borrower shall cause such Assigned Major Subcontract to be assigned to Agent Bank on behalf of Lenders as additional security for the Credit Facility and the Subcontractor party thereto to consent to such assignment, each in substantially the form of the Assignment of General Contractor's Agreement and General Contractor's Consent, or as otherwise reasonably required by Agent Bank.

     Section 9.05. Project Sign. During the construction of the Expansion Project, Agent Bank may erect a sign at the Expansion Project. The size, design, wording and location of such a sign shall be subject to Agent Bank's approval. The sign may be erected as soon as practical following the Agent Bank's request.

     Section 9.06. Inspection of Construction Progress and Lenders' Consultant. Designated representatives of Agent Bank, Lenders and Lenders' Consultant, shall, at all times during the Construction Period, have the right of reasonable entry and free access to the Hotel/Casino Property and the right to inspect all work done, labor performed and materials furnished in connection with the Expansion Project and the right of reasonable inspection to inspect all books, contracts and records of Borrower relating to the Expansion Project. In performing such inspection, Agent Bank, Lenders and Lenders' Consultant shall cooperate with Borrower in making suitable arrangements to minimize disruption of the construction work, and pursuant to Borrower's insurance policies and safety and security requirements.

     Section 9.07. Advance of Construction Disbursements. The Plans and Specifications, Construction Documentation, Construction Budgets and Financial Requirements Analysis shall be reviewed and approved by Agent Bank as provided herein. Other than with respect to Advance Deposits, as provided below, Construction Disbursements shall be made to Borrower in accordance with the Construction Budgets for work performed or materials supplied to the Expansion Project or suitably stored in bonded warehouses located in Washoe County, Nevada. Notwithstanding the foregoing, Lenders agree to advance Construction Disbursements to fund Advance Deposits for those items of FF&E and up to the amounts as set forth on the Schedule of Advance Deposits marked "Schedule 9.07" attached hereto and by this reference incorporated herein and made a part hereof. Construction Disbursements for Soft Costs and Hard Costs shall be disbursed in no event more than once a month in anticipation of the completion of the Expansion Project by the end of the Construction Period.
For each Construction Disbursement, Borrower shall submit: (a) a Construction Disbursement Request, to Agent Bank, Lenders' Consultant and each of the Lenders with the copy to Agent Bank and Lenders' Consultant accompanied by invoices, statements and other items required under the Disbursement Plan totalling the amount for which each Construction Disbursement is requested, and (b) an updated Financial Requirement Analysis together with a line item reconciliation of each of the Construction Budgets setting forth for each line item the amount paid to date, the amounts due and owing but not yet paid by Borrower and budgeted amounts which have not been paid and are not due and owing. Lenders shall disburse such funds monthly in payment of those portions of the Construction Disbursement Requests which are approved by Agent Bank in a timely manner, but in no event later than ten (10) Banking Business Days following the date Agent Bank receives such Construction Disbursement Request in accordance with the requirements of Article IX. If the tenth (10th) Banking Business Day following Agent Bank's receipt the date of a proper Request is not a Banking Business Day, the Funding Date for such Construction Disbursement shall be the next Banking Business Day.

     Section 9.08. Restriction on Construction Disbursements. No Construction Disbursements may be used by Borrower for the payment of any costs, expenses or other items which are not set forth on the Construction Budgets.

     Section 9.09.  Construction Disbursement Requests and Lien Releases.
Each Construction Disbursement Request shall be certified by the Borrower, the Architect (with respect to items for disbursement to General Contractor), and General Contractor (with respect to items under the General Contractor's Agreement) prior to submission to Agent Bank and Lenders' Consultant. Each Construction Disbursement Request shall be further supported by invoices, statements and other items required under the Disbursement Plan and other forms reasonably requested by Agent Bank (AIA Forms G702 or forms substantially similar thereto if first approved by Agent Bank). Each subcontractor, material and labor supplier for whose labor or work of improvement such Construction Disbursement is made, together with the General Contractor, shall, prior to the Construction Disbursement next requested, execute and deliver labor and/or materialmen mechanics lien releases in favor of Borrower, Agent Bank and Lenders releasing all lien rights and claims as of the date of such prior Construction Disbursement to the extent of payment received.

     Section 9.10. A Construction Disbursement Does Not Mean Approval of Work or Materials. Each Construction Disbursement Request shall be subject to the approval of Agent Bank but the making of any Construction Disbursement or part thereof shall not constitute an approval or acceptance of the work or material, nor be binding upon Agent Bank and Lenders, except to the extent that the facts actually are as so represented when so approved, nor shall such approval give rise to any liability or responsibility related to:

          (i) the quality of the work, the quantity of the work, the rate or progress in completion of the work, or the sufficiency of materials or labor being supplied in connection therewith; and

          (ii) any errors, omissions, inconsistencies or other defects of any nature in the Plans and Specifications. Any inspection of the work that Agent Bank, Lenders and Lenders' Consultant may choose to make, whether through any consulting engineer, agent or employee or officer, during the progress of the work shall be solely for Agent Bank's and Lenders' information and under no circumstances will any such inspection be deemed to have been made for the purpose of supervising or superintending the work, or for the information or protection of any right or interest of any Persons or entities other than Agent Bank and Lenders.

     Section 9.11. Method of Disbursement. All Construction Disbursements shall be payable to Borrower or in the sole and absolute discretion of Agent Bank, upon the occurrence of any Default, jointly to Borrower and General Contractor or other Person to whom payment is due. However, in no event shall Banks be liable for any liens or encumbrances which may be filed against the Real Property, and Borrower agrees to remove any liens or encumbrances filed against the Real Property in accordance with Section 5.03.

     Section 9.12. Changes in the Construction Budgets and Work to be Performed Under the Plans and Specifications and addition of Optional Project Components.

          a. The Project Development Budget shall be a line item construction budget for the Expansion Project (inclusive of all items shown on the General Contractor's Budget and the Borrower Construction Budget), which budget shall include a contingency reserve ("Contingency Reserve") as of the Initial Construction Disbursement Date in the minimum amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00). Borrower may make usual and ordinary changes in the work to be performed under the Plans and Specifications during the Construction Period provided Borrower shall not approve any single change order to the General Contractor's Agreement or to any Major Subcontract exceeding the amount of Two Hundred Thousand Dollars ($200,000.00) without the prior written consent of Agent Bank. All increases to a line item amount as shown on the Project Development Budget (other than increases reflecting the addition of Optional Project Components as provided hereinbelow) shall be deducted from the Contingency Reserve. Any decreases to a line item amount as shown on the Project Development Budget shall be added to the Contingency Reserve. Borrower shall be entitled to utilize savings in any completed line item by adding such savings to the Contingency Reserve which shall be reported monthly on a Contingency Transaction Ledger to be prepared in connection with the Expansion Project. In this regard, Borrower shall prepare a "Contingency Transaction Ledger" each month which shall detail increases and decreases to budget line items and the Contingency Reserve as shown on the Project Development Budget. All change orders to the General Contractor's Agreement or to any Major Subcontract and changes to budget line items and the Contingency Reserve shall be detailed on the Contingency Transaction Ledger and Borrower shall further provide Agent Bank with copies of all change orders for the portions of the Expansion Project to which such Construction Disbursement relates.

          b. When the aggregate of all change orders to the General Contractor's Agreement or to any Major Subcontract and changes to budget line items (other than increases reflecting the addition of Optional Project Components as provided hereinbelow) in connection with the Expansion Project results in a net decrease to the Contingency Reserve in the amount of ninety percent (90%) or more of the amount of the Contingency Reserve, Borrower shall not approve any further change orders to the General Contractor's Agreement or any Major Subcontract or any further changes to budget line items, regardless of amount, without the prior written consent of Agent Bank and all additional costs shall be first approved in writing by Agent Bank. Further, all re-allocations of line items on the Project Development Budget larger than the greater of ten percent (10%) of any budgeted line item or Two Hundred Fifty Thousand Dollars ($250,000.00) shall be first consented to by Agent Bank.

          c. Notwithstanding the foregoing, no structural changes to the Structural Plans and Specifications (other than minor changes not inconsistent with the Plans and Specifications taken as a whole) shall be made without the prior written consent of Agent Bank. Subject to the provisions set forth hereinabove, within the foregoing limitations, the amounts allocated on the Project Development Budget for Contingency Reserve may be allocated amongst the other line item categories at the discretion of Borrower.

          d. Borrower shall have the right to elect to construct any one or more of the Optional Project Components on the following conditions:

          (i) that such election be made prior to the incurrence by Borrower of any Hard Costs in connection with the applicable Optional Project Component or Components to be added;

          (ii) that such election be irrevocable and made in writing by an Authorized Officer and accompanied by a description of the Optional Project Component to be added, a breakdown of the Construction Completion Costs attributable to such Optional Project Component and revised Construction Budgets and an updated Financial Requirements Analysis setting forth the aggregate costs of completing the Expansion Project with the addition of the Optional Project Component to be constructed; and

          (iii) that the addition of such Optional Project Component or Components shall not result in a Construction Overage, determined as of the date of such election in the manner set forth in Section 9.13(g).

     Section 9.13. Conditions Precedent to Construction Disbursement. No Construction Disbursement shall be made to Borrower with respect to the Expansion Project until each of the following conditions have occurred or otherwise been satisfied:

          a. Agent Bank shall have completed a Construction Cost Analysis as of the applicable Funding Date and have reviewed and approved as adequate the Plans and Specifications and all engineering reports and any subsequent change orders to the General Contractor's Agreement or to any Major Subcontract or modification to the Plans and Specifications, Financial Requirements Analysis and the Construction Budgets, each review of which shall be completed on or before ten (10) Banking Business Days after receipt of such Plans and Specifications and/or engineering reports or modifications thereof, including, without limitation, each modification involving the addition of an Optional Project Component, or on or before five (5) Banking Business Days with respect to change orders to the General Contractor's Agreement or any Major Subcontract which do: (i) require approval under Section 9.12(b), or
(ii) not involve the addition of an Optional Project Component;

          b. Borrower shall have actually paid for, other than the work of improvement for which the Construction Disbursement Request relates, all of the costs of the Expansion Project as set forth on the itemized Project Development Budget (other than such costs incurred as: (i) have not been billed or invoiced to Borrower, or (ii) for which Borrower has received such billing or invoice within fifteen (15) days of such Construction Disbursement Request, or (iii) Borrower disputes or contests such costs in good faith) for work completed on the Expansion Project to the date of commencement of the period covered by such Construction Disbursement Request, less the Retainage required hereby;

          c. Borrower shall have certified to Agent Bank that to the date of such Construction Disbursement Request the Expansion Project has been constructed in substantial compliance with the approved Plans and Specifications and any change orders theretofore issued and in substantial compliance with all necessary Governmental Authorities, ordinances and regulations;

          d. Borrower, to the best of its knowledge, shall have certified to Agent Bank that the portion of the Expansion Project to be constructed by the General Contractor under the General Contractor's Agreement can be completed in overall compliance with the General Contractor's Budget and that portion of the Project Development Budget allocated for payment to the General Contractor;

          e. Borrower shall have certified to Agent Bank, to the best of its knowledge, that the Expansion Project can be completed in substantial compliance with the Plans and Specifications and the Project Development Budget for an aggregate amount of Construction Completion Costs equal to or less than the sum of: (i) the amount of Available Borrowings for Construction Disbursement under the Construction Loan Subfacility, plus (ii) the then applicable Maximum Amount of Permitted Deferred Construction Equity, plus
(iii) the then applicable amount of Permitted Deferred FF&E Acquisition Costs;

          f. No Construction Disbursement shall be made to Borrower if, in the opinion of Agent Bank, the value of the construction in place on the site and materials delivered and suitably stored on site or in a warehouse in a manner satisfactory to Agent Bank is less than the total of all costs disbursed in connection with the construction of the Expansion Project, without regard to the amount of Advance Deposits for FF&E that have not then been delivered on site at the Expansion Project. However, Construction Disbursements shall resume when said value exceeds the total of all costs disbursed;

          g. If at any time Agent Bank determines as a result of a Construction Cost Analysis or by reason of the addition of an Optional Project Component that as of the date of such determination the aggregate amount of Construction Completion Costs exceeds (after giving effect to any adjustment by reason of Borrower's election to construct any Optional Project Component) the sum of: (x) the then amount of Available Borrowings for Construction Disbursement under the Construction Loan Subfacility, plus (y) the then applicable Maximum Amount of Permitted Deferred Construction Equity, plus (z) the then applicable amount of Permitted Deferred FF&E Acquisition Costs (the amount of such excess, as the same may exist at any time or from time to time, being herein referred to as a "Construction Overage"), Borrower shall have ten
(10) days from written notice thereof from Agent Bank in which to: (i) increase the Available Borrowings by reducing the Funded Outstandings by the amount of such Construction Overage, (ii) deposit in an interest bearing account with Agent Bank, Cash in the amount of such Construction Overage, which Cash shall be disbursed by Agent Bank for the payment of such Construction Overages prior to the making of any further Construction Disbursements, or (iii) make alternative arrangements satisfactory to Agent Bank for the payment of Borrower Construction Expenditures in the amount of such Construction Overage. In the event of (ii) above, Borrower shall have the right to select the type of interest bearing account so as to maximize the interest to be earned which shall accrue to the benefit of Borrower. In the event of a Construction Overage, all Construction Disbursements for the Expansion Project shall cease until Borrower shall have complied with the requirements set forth in Subsections 9.13(g)(i), (ii) or (iii) hereinabove;

          h. Until the Maximum Amount of Permitted Deferred Construction Equity is reduced to zero (0), Borrower shall make or have made Borrower Construction Expenditures during each ninety (90) day period following the Initial Construction Disbursement Date in a minimum amount of One Million Dollars ($1,000,000.00); and

          i. Agent Bank shall have approved each Construction Disbursement Request and/or payments made by Borrower for items as shown on the Project Development Budget.

     By Borrower requesting Construction Disbursements under this Article IX, Borrower shall be deemed to have reaffirmed all representations and warranties contained in Article IV and confirmed that Borrower is in full compliance with each covenant contained in Article V concurrently with the making of each Construction Disbursement Request.

     Section 9.14. No Obligation to See to Proper Application of Construction Disbursements. Nothing contained herein or in any other documents and agreements contemplated hereby or executed approximately simultaneously herewith shall impose upon Banks any obligation to see to the proper application of any Construction Disbursements by Borrower, the Architect, the General Contractor or Subcontractors, and nothing shall prevent Lenders, at their option, from deducting from any Construction Disbursements any sums owed to Banks by Borrower for unpaid interest or principal, or for sums paid and expended by Lenders for taxes, assessments, insurance and other like payments (after the expiration of any applicable notice and cure period), pursuant to their rights under the terms of this Credit Agreement, the Revolving Credit Note or the Deed of Trust.

     Section 9.15. No Construction Disbursements Required in Event of Default. Lenders shall not be required to make any Construction Disbursements hereunder if, at the time when a Construction Disbursement Request is made, there exists an Event of Default hereunder or under any of the other Loan Documents; provided, however, Lenders may, in their sole discretion upon the approval of Requisite Lenders, make Construction Disbursements notwithstanding the existence of an Event of Default and any Construction Disbursements so made shall be deemed to have been made pursuant to this Credit Agreement.

     Section 9.16. No Construction Disbursements Required if Cloud on Title Exists. Lenders shall not be obligated to make any Construction Disbursements while there is any lien or encumbrance upon the Hotel/Casino Property, other than the Permitted Encumbrances or as provided in Sections 5.03 and 5.10 hereof, which, in the reasonable opinion of counsel for Lenders, may invalidate or have priority over the encumbrance, liens and security interests granted pursuant to the Deed of Trust.

     Section 9.17. Indorsement from Title Insurance Company. Title Insurance Company shall update the Title Policy issued as of the Closing Date in favor of Lenders concurrently with each Construction Disbursement at Borrower's expense insuring Agent Bank on behalf of Lenders against any further liens, encumbrances or exceptions to the state of title to the Hotel/Casino Property as of the date of each advance. Each such update shall be in the form of a written 122 Indorsement (except for the final indorsements as provided in Section 9.21) to the Title Policy together with any other indorsements which Lenders reasonably require. Additionally, Borrower shall cause Title Insurance Company to issue its 102.5 Foundation Indorsement to the Title Policy upon completion of the foundations for the Expansion Project as set forth in the Plans and Specifications and Borrower shall deliver or cause to be delivered an "as built" survey of the Expansion Project prepared by an engineer acceptable to Agent Bank within ninety (90) days following the Completion Date.

     Section 9.18. Ownership of all Materials Used on the Expansion Project. All materials incorporated into the construction of the Expansion Project, other than FF&E leased by Borrower in accordance with this Credit Agreement, shall have been purchased and paid for in a timely manner so that the absolute ownership thereof shall have vested in Borrower, subject to any purchase money security or leasehold interest allowed under Section 6.07(a) and (b) herein, and Borrower shall have furnished to Agent Bank, if required by Agent Bank, copies of the contracts, bills of sale, lease or other agreements under which title or possession thereto is claimed.

     Section 9.19. Accuracy of Representations and Warranties. Lenders shall not be required to make any Construction Disbursements unless and until the representations and warranties contained in Article IV of this Credit Agreement are true and correct in all material respects on and as of the date of such Construction Disbursement, as though made on and as of such date.

     Section 9.20. Waiver of Requirements by Requisite Lenders. Lenders reserve the right, in their sole discretion upon the approval of Requisite Lenders, from time to time to make any Construction Disbursements without regard to any condition herein. The Lenders further reserve the right to withhold any payment of any statements or invoices, payment of which is requested, if, in the opinion of the Agent Bank, the percentage of completion is less than indicated by such statement or invoice.

     Section 9.21. Disbursement of Retainage. Lenders shall retain (collectively the "Retainage") from the gross amount approved for each Construction Disbursement for Hard Costs made from the proceeds of the Construction Loan Subfacility (other than with respect to the purchase of those items of FF&E set forth on the Schedule of Non-Retainage FF&E marked "Schedule 9.21" attached hereto and by this reference incorporated herein and made a part hereof, up to the aggregate amounts set forth thereon), ten percent (10%) of the amount of each such Construction Disbursement for Hard Costs until fifty percent (50%) of the Hard Cost component of the Project Development Budget has been expended for work performed and has been verified by Agent Bank. Thereafter, so long as no Event of Default shall have occurred and be continuing no further Retainage shall be retained from Construction Disbursements thereafter made unless Agent Bank is otherwise instructed by Borrower. Retainage withheld by Lenders from the proceeds of the Construction Loan Subfacility shall not bear interest and shall be deemed not disbursed under the Construction Loan Subfacility until released as provided hereinbelow. Notwithstanding the foregoing, upon the written request of Borrower, Lenders agree to release all Retainage for construction costs relating to excavation, footings and structural steel at such time as the respective work is 100% complete and upon such additional conditions and requirements as may be required by Agent Bank, to Agent Bank's reasonable satisfaction including, without limitation, final lien releases and other evidence that such work will be, with the release of such retention, fully paid. All remaining funds held for Retainage by Lenders shall be released (the "Retainage Release Date") upon the written request of Borrower, at such time as:

          a. The Completion Date has occurred with only "Punch List" items remaining to be completed which do not materially impair the ability of Borrower to occupy and operate the Expansion Project for its intended purpose, no single item exceeding a completion cost in excess of One Hundred Thousand Dollars ($100,000.00) and the aggregate of such "Punch List" items not exceeding One Million Dollars ($1,000,000.00) in substantial compliance with the Plans and Specifications and the terms and requirements of all Governmental Authorities, including, without limitation, compliance with the Americans with Disabilities Act, compliance with which shall be certified to the best knowledge of the Architect, after due inquiry and investigation;

          b. A Notice of Completion has been posted with respect to the Expansion Project and recorded in the office of the County Recorder of Washoe County, Nevada, the lien period has expired or the liens have been removed and Title Insurance Company has issued its final 101.6 indorsement to the Title Policy showing no liens, claims or encumbrances except those approved by Agent Bank upon the consent of Requisite Lenders;

          c. The Expansion Project has been accepted by Borrower as substantially complete and certified substantially completed and the "Punch List" shall be prepared by the Architect, the General Contractor, and Lenders' Consultant after an inspection which shall be made within ten (10) days of the filing of the notice of completion;

          d. The General Contractor has made a satisfactory account that all payments required under the General Contractor's Agreement and Borrower has made a satisfactory account that all other Hard Costs shown on the Borrower Construction Budget and all Soft Costs have been paid in full, with the exception of the unreleased Retainage, including, but not by way of limitation, all material and labor costs and have delivered copies of all lien releases to Agent Bank and have certified that no claims with respect to the Expansion Project remain outstanding, including any claims which might give rise to a lien or liens against the Expansion Project, except for work described in the "Punch List" or as to which Borrower is contesting the validity or amount;

          e. The Occupancy Date shall have occurred and a copy of the temporary or final Certificate of Occupancy (if temporary, Borrower agrees to promptly deliver a copy of the final Certificate of Occupancy to Agent Bank when received by Borrower) has been issued to Borrower by the appropriate Governmental Authority and a copy thereof delivered to Agent Bank and Borrower has taken beneficial occupancy of the entire Expansion Project, including, without limitation, all public areas (other than those areas which are an Optional Project Component) which shall be open for the use and occupancy by the public; and

          f. Borrower has delivered an "as-built" survey of the Expansion Project and an "as-built" set of plans and specifications of the Expansion Project to Agent Bank.

          From the amounts released as provided hereinabove, one hundred fifty percent (150%) of the Architect and Agent Bank's reasonable estimate of the cost of completing the "Punch List" shall be withheld. Such amounts shall be released monthly upon Construction Disbursement Request submitted by Borrower. Within forty-five (45) days following the Retainage Release Date, Borrower shall (i) certify completion of the "Punch List", and (ii) cause Title Insurance Company to issue its final 100, 101.2 and 103.1 indorsements to the Title Policy showing no Liens, claims or encumbrances on the Real Property except those approved by Requisite Lenders.

     Section 9.22. Construction Disbursements if a Lender Fails to Provide Funds. Borrower acknowledges and agrees that each of the Lenders shall only be responsible for its respective Pro Rata Share of any Construction Disbursement. In the event any of the Lenders fail to provide its Pro Rata Share of any Construction Disbursement, then the remaining Lenders' obligations to provide their respective Pro Rata Share shall not terminate nor shall Borrower's obligation to comply with the terms of this Credit Agreement and each of the Loan Documents terminate. If any Lender defaults in providing its Pro Rata Share of any Construction Disbursement, then Agent Bank and Borrower shall use their best efforts to find a replacement lender.

     Section 9.23. Possession and Completion of Construction. Upon the occurrence of any Event of Default, Borrower agrees, upon the request of Agent Bank at the direction of Requisite Lenders, to vacate the Hotel/Casino Facility and permit Lenders:

          a. To enter directly, or through a receiver or other designated representative, into possession of the Expansion Project;

          b. To perform or cause to be performed any and all work and labor necessary, in the discretion of Agent Bank, to complete the Expansion Project in accordance with the Plans and Specifications;

          c.     To employ security watchmen to protect the Expansion Project;
and

          d. To advance any portion of the Construction Loan Subfacility not previously advanced (including any Retainage and any reserved funds) to the extent necessary or desirable, in the sole discretion of Agent Bank, to complete construction of the Expansion Project without substantial departure from the Plans and Specifications, and if the completion requires a larger sum than the unadvanced portion of the Construction Loan Subfacility, to advance such additional funds, all of which funds so advanced by Lenders shall be deemed to have been advanced to Borrower and shall be part of the Indebtedness evidenced by the Revolving Credit Note and secured by the Security Documentation. For this purpose, Borrower constitutes and appoints Agent Bank the true and lawful attorney-in-fact for Borrower, with full power of substitution, to complete the construction of the Expansion Project in the name of Borrower, and hereby empowers Agent Bank as such attorney to take all actions that Agent Bank considers necessary or desirable in connection therewith, including but not limited to the following: (i) to use any funds of Borrower, including any balance that may be held in escrow and any funds that may remain unadvanced under this agreement, for the purpose of completing the Expansion Project in substantially the manner called for by the Plans and Specifications; (ii) to make such additions, changes and corrections in the Plans and Specifications as Agent Bank may consider necessary or desirable to complete the Expansion Project in substantially the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, engineers, architects, inspectors, attorneys and other Persons as Agent Bank may consider necessary or desirable for such purposes; (iv) to pay, settle or compromise all existing or future bills and claims that are or may be or become Liens against the Real Property, or may be necessary or desirable for the completion of the Expansion Project or the clearance of title to the Real Property; (v) to execute in the name of Borrower all applications and certificates that may be required by any construction contract; and (vi) to do any act with respect to the construction of the Expansion Project that Borrower could do on its own behalf. This power of attorney is a power coupled with an interest and cannot be revoked by death or otherwise. Such attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Expansion Project and to take such action and require such performance as Agent Bank considers necessary.

                                  ARTICLE X

                              AGENCY PROVISIONS

     Section 10.01.     Appointment.

          a. Each Lender hereby (i) designates and appoints WFB as the Agent Bank of such Lender under this Credit Agreement and the Loan Documents,
(ii) authorizes and directs Agent Bank to enter into the Loan Documents other than this Credit Agreement for the benefit of Lenders, and (iii) authorizes Agent Bank to take such action on its behalf under the provisions of this Credit Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 10.10(a) and 10.10(b). Agent Bank agrees to act as such on the express conditions contained in this Article X.

          b. The provisions of this Article X are solely for the benefit of Agent Bank and Lenders, and Borrower and Guarantors shall not have any rights to rely on or enforce any of the provisions hereof (other than as set forth in the provisions of Sections 10.03, 10.09 and 11.10), provided, however, that the foregoing shall in no way limit Borrower's or Guarantors' obligations under this Article X nor limit Lenders' obligations to Borrower as provided in this Credit Agreement. In performing its functions and duties under this Credit Agreement, Agent Bank shall act solely as Agent Bank of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower, Guarantors or any other Person.

     Section 10.02. Nature of Duties. Agent Bank shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement or in the Loan Documents. The duties of Agent Bank shall be administrative in nature. Subject to the provisions of Sections 10.05 and 10.07, Agent Bank shall administer the Credit Facility in the same manner as it administers its own loans. Promptly following the effectiveness of this Credit Agreement, Agent Bank shall send to each Lender a duplicate executed original, to the extent the same are available in sufficient numbers, of the Credit Agreement and a copy of each other Loan Document in favor of Lenders and a copy of the filed or recorded Security Documentation, with the originals of the latter to be held and retained by Agent Bank for the benefit of all Lenders. Agent Bank shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent Bank any obligation in respect of this Credit Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower, Guarantors and the Collateral in connection with the making and the continuance of the Credit Facility hereunder and shall make its own appraisal of the creditworthiness of the Borrower, Guarantors and the Collateral, and, except as specifically provided herein, Agent Bank shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

     Section 10.03.     Disbursement of Borrowings.

          a. Not later than the next Banking Business Day following receipt of a Notice of Borrowing, Agent Bank shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to Agent Bank (or the funding bank or entity designated by Agent Bank), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in Section 10.03(b). Unless Agent Bank shall have been notified by any Lender not later than the close of business (San Francisco time) on the Banking Business Day immediately preceding the Funding Date in respect of any Borrowing that such Lender does not intend to make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank may assume that such Lender shall make such amount available to Agent Bank. If any Lender does not notify Agent Bank of its intention not to make available its Pro Rata Share of such Borrowing as described above, but does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, such Lender shall pay to Agent Bank forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender's Pro Rata Share of such Borrowing. If Agent Bank funds to Borrower such Lender's Pro Rata Share of such Borrowing and if such Lender subsequently pays to Agent Bank such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. Nothing in this
Section 10.03(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Borrowing.

          b. Requests by Agent Bank for funding by Lenders of Borrowings will be made by telecopy. Each Lender shall make the amount of its Pro Rata Share of such Borrowing available to Agent Bank in Dollars and in immediately available funds, to such bank and account, in San Francisco, California as Agent Bank may designate, not later than 11:00 a.m. on the Funding Date designated in the Notice of Borrowing with respect to such Borrowing.

          c. Nothing in this Section 10.03 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Borrowings on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to advance its Pro Rata Share of any Borrowing hereunder, and the Pro Rata Share of the Aggregate Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Pro Rata Share of any Borrowing.

     Section 10.04.     Distribution and Apportionment of Payments.

          a. Subject to Section 10.04(b), payments actually received by Agent Bank for the account of Lenders shall be paid to them promptly after receipt thereof by Agent Bank, but in any event within one (1) Banking Business Day, provided that Agent Bank shall pay to Lenders interest thereon, at the Federal Funds Rate from the Banking Business Day following receipt of such funds by Agent Bank until such funds are paid in immediately available funds to Lenders. Subject to Section 10.04(b), all payments of principal and interest in respect of Funded Outstandings, all payments of the fees described in this Credit Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent Bank shall promptly distribute, but in any event within one (1) Banking Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the applicable Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent Bank shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with Section 11.01, without necessity of notice to or consent of or approval by Borrower, Guarantors or any other Person. All payments or other sums received by Agent Bank for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent Bank and shall be held by Agent Bank, solely in its capacity as administrative and collateral agent for itself and the other Lenders, subject to the Loan Documents.

          b. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of Borrowing which was previously a Non Pro Rata Borrowing, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal due in respect of such Non Pro Rata Borrowing, all principal sums owing to such Defaulting Lender hereunder shall be subordinated in right of payment to the prior payment in full of all principal, in respect of all Non Pro Rata Borrowing in which the Defaulting Lender has not funded its Pro Rata Share. This provision governs only the relationship among Agent Bank, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Borrowings in accordance with the terms of this Credit Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Credit Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Nonusage Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Borrowings or reimburse Agent Bank for any Liabilities and Costs as herein provided until such failure has been cured, and Agent Bank shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Credit Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent Bank and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Credit Agreement.

     Section 10.05. Rights, Exculpation, Etc. Neither Agent Bank, any Affiliate of Agent Bank, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent Bank shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent Bank shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 10.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent Bank shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, any of the Security Documentation or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the Borrower or any of its Affiliates. Agent Bank shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the Loan Documents or the financial condition of the Borrower, Guarantors or any of their Affiliates, or the existence or possible existence of any Default or Event of Default.

     Section 10.06. Reliance. Agent Bank shall be entitled to rely upon the advice and recommendations of the Lenders' Consultant with respect to all matters relating to construction of the Expansion Project and the advance of Construction Disbursements and upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

     Section 10.07. Indemnification. To the extent that Agent Bank is not reimbursed and indemnified by Borrower or Guarantors, Lenders will reimburse, within ten (10) Banking Business Days after notice from Agent Bank, and indemnify and defend Agent Bank for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Credit Agreement, the Security Documentation or any of the other Loan Documents or any action taken or omitted by Agent Bank or under this Credit Agreement, the Security Documentation or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent Bank's gross negligence or willful misconduct. The obligations of Lenders under this
Section 10.07 shall survive the payment in full of all Obligations and the termination of this Credit Agreement. In the event that after payment and distribution of any amount by Agent Bank to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or Guarantors or a trustee in bankruptcy, recovers from Agent Bank any amount found to have been wrongfully paid to Agent Bank or disbursed by Agent Bank to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent Bank for all such amounts. Notwithstanding the foregoing, Agent Bank shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent Bank before they are incurred or made payable.

     Section 10.08. Agent Individually. With respect to its Pro Rata Share of the Aggregate Commitment hereunder and the Borrowings made by it, Agent Bank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent Bank in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent Bank solely in its capacity as Agent Bank and need not necessarily include Agent Bank in its capacity as a Lender. Agent Bank and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not acting as Agent Bank or Lender pursuant hereto.

     Section 10.09. Successor Agent Bank; Resignation of Agent Bank; Removal of Agent Bank.

          a. Agent Bank may resign from the performance of all its functions and duties hereunder at any time following the earlier to occur of the Project Termination Date or the Retainage Release Date by giving at least thirty (30) Banking Business Days' prior written notice to Lenders and Borrower, and shall automatically cease to be Agent Bank hereunder in the event a petition in bankruptcy shall be filed by or against Agent Bank or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent Bank or Agent Bank's interests under the Credit Facility. Further, Lenders (other than Agent Bank) may unanimously remove Agent Bank at any time upon the occurrence of gross negligence or wilful misconduct by Agent Bank by giving at least thirty (30) Banking Business Days' prior written notice to Agent Bank, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent Bank of appointment pursuant to clause (b) or (c).

          b. Upon any such notice of resignation by or removal of Agent Bank, Requisite Lenders shall appoint a successor Agent Bank which appointment shall be subject to Borrower's consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent Bank must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000.00).

          c. If a successor Agent Bank shall not have been so appointed within said thirty (30) Banking Business Day period, the retiring or removed Agent Bank, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default) (which may not be unreasonably withheld or delayed), shall then appoint a successor Agent Bank who shall meet the requirements described in subsection (b) above and who shall serve as Agent Bank until such time, if any, as Requisite Lenders, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent Bank as provided above.

     Section 10.10.     Consent and Approvals.

          a. Each consent, approval, amendment, modification or waiver specifically enumerated in this Section 10.10(a) shall require the consent of Requisite Lenders:

               (i) Approval of Borrowings with less than full compliance with requirements of Article IIIB and C or Article IX (Section 2.04);

               (ii) Consent to modification to financial reporting requirements or production of additional financial or other information (Section 5.08);

               (iii)     Approval of Investments (Section 6.05);

               (iv) Approval of a change in the method of calculation of any financial covenants, standards or terms as a result of a change in accounting principle (Section 6.17);

               (v) Direct Agent Bank to declare the unpaid balance of the Credit Facility fully due and payable (Section 7.02);

               (vi) Direct the disposition of insurance proceeds or condemnation awards under certain circumstances (Section 8.02);

               (vii)     Approval of Construction Disbursements
notwithstanding the existence of an Event of Default (Section 9.15);

               (viii) Approval of Construction Disbursement without regard to any condition (Section 9.20);

               (ix) Approve possession of the Expansion Project and completion of construction upon the occurrence of an Event of Default (Section 9.23);

               (x) Approval of appointment of successor Agent Bank (Section 10.09);

               (xi)     Approval of certain Protective Advances (Section
10.11(a));

               (xii) Approval of a Post-Foreclosure Plan and related matters (Section 10.11(e));

               (xiii) Consent to action or proceeding against Borrower or the Collateral by any Lender (Section 10.12);

               (xiv) Except as referred to in subsection (b) below, approval of any amendment, modification or termination of this Credit Agreement, or waiver of any provision herein (Section 11.01).

          b. Each consent, approval, amendment, modification or waiver specifically enumerated in Section 11.01 shall require the consent of all Lenders.

          c. In addition to the required consents or approvals referred to in subsection (a) above, Agent Bank may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Credit Agreement or of any of the Loan Documents, Agent Bank is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent Bank shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent Bank as a result of Agent Bank acting or refraining from acting under this Credit Agreement, the Security Documentation or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent Bank shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent Bank to act or refrain from acting pursuant hereto.

          d. Each Lender agrees that any action taken by Agent Bank at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Credit Agreement or any Loan Document, and the exercise by Agent Bank at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. Funding requests hereunder shall be made in the manner set forth in Articles II and IX herein. All other communications from Agent Bank to Lenders requesting Lenders' determination, consent, approval or disapproval
(i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent Bank by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent Bank's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Banking Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent Bank that it objects to the recommendation or determination of Agent Bank (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent Bank shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent Bank or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

     Section 10.11.     Agency Provisions Relating to Collateral.

          a. Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain Liens of the Security Documentation upon the Collateral granted pursuant to the Loan Documents. Agent Bank may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrower or Guarantors, for, Protective Advance(s) during any one (1) calendar year with respect to the Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Collateral, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral, and
(iii) One Hundred Thousand Dollars ($100,000.00). Protective Advances in excess of said sum during any calendar year for any Collateral shall require the consent of Requisite Lenders. In addition, Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to: (i) waive the imposition of the late fees provided for in Section 2.11 up to a maximum of two (2) times per calendar year, including any extensions, and (ii) release the V/P Property as Collateral subject to the satisfaction of each of the conditions set forth in
Section 11.22.

          b. Lenders hereby irrevocably authorize Agent Bank, at its option and in its discretion, to release any Security Documentation granted to or held by Agent Bank upon any Collateral (i) upon Bank Facility Termination and repayment and satisfaction of all Borrowings, and all other Obligations and the termination of this Credit Agreement, or (ii) if approved, authorized or ratified in writing by Agent Bank at the direction of all Lenders. Agent Bank shall not be required to execute any document to evidence the release of the Security Documentation granted to Agent Bank for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent Bank's opinion, such document would expose Agent Bank to liability or create any obligation or entail any consequence other than the release of such Security Documentation without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Security Documentation upon (or obligations of Borrower in respect of) any property which shall continue to constitute part of the Collateral.

          c. Except as provided in this Credit Agreement, Agent Bank shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Security Documentation granted to Agent Bank herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

          d. Should Agent Bank (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Security Documentation on any of the Collateral, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent Bank shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided that Agent Bank shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent Bank and other Lenders unless Agent Bank shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent Bank determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent Bank.

          e. In the event that all or any portion of the Collateral is acquired by Agent Bank as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent Bank or a nominee or subsidiary of Agent Bank, as agent, for the ratable benefit of Agent Bank and Lenders. Agent Bank shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. Unless a Lender shall give written notice to Agent Bank that it objects to the recommended Post-Foreclosure Plan or any alternative Post-Foreclosure Plan as set forth below, within the Lender Reply Period, such Lender shall be deemed to have approved such Post-Foreclosure Plan. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent Bank, and Agent Bank shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent Bank shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent Bank with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent Bank pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent Bank shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent Bank shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent Bank shall, in accordance with all applicable Gaming Laws and the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent Bank or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent Bank shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent Bank, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent Bank and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article X insofar as the same is appropriate or applicable.

     Section 10.12. Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower, Guarantors or any other obligor hereunder, under the Security Documentation or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of Requisite Lenders.

     Section 10.13. Ratable Sharing. Subject to Section 10.03 and 10.04, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No Lender shall exercise any setoff, banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent Bank.

     Section 10.14. Delivery of Documents. Agent Bank shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i)copies of all documents to which such Lender is a party or of which is executed or held by Agent Bank on behalf of such Lender, (ii) all documents of which Agent Bank receives copies from Borrower pursuant to Article VI and Section 11.03, (iii) all other documents or information which Agent Bank is required to send to Lenders pursuant to the terms of this Credit Agreement, (iv) other information or documents received by Agent Bank at the request of any Lender, and (v) all notices received by Agent Bank pursuant to Section 5.20. In addition, within fifteen (15) Banking Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, Agent Bank shall deliver such written information or documents to such requesting Lender if Agent Bank has possession of such written information or documents in its capacity as Agent Bank or as a Lender.

     Section 10.15. Notice of Events of Default. Agent Bank shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Credit Facility) unless Agent Bank has received notice in writing from a Lender or Borrower referring to this Credit Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of a Default or Event of Default. Should Agent Bank receive such notice of the occurrence of a Default or Event of Default, or should Agent Bank send Borrower or Guarantors a notice of Default or Event of Default, Agent Bank shall promptly give notice thereof to each Lender.

                                 ARTICLE XI

                         GENERAL TERMS AND CONDITIONS

     The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

     Section 11.01. Amendments and Waivers. (a) No amendment or modification of any provision of this Credit Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders), Borrower and Guarantors (except for rights and priorities of Lenders as amongst themselves as provided in Section 10.04(a) which do not require the consent of Borrower or Guarantors), and (b) no termination or waiver of any provision of this Credit Agreement, or consent to any departure by Borrower and/or Guarantors therefrom (except as expressly provided in Section 10.11(a) with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders:

          (i) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Requisite Lenders, modify this Section
11.01 or change the definition of "Requisite Lenders", or remove Agent Bank under Section 10.09(a), shall be effective unless consented to by all of the Lenders, without regard to the vote of Agent Bank as a Lender;

          (ii) increase the Aggregate Commitment or the Syndication Interest of any Lender, release any Collateral except as specifically provided in the Credit Agreement, extend the Maturity Date or change any provision expressly requiring the consent of all Lenders shall be made without the consent of each Lender; or

          (iii) reduce any fees described in Section 2.10 or extend the due date for, or reduce or postpone the amount of, any Scheduled Reductions on the Credit Facility, or reduce the rate of interest or postpone the payment of interest on the Credit Facility, shall be made without the consent of all of the Lenders.

No amendment, modification, termination or waiver of any provision of Article X or any other provision referring to Agent Bank shall be effective without the written concurrence of Agent Bank, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower or Guarantors in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 11.01 shall be binding on each assignee, transferee or recipient of Agent Bank's or any Lender's Syndication Interest under this Credit Agreement or the Credit Facility at the time outstanding.

     Section 11.02. Failure to Exercise Rights. Nothing herein contained shall impose upon Banks, Borrower or Guarantors any obligation to enforce any terms, covenants or conditions contained herein. Failure of Banks, Borrower or Guarantors, in any one or more instances, to insist upon strict performance by Borrower, Guarantors or Banks of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Banks, Borrower or Guarantors of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrower, Guarantors or Banks with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Banks, Guarantors or Borrower to any act or omission by Borrower, Guarantors or Banks shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Banks', Guarantors' or Borrower's consent to be obtained in any future or other instance.

     Section 11.03. Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent Bank pursuant to Articles II and IX shall not be effective until received by Agent Bank. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11.03) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in an Assignment and Assumption Agreement or in a written notice to all of the other parties. All deliveries to be made to Agent Bank for distribution to the Lenders shall be made to Agent Bank at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent Bank for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent Bank in a written notice.

     Section 11.04. Modification in Writing. This Credit Agreement and the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by any of the Banks to Borrower or Guarantors. Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 11.05. Other Agreements. If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrower or Guarantors, as applicable, shall use their best efforts to amend such document, certificate or agreement to the satisfaction of Agent Bank to remove such inconsistency.

     Section 11.06. Counterparts. This Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

     Section 11.07. Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Agent Bank, Banks, Borrower or Guarantors in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Agent Bank, Banks, Borrower or Guarantors in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Agent Bank, Banks, Borrower or Guarantors herein. The exercise of any right or partial exercise thereof by Agent Bank, Banks, Borrower or Guarantors shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent Bank or Banks, as the case may be.

     Section 11.08. Continuing Representations. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Credit Facility hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing under the Credit Facility and the Credit Facility has been irrevocably terminated.

     Section 11.09. Successors and Assigns. All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

     Section 11.10. Assignment of Loan Documents by Borrower, Guarantors or Syndication Interests by Lenders.

          a. This Credit Agreement and the other Loan Documents to which Borrower or any Guarantor is a party will be binding upon and inure to the benefit of Borrower, Guarantors, the Agent Bank, each of the Banks, and their respective successors and assigns, except that, Borrower and Guarantors may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment or delegation in contravention of the foregoing shall be null and void. Any Lender may at any time pledge its Syndication Interest in the Credit Facility, the Credit Agreement and the Loan Documents to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

          b. Each Lender may assign all or any part of its Syndication Interest in the Credit Facility to one or more financial institutions that are Eligible Assignees with the prior consent of the Agent Bank and, so long as no Event of Default has occurred and remains continuing, Borrower (which consents shall not be unreasonably withheld or delayed); provided, however, that during the Construction Period, Agent Bank and its Affiliates shall at all times hold a Syndication Interest no less than the amount of the next largest Syndication Interest held by any Lender in the Credit Facility; and further provided, however, that the minimum amount of each such assignment shall be Five Million Dollars ($5,000,000.00), or such lesser amount as constitutes the remaining amount of a Lender's Syndication Interest in the Credit Facility (except that there shall be no minimum assignment among the Lenders or to their Affiliates), and each assignee Lender (or assignor if so agreed between the assignee Lender and such assignor) shall pay to the Agent Bank an assignment fee of Three Thousand Five Hundred Dollars ($3,500.00) with respect to each such assignment. Each such assignment shall be evidenced by an assignment substantially in the form of the Assignment and Assumption Agreement or other form reasonably acceptable to Agent Bank and Borrower. Concurrently with each such assignment, each assignee Lender shall certify that as of the date of such assignment no amounts are payable to such assignee Lender under Sections
2.12 or 2.13 of the Credit Agreement other than to the extent amounts thereunder are payable to all of the Lenders. Upon any such assignment, the assignee financial institution shall become a Lender for all purposes under the Credit Agreement and each of the Loan Documents and the assigning Lender shall be released from its further obligations hereunder to the extent of such assignment. Agent Bank agrees to give prompt notice to Borrower of each assignment made under this Section 11.10(b) and to deliver to Borrower each revision to the Schedule of Lenders' Proportions in Credit Facility made as a consequence of each such assignment.

          c. Each Lender may sell participations for all or any part of its Syndication Interest in the Credit Facility; provided, however, that (i) such Lender shall promptly give written notice of such participation to Agent Bank, (ii) such Lender shall remain responsible for its total obligations under the Credit Agreement and each of the Loan Documents, (iii) the Borrower and the Agent Bank shall continue to deal solely with such Lender in connection with such Lender's rights and obligations under the Credit Agreement and each of the Loan Documents, (iv) such Lender shall not sell any participation to any competitor of Borrower or any Person engaged in the business of owning or operating a casino, and (v) such Lender shall not sell any participation under which the participant would have rights to approve any amendment or waiver relating to the Credit Agreement or any Loan Document except to the extent any such amendment or waiver would (w) extend the final Maturity Date or the date for the payment or any installments of fees, principal or interest due in respect of the Credit Facility, (x) reduce the amount of any Scheduled Reduction in respect to the Credit Facility, (y) reduce the interest rates or fees applicable to the Credit Facility or (z) release any material portion of the Collateral. Notwithstanding the foregoing, the rights of the Lenders to make assignments and to grant participations shall be subject to the approval by the Gaming Authorities of the assignee or participant, to the extent required by applicable Gaming Laws, and to applicable securities laws.

          d. In the event any Lender is found unsuitable as a Lender under the Credit Facility by the Nevada Gaming Authorities or the Governmental Authorities of any other State of the United States ("Unsuitable Lender"): (i) Agent Bank shall use its reasonable efforts to find a replacement Lender, (ii) Borrower shall have the right, in Borrower's discretion, to make a Voluntary Permanent Reduction in the amount necessary to reduce the Aggregate Commitment by the amount of the Syndication Interest held by the Unsuitable Lender until a replacement Lender, if any, commits to acquire the Syndication Interest of the Unsuitable Lender, at which time the Aggregate Commitment shall be increased by the amount of the Voluntary Permanent Reduction, and (iii) upon full payment of all outstanding amounts of principal and interest owing it, such Unsuitable Lender shall execute such documents as may be required by Agent Bank, Borrower or the Nevada Gaming Authorities to evidence the assignment or termination, as the case may be, of its Syndication Interest in the Credit Facility.

     Section 11.11. Action by Lenders. Whenever Banks shall have the right to make an election, or to exercise any right, or their consent shall be required for any action under this Credit Agreement or the Loan Documents, then such election, exercise or consent shall be given or made for all Banks by Agent Bank in accordance with the provisions of Section 11.01. Notices, reports and other documents required to be given by Borrower and/or Guarantors to Banks hereunder may be given to Agent Bank on behalf of Banks, with sufficient copies for distribution to each of the Banks, and the delivery to Agent Bank shall constitute delivery to Banks. In the event any payment or payments are received by a Lender other than Agent Bank, Borrower consents to such payments being shared and distributed as provided herein.

     Section 11.12. Time of Essence. Time shall be of the essence of this Credit Agreement.

     Section 11.13. Choice of Law and Forum. This Credit Agreement shall be governed by and construed in accordance with the internal laws of the State
of Nevada without regard to principles of conflicts of law.   Borrower and
Guarantors further agree that the full and exclusive forum for the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Banks pursuant to the terms hereof shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

     Section 11.14.  Arbitration.

           a. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

          b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

          c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

     Section 11.15. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, GUARANTORS AND EACH OF THE BANKS EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTORS AND BANKS WITH RESPECT TO THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, GUARANTORS AND EACH OF THE BANKS EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     Section 11.16. Scope of Approval and Review. Any inspection of the Hotel/Casino Facility or other documents shall be deemed to be made solely for Banks' internal purposes and shall not be relied upon by the Borrower, Guarantors or any third party. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrower or Guarantors.

     Section 11.17. Severability of Provisions. In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 11.18. Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

     Section 11.19. Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

     Section 11.20.     Expenses.

          a. Generally. Borrower agrees upon demand to pay, or reimburse Agent Bank for, all of Agent Bank's documented reasonable out-of-pocket costs and expenses of every type and nature incurred by Agent Bank at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) any requests for consent, waiver or other modification of any Loan Document made by Borrower, other than to correct errors attributable to the Banks; (ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Security Documentation and the other Loan Documents and the advance of Borrowings;
(iii) the subordination or release of any Collateral, including title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, filing and recording fees and taxes, duplication costs and corporate search fees); and (v) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

          b. After Event of Default. Borrower further agrees to pay, or reimburse Agent Bank and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent Bank or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

     Section 11.21. Setoff. In addition to any rights and remedies of the Agent Bank provided by law, if any Event of Default exists, Agent Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Agent Bank to or for the credit or the account of Borrower against any and all obligations of Borrower under the Credit Facility, now or hereafter existing, irrespective of whether or not the Agent Bank shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Agent Bank agrees promptly to notify the Borrower (and Agent Bank shall promptly notify each other Lender) after any such setoff and application made by Agent Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent Bank under this Section 11.21 are in addition to the other rights and remedies which Agent Bank may have.

     Section 11.22.     Release of V/P Property as Collateral.
Notwithstanding anything herein contained to the contrary, Banks agree, and hereby authorize and direct Agent Bank without further consent or authorization, to promptly release the V/P Property (or that portion thereof which is not an integral part of the Hotel/Casino Facility) as Collateral upon the occurrence of any of the following conditions, so long as no Default or Event of Default has occurred and remains continuing:

          a. Borrower elects not to construct the Expansion Project and Expansion Project Termination occurs; or

          b. On or after the later to occur of January 1, 2000, or the Retainage Release Date, Borrower makes a Voluntary Permanent Reduction under
Section 2.01(c) of at least Five Million Dollars ($5,000,000.00); or

          c. On or after the later to occur of January 1, 2001 or the Retainage Release Date, Borrower achieves EBITDA, as of the end of any Fiscal Quarter, together with the (3) immediately preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis, of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) or more.

          d. If previously released, as provided above, and the V/P Property has been retaken as Collateral under Section 5.06 of this Credit Agreement, the V/P Property shall be re-released as Collateral in the event that its use in connection with the Hotel/Casino Facility is no longer required by the Laws of any applicable Governmental Authority.

     Section 11.23. Schedules Attached. Schedules are attached hereto and incorporated herein and made a part hereof as follows:

          Schedule 2.01(a) - Schedule of Lenders' Proportions in Credit
Facility

          Schedule 2.01(c) - Aggregate Commitment Reduction Schedule

          Schedule 2.01(c) -
          Alternate One      Aggregate Commitment Reduction Schedule -
Alternate One

          Schedule 3.18   -  Schedule of Significant Litigation

          Schedule 4.15   -  Schedules of Spaceleases

          Schedule 4.16   -  Schedule of Equipment Leases and Contracts

          Schedule 4.22 - Schedule of Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights

          Schedule 4.23   -  Schedule of Contingent Liabilities

          Schedule 5.09(j)- Schedule of General Contractor Minimum Insurance Requirements

          Schedule 6.08   -  Schedule of Liens

          Schedule 9.07   -  Schedule of Advance Deposits

          Schedule 9.13(g)-  Schedule of Permitted Deferred Construction
Equity

          Schedule 9.21   -  Schedule of Non-Retainage FF&E

          Schedule A      -  Hotel/Casino Property - Description

          Schedule B      -  V/P Property - Description

     Section 11.24. Exhibits Attached. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

          Exhibit A  -  Revolving Credit Note - Form

          Exhibit B  -  Swingline Note - Form

          Exhibit C  -  Notice of Borrowing - Form

          Exhibit D  -  Continuation/Conversion Notice -Form

          Exhibit E  -  Compliance Certificate - Form

          Exhibit F  -  Pricing Certificate - Form

          Exhibit G  -  Authorized Officer Certificate -Form

          Exhibit H  -  Closing Certificate

          Exhibit I  -  Continuing Guaranty - Form

          Exhibit J  -  Completion Guaranty - Form

          Exhibit K  -  Construction Disbursement Request - Form

          Exhibit L  -  Legal Opinion - Form

          Exhibit M  -  Assignment and Assumption Agreement - Form

          Exhibit N  -  Notice of Swingline Advance - Form

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.


                                   BORROWER:

                                   GOLDEN ROAD MOTOR INN, INC.,
                                   a Nevada corporation



                                   By /s/ Ben Farahi
                                     ---------------
                                     Ben Farahi,
                                     Secretary

                                   Address:

                                   1175 West Moana Lane
                                   Suite 200
                                   Reno, NV  89509

                                   Telephone: (702) 825-3355
                                   Facsimile: (702) 825-7705

                                   GUARANTORS:

                                   MCRI:

                                   MONARCH CASINO & RESORT, INC.,
                                   a Nevada corporation


                                   By /s/ Ben Farahi
                                     ---------------
                                     Ben Farahi,
                                     Secretary

                                   Address:

                                   1175 West Moana Lane
                                   Suite 200
                                   Reno, NV  89509

                                   Telephone: (702) 825-3355
                                   Facsimile: (702) 825-7705


                                   /s/ John Farahi
                                     ---------------
                                   John Farahi


                                   /s/ Bahram Farahi
                                     ---------------
                                   Bahram Farahi


                                   /s/ Behrouz Farahi
                                     ---------------
                                   Behrouz Farahi

                                   BANKS:

                                   WELLS FARGO BANK,
                                   National Association,
                                   Agent Bank, Lender and
                                   Swingline Lender


                                   By /s/Rob Medeiros
                                     ----------------
                                     Rob Medeiros,
                                     Vice President

                                   Address:

                                   One East First Street
                                   Reno, NV  89501

                                   Telephone: (702) 334-5747
                                   Facsimile: (702) 334-5637

                       SCHEDULE OF LENDERS' PROPORTIONS
                             IN CREDIT FACILITY
                             AS OF CLOSING DATE



                                                  PROPORTIONATE
                                                   SYNDICATION
                            MAXIMUM AMOUNT         INTEREST IN
NAME OF LENDER               OF PRINCIPAL        CREDIT FACILITY
----------------------------------------------------------------

Wells Fargo Bank,           $80,000,000.00             100%
National Association
----------------------------====================================
     TOTAL                  $80,000,000.00             100%







































                              SCHEDULE 2.01(a)

                   AGGREGATE COMMITMENT REDUCTION SCHEDULE


                             SCHEDULED         MAXIMUM SCHEDULED
REDUCTION DATE               REDUCTION              BALANCE
----------------------------------------------------------------
Closing Date                    -0-               $80,000,000.00
----------------------------------------------------------------
July 1, 2000             $2,000,000.00             78,000,000.00
----------------------------------------------------------------
October 1, 2000           2,000,000.00             76,000,000.00
----------------------------------------------------------------
January 1, 2001           1,500,000.00             74,500,000.00
----------------------------------------------------------------
April 1, 2001             1,500,000.00             73,000,000.00
----------------------------------------------------------------
July 1, 2001              1,500,000.00             71,500,000.00
----------------------------------------------------------------
October 1, 2001           1,500,000.00             70,000,000.00
----------------------------------------------------------------
January 1, 2002           2,000,000.00             68,000,000.00
----------------------------------------------------------------
April 1, 2002             2,000,000.00             66,000,000.00
----------------------------------------------------------------
July 1, 2002              2,000,000.00             64,000,000.00
----------------------------------------------------------------
October 1, 2002           2,000,000.00             62,000,000.00
----------------------------------------------------------------
January 1, 2003           2,500,000.00             59,500,000.00
----------------------------------------------------------------
April 1, 2003             2,500,000.00             57,000,000.00
----------------------------------------------------------------
July 1, 2003              2,500,000.00             54,500,000.00
----------------------------------------------------------------
October 1, 2003           2,500,000.00             52,000,000.00
----------------------------------------------------------------
January 1, 2004           6,000,000.00             46,000,000.00
----------------------------------------------------------------
April 1, 2004             6,000,000.00             40,000,000.00
----------------------------------------------------------------
June 30, 2004            40,000,000.00                    -0-

(Maturity Date)        (Remaining unpaid       (Remaining unpaid
                        principal balance)      principal balance
                                                   fully due
                                                  and payable)







                              SCHEDULE 2.01(c)

                  AGGREGATE COMMITMENT REDUCTION SCHEDULE -
                                ALTERNATE ONE


                             SCHEDULED         MAXIMUM SCHEDULED
REDUCTION DATE               REDUCTION              BALANCE
----------------------------------------------------------------
Expansion Project                  -0-            $37,500,000.00
Termination Date
----------------------------------------------------------------
October 1, 1998               $637,500.00          36,862,500.00
----------------------------------------------------------------
January 1, 1999                637,500.00          36,225,000.00
----------------------------------------------------------------
April 1, 1999                  637,500.00          35,587,500.00
----------------------------------------------------------------
July 1, 1999                   637,500.00          34,950,000.00
----------------------------------------------------------------
October 1, 1999                737,500.00          34,212,500.00
----------------------------------------------------------------
January 1, 2000                737,500.00          33,475,000.00
----------------------------------------------------------------
April 1, 2000                  737,500.00          32,737,500.00
----------------------------------------------------------------
July 1, 2000                   737,500.00          32,000,000.00
----------------------------------------------------------------
October 1, 2000                837,500.00          31,162,500.00
----------------------------------------------------------------
January 1, 2001                837,500.00          30,325,000.00
----------------------------------------------------------------
April 1, 2001                  837,500.00          29,487,500.00
----------------------------------------------------------------
July 1, 2001                   837,500.00          28,650,000.00
----------------------------------------------------------------
October 1, 2001                887,500.00          27,762,500.00
----------------------------------------------------------------
January 1, 2002                887,500.00          26,875,000.00
----------------------------------------------------------------
April 1, 2002                  887,500.00          25,987,500.00
----------------------------------------------------------------
July 1, 2002                   887,500.00          25,100,000.00
----------------------------------------------------------------
October 1, 2002                937,500.00          24,162,500.00
----------------------------------------------------------------
January 1, 2003                937,500.00          23,225,000.00
----------------------------------------------------------------
April 1, 2003                  937,500.00          22,287,500.00
----------------------------------------------------------------
July 1, 2003                   937,500.00          21,350,000.00
----------------------------------------------------------------
October 1, 2003                987,500.00          20,362,500.00
----------------------------------------------------------------
January 1, 2004                987,500.00          19,375,000.00
----------------------------------------------------------------

                      SCHEDULE 2.01(c) - ALTERNATE ONE

April 1, 2004                  987,500.00          18,387,500.00
----------------------------------------------------------------
                             SCHEDULED         MAXIMUM SCHEDULED
REDUCTION DATE               REDUCTION              BALANCE
----------------------------------------------------------------
June 30, 2004               18,387,500.00                 -0-
(Maturity Date)           (Remaining unpaid      (Remaining unpaid
                          principal balance)     principal balance
                                               fully due and payable)

                     SCHEDULE OF SIGNIFICANT LITIGATION


William H. Ahern v. Caesars World, Inc., et al., Case No. 94-532-Civ-Orl-22, instituted on May 10, 1994 in the United States District Court for the Middle District of Florida, transferred to the United States District Court for the District of Nevada, Southern Division; William Pools v. Caesars World, Inc., et al., Case No. 94-478-Civ-Orl-22, instituted on April 26, 1994 in the United States District Court for the Middle District of Florida, transferred to the United States District Court for the District of Nevada, Southern Division; Larry Schreier v. Caesars World, Inc., et al., Case No. 95-923-LDG (RJJ), instituted on September 26, 1995, in the United States District Court for the District of Nevada, Southern Division. Plaintiffs in these actions, each purportedly representing a class, filed complaints against manufacturers, distributors and casino operators of video poker and electronic slot machines, including Monarch Casino & Resort, Inc. (the "Company"), alleging that the defendants have engaged in a course of conduct intended to induce persons to play such games based on a false belief concerning how the gaming machines operate, as well as the extent to which there is an opportunity to win on a given play. The Complaints charge defendants with violations of the Racketeer Influenced and Corrupt Organizations Act, as well as claims of common law fraud, unjust enrichment and negligent misrepresentation, and seek damages in excess of $1 billion without any substantiation of that amount. The Company filed motions to dismiss the Complaints. The Nevada District Court dismissed the Complaints, granting leave to Plaintiffs to re-file, and denying as moot all other pending motions, including those of the Company. The Plaintiffs filed an amended complaint on or about May 31, 1996. The Company renewed its motions to dismiss based on abstention and related doctrines, and joined in the motions to dismiss filed by other defendants, which were based on defects in the pleadings. The Nevada District Court consolidated the actions (and one other action styled William Poulos v. American Family Cruise Line, N.V., et al., Case No. CV-S-95-936-LDG (RLH), in which the Company is not a named defendant), ordered Plaintiffs to file a consolidated amended complaint on or before February 14, 1997, and ordered all defense motions, including those of the Company, withdrawn without prejudice. The parties have established a steering committee to address motion practice, scheduling and discovery matters. Plaintiffs filed their consolidated amended complaint on February 14, 1997. The defendants, including the Company, filed consolidated motions to dismiss the consolidated amended complaints. The motions to dismiss are based on defects in the pleadings, failure to state a claim, and abstention and related doctrines. Management believes that the substantive allegations in the Complaints are without merit and intends vigorously to defend the allegations.











                                SCHEDULE 3.18

                           SCHEDULE OF SPACELEASES


Golden Road Motor Inn, Inc. leases space on the ground floor of the Atlantis to Sierra Development Company dba Club Cal-Neva, which operates a satellite sports book operation in the leased space. The lease was entered into June 10, 1991, and expires the last day of the calendar month following the National Football League Superbowl game in 1998.















































                                SCHEDULE 4.15

                 SCHEDULE OF EQUIPMENT LEASES AND CONTRACTS


Mitel Financial Services          Telephone equipment lease.  60 month term
                                  commencing 12/94, expiring 01/00.

Yesco                             Signage equipment lease.  96 month term
                                  commencing 12/90, expiring 12/98.

Yesco                             Signage equipment lease.  96 month term
                                  commencing 2/91, expiring 2/99.

Yesco                             Signage equipment lease.  60 month term
                                  commencing 4/94, expiring 4/99.

Shuffle Master                    Gaming equipment lease.  Month to month
                                  lease commencing 3/94, which may be
                                  terminated by Lessee upon 30 days notice.

Shuffle Master                    Gaming equipment lease.  Month to month
                                  lease commencing 10/94, which may be
                                  terminated by Lessee upon 30 days notice.

Shuffle Master                    Gaming equipment lease.  Month to month
                                  lease commencing 11/96, which may be
                                  terminated by Lessee upon 30 days notice.

Bally Gaming                      Gaming equipment purchase money financing.
                                  12 month term commencing 1/97,
                                  expiring 1/98.

Bally Gaming                      Gaming equipment purchase money financing.
                                  12 month term commencing 2/97,
                                  expiring 2/98.

Bally Gaming                      Gaming equipment purchase money financing.
                                  12 month term commencing 6/97,
                                  expiring 6/98.

Bally Gaming                      Gaming equipment purchase money financing.
                                  12 month term commencing 10/97,
                                  expiring 10/98.

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 12/96,
                                  expiring 12/97.

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 3/97,
                                  expiring 3/98.

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 3/97,
                                  expiring 3/98.

                                SCHEDULE 4.16

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 4/97,
                                  expiring 4/98.

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 4/97,
                                  expiring 4/98.

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 7/97,
                                  expiring 7/98.

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 8/97,
                                  expiring 8/98.

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 9/97,
                                  expiring 9/98.

IGT                               Gaming equipment purchase money financing.
                                  12 month term commencing 9/97,
                                  expiring 9/98.

                 SCHEDULE OF TRADEMARKS, PATENTS, LICENSES,
                     FRANCHISES, FORMULAS AND COPYRIGHTS


Borrower owns and/or has the interests described below in the following trademarks, servicemarks, tradenames and copyrights:

1. US Federal Trademark No. 1,857,994, "ATLANTIS" for lodging accommodation services within the US: Borrower acquired from original owner the unrestricted rights to use and advertise said mark in the U.S. and acquired exclusive rights to use the mark within the State of Nevada. The term of the agreement whereby the rights were obtained runs in perpetuity. The original owner of said mark has since assigned the mark to Sun International, Inc., subject to Borrower's perpetual rights.

2. Nevada State Service Mark for "ATLANTIS CASINO RESORT" for hotel, restaurant and bar services: Borrower obtained said registration from the State of Nevada on July 15, 1997, with a date of first use of April 29, 1996.

3. Nevada State Service Mark for "ATLANTIS CASINO RESORT" for casino services: Borrower obtained said registration from the State of Nevada on July 15, 1997, with a date of first use of April 29, 1996.

4. Nevada State Service Mark for "LOCALMANIA" for casino marketing/advertising campaign: Borrower obtained said registration from the State of Nevada on August 1, 1991, with a date of first use of May 13, 1991.

5. Nevada State Service Mark for "APPLE HARVEST DAYS" for casino marketing/ advertising campaign: Borrower obtained said registration from the State of Nevada on September 30, 1993, with a date of first use of September 15, 1993.

6. Nevada State Service Mark for "EVERY PLAYERS PARADISE" for advertising slogan for casino marketing in print, television and radio: Borrower obtained said registration from the State of Nevada on January 4, 1994, with a date of first use of November 25, 1993.

7.     Nevada State Service Mark for "CRUISE OF CHAMPIONS" for special event:
Borrower obtained said registration from the State of Nevada on May 7, 1996, with a date of first use of August 1, 1995.

8.     Nevada State Service Mark for "LITE DELIGHTS" for Menu entrees:
Borrower obtained said registration from the State of Nevada on September 6, 1996, with a date of first use of July, 1996.

9. Nevada State Service Mark for "PARADISE PAYOFF" for paycheck cashing promotion: Borrower obtained said registration from the State of Nevada on December 4, 1997, with a date of first use of August 1, 1996.

10. Nevada State Trade Name registration for "CLUB PARADISE" for casino promotions and advertising: Borrower obtained said registration from the State of Nevada on January 5, 1994, with a date of first use of December 1, 1993.


                                SCHEDULE 4.22

11. Nevada State Trade Name registration for "TOUCAN CHARLIES BUFFET & GRILLE RESTAURANT" for restaurant and bar services: Borrower obtained said registration from the State of Nevada on March 15, 1994, with a date of first use of February 1, 1994.

12. Nevada State Trade Name registration for "CLUB PARADISE CHARTER 55" for senior club, casino games: Borrower obtained said registration from the State of Nevada on March 31, 1994, with a date of first use of February 15, 1994.

                     SCHEDULE OF CONTINGENT LIABILITIES


None.



















































                                SCHEDULE 4.23

                   GENERAL CONTRACTOR/MAJOR SUBCONTRACTOR
                           INSURANCE REQUIREMENTS


     General Contractor and each Major Subcontractor shall not commence work until each has obtained all insurance referred to herein, provided proof as set forth, and has been approved by Borrower.

     General Contractor and Major Subcontractor shall secure, pay for and maintain the following insurance policies in full force and effect until the occurrence of the Completion Date:

          1. Property Insurance upon all tools, material and equipment (owned, borrowed or leased by the General Contractor, Major Subcontractors or their respective employees) to the full replacement value thereof during the full term of their respective contracts. This insurance shall insure against damage or loss caused by fire and all other perils covered by a standard "All Risk" insurance policy. General Contractor and each Major Subcontractor shall agree to waive its right of subrogation against Borrower and the Banks. Failure of the General Contractor or any Major Subcontractor to secure and maintain adequate coverage shall not obligate the Borrower, Banks or their respective agents or employees for any losses.

          2. Workers' Compensation and Employers' Liability Insurance affording coverage under the Workers' Compensation laws of the State of Nevada and Employers' Liability coverage subject to a limit of no less than One Hundred Thousand Dollars ($100,000.00) each employee, One Hundred Thousand Dollars ($100,000.00) each accident, Five Hundred Thousand Dollars ($500,000.00) policy limit.

          3. Commercial General Liability (1988 Form) - This policy shall provide a One Million Dollar ($1,000,000.00) combined single limit for Bodily Injury and Property Damage, including products/completed operations (minimum three (3) years beyond completion of project) and all standard form extensions without limitation. The policy shall include a Two Million Dollar ($2,000,000.00) general aggregate "per project" and be written on "occurrence" basis and may be subject to a deductible of no greater than Ten Thousand Dollars ($10,000.00).

          Policy shall be endorsed to name Borrower as "additional insured". Definition of Additional Insured shall include all Partners, Officers, Directors, Employees, agents and representatives of the named entity including its managing agent. Further, coverage for the "additional insured" shall apply on a primary basis irrespective of any other insurance, whether collectible or not.

          4. Comprehensive Automobile Liability Insurance containing a One Million Dollar ($1,000,000.00) Combined Single Limit for Bodily Injury and Property Damage and covering all owned, non-owned and hired vehicles.






                              SCHEDULE 5.09(j)

          5. In addition to the foregoing coverages, General Contractor shall maintain Umbrella Liability Insurance at not less than a Five Million Dollar ($5,000,000.00) limit providing excess coverage over all limits and coverages which are maintained by General Contractor and which are noted in paragraphs 2, 3 and 4 above. This policy shall be written on an "occurrence" basis.

     All policies noted above shall be written with insurance companies licensed and admitted to do business in the State of Nevada and rated no lower than A VIII for the General Contractor and B+ V for the Major Subcontractors in the most current edition of A.M. Best's Property Casualty Key Rating Guide, and/or in Standard and Poor's with a rating of no lower than "AA".

          6. EVIDENCE (NOTICES OF COMPLIANCE). All policies shall be endorsed to provide that in the event of cancellation, non-renewal or material modification, Borrower shall receive thirty (30) days' written notice thereof.

          General Contractor shall furnish Borrower with Certificates of Insurance evidencing compliance with all insurance provisions noted above no later than five (5) days prior to commencement of work.

          All Certificates or policy termination notices should be delivered to:

          _______________________
          _______________________
          _______________________

          FAILURE TO COMPLY WITH ANY OF THE INSURANCE PROVISIONS NOTED ABOVE WILL RESULT IN A BREACH OF THIS CONTRACT BY THE CONTRACTOR.

          7. Indemnification/Hold Harmless. The General Contractor shall, to the fullest extent permitted by law and at its own cost and expense, defend, indemnify and hold Borrower, its partners, directors, officers, employees, servants, representatives and agents harmless from and against any and all claims, loss (including attorneys' fees, witnesses' fees and all court costs), damages, expense and liability (including statutory liability), resulting from injury and/or death of any person or damage to or loss of any property arising out of any negligent or wrongful act, error or omission or breach of contract, in connection with the operations of the General Contractor or its subcontractors. The foregoing indemnity shall include injury or death of any employee of the General Contractor or any subcontractor and shall not be limited in any way by an amount or type of damages, compensation or benefits payable under any applicable Workers' Compensation, Disability Benefits or other similar employee benefits acts.

          8. Incorporation of Requirements into General Contractors' Agreement. Each of the above insurance requirements and provisions shall be set forth or otherwise incorporated by reference into the terms of the General Contractors Agreement.

                              SCHEDULE OF LIENS


Mitel Financial Services          Equipment lien securing a telephone
                                  equipment lease.  60 month term
                                  commencing 12/94, expiring 01/00.

Yesco Equipment lien securing a signage equipment lease. 96 month term commencing 12/90, expiring 12/98.

Yesco Equipment lien securing a signage equipment lease. 96 month term commencing 2/91, expiring 2/99.

Yesco Equipment lien securing a signage equipment lease. 60 month term commencing 4/94, expiring 4/99.

Shuffle Master                    Equipment lien securing a gaming
                                  equipment lease.  Month to month lease
                                  commencing 3/94, which may be terminated by Lessee upon 30 days notice.

Shuffle Master                    Equipment lien securing a gaming
                                  equipment lease.  Month to month lease
                                  commencing 10/94, which may be terminated by Lessee upon 30 days notice.

Shuffle Master                    Equipment lien securing a gaming
                                  equipment lease.  Month to month lease
                                  commencing 11/96, which may be terminated by Lessee upon 30 days notice.

Bally Gaming                      Equipment lien securing gaming equipment
                                  purchase money financing. 12 month term commencing 1/97, expiring 1/98.

Bally Gaming                      Equipment lien securing gaming equipment
                                  purchase money financing. 12 month term commencing 2/97, expiring 2/98.

Bally Gaming                      Equipment lien securing gaming equipment
                                  purchase money financing. 12 month term commencing 6/97, expiring 6/98.

Bally Gaming                      Equipment lien securing gaming equipment
                                  purchase money financing. 12 month term commencing 10/97, expiring 10/98.

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 12/96, expiring 12/97.


                                SCHEDULE 6.08

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 3/97, expiring 3/98.

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 3/97, expiring 3/98.

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 4/97, expiring 4/98.

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 4/97, expiring 4/98.

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 7/97, expiring 7/98.

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 8/97, expiring 8/98.

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 9/97, expiring 9/98.

IGT Equipment lien securing gaming equipment purchase money financing. 12 month term commencing 9/97, expiring 9/98.

                        SCHEDULE OF ADVANCE DEPOSITS


              Item                            Aggregate Amount
--------------------------------------------------------------
Room Furnishings - up to one-                    $1,200,000.00
third (1/3) of purchase price
--------------------------------------------------------------
Restaurant, kitchen, laundry                      1,267,000.00
equipment and furnishings - up to
one-third (1/3) of purchase price
--------------------------------------------------------------
Casino Equipment and                                200,000.00
Furnishings - up to ten percent
(10%) of purchase price
--------------------------------------------------------------
Contingency Adjustments (up to                      266,700.00
10% of each line item set forth
above)
==============================================================
                    Total                        $2,933,700.00


































                                SCHEDULE 9.07

             SCHEDULE OF PERMITTED DEFERRED CONSTRUCTION EQUITY


DEFERRED CONSTRUCTION EQUITY                     MAXIMUM AMOUNT OF PERMITTED
           PERIODS                               DEFERRED CONSTRUCTION EQUITY
=============================================================================
Initial Construction                                      $8,900,000.00
Disbursement Date ("ICDD")
through 90th day following
the ICDD

From the 91st day following                                7,900,000.00
the ICDD through the 180th day
following the ICDD

From the 271st day following                               3,900,000.00
the ICDD through the 360th
day following the ICDD

From the 361st day following                               2,300,000.00
the ICDD through the 450th
day following the ICDD

From the 451st day following                                 0.00 (Zero)
the ICDD through and including
the Completion Date





























                               SCHEDULE 9.13(g)

                       SCHEDULE OF NON-RETAINAGE FF&E


         Item                                   Aggregate Amount
================================================================
Elevators and escalators                         $2,000,000.00
----------------------------------------------------------------
Room Furnishings                                  3,600,000.00
----------------------------------------------------------------
Restaurant, kitchen, laundry
equipment and furnishings                         3,800,000.00
----------------------------------------------------------------
Casino Equipment and furnishings                  2,000,000.00
----------------------------------------------------------------
Contingency Adjustments (up to 8%
of each line item set forth above)                  912,000.00
================================================================
                    Total                       $12,312,000.00





































                                SCHEDULE 9.21

                            Hotel Casino Property

                                 DESCRIPTION

All those certain lots, pieces or parcels of land situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

PARCEL 1:

A tract of land being situate in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., and being shown on Record of Survey Map 2616, as File No. 1699141, and being recorded in the office of the Washoe County Recorder, on August 4, 1993, and being more particularly described as follows:

COMMENCING at the Northeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 06(degree symbol)39'13" West a distance of
461.73 feet; thence North 88(degree symbol)32'00" West a distance of 565.78 feet to the true point of beginning, said point of beginning being on the Westerly Right of Way of Coliseum Way; thence along the said Westerly right of Way of Coliseum Way South 08(degree symbol)10'00" East a distance of 557.72 feet; thence leaving said Westerly Right of Way, South 75(degree symbol)51'20" West a distance of 263.55 feet; thence North 04(degree symbol)36'34" West a distance of 114.38 feet; thence North 08(degree symbol)00'34" West a distance of 126.40 feet; thence South 43(degree symbol)05'26" West a distance of 172.61 feet; thence North 05(degree symbol)33'34" West a distance of 277.12 feet; thence North 56(degree symbol)48'56" East a distance of 415.70 feet to the true point of beginning.

BASIS OF BEARING is the centerline of Coliseum Way as shown on Parcel Map 480, File No. 490027, as recorded in the office of the Washoe County Recorder, on September 29, 1977, as South 08(degree symbol)10'00" East.

PARCEL 2:

A tract of land being situate in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., and being shown on Record of Survey Map 2616, as File No. 1699141, and being recorded in the office of Washoe County Recorder, on August 4, 1993, and being more particularly described as follows:

COMMENCING at the Northeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 06(degree symbol)39'13" West a distance of
461.73 feet; thence North 88(degree symbol)32'00" West a distance of 565.78 feet to the Westerly Right of Way of Coliseum Way; thence along the said Westerly Right of Way of Coliseum Way South 08(degree symbol)10'00" East a distance of 557.72 feet to the true point of beginning; thence continuing along the said Westerly Right of Way of Coliseum Way, the following three (3) courses: South 08(degree symbol)10'00" East a distance of 120.14 feet, a central angle of 33(degree symbol)23'24", a distance of 116.55 feet; thence South 25(degree symbol)13'25" West a distance of 23.81 feet to the Northerly Right of Way of Peckham Lane; thence along the said Northerly Right of Way of Peckham Lane, North 64(degree symbol)46'36" West a distance of 163.22 feet; thence leaving said Northerly Right of Way, North 12(degree symbol)03'30"

                                 SCHEDULE A

East a distance of 81.94 feet; thence south 89(degree symbol)57'40" East a distance of 20.00 feet; thence North 00(degree symbol)02'20" East a distance of 74.04 feet; thence North 75(degree symbol)51'20" East a distance of 124.38 feet to the true point of beginning.

BASIS OF BEARING is the centerline of Coliseum Way as shown on Parcel Map 480, File No. 490027, as recorded in the office of the Washoe County Recorder, on September 29, 1977, as South 08(degree symbol)10'00" East.

PARCEL 3:

A tract of land being situate in the Northeast 1/4 of Section 25, Township 19 North, range 19 East, M.D.B.&M., and being shown on Record of Survey Map 2616, as file No. 1699141, and being recorded in the office of the Washoe County Recorder, on August 4, 1993, and being more particularly described as follows:

COMMENCING at the Northeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 06(degree symbol)39'13" West a distance of
461.73 feet; thence North 88(degree symbol)32'00" West a distance of 565.78 feet to the Westerly Right of Way of Coliseum Way; thence along the said Westerly Right of Way of Coliseum Way South 08(degree symbol)10'00" East a distance of 557.72 feet; thence leaving said Westerly Right of Way of Coliseum Way, South 75(degree symbol)51'20" West a distance of 124.38 feet to the true point of beginning; thence South 00(degree symbol)02'20" West a distance of
74.04 feet; thence North 89(degree symbol)57'40" West a distance of 20.00 feet; thence South 12(degree symbol)03'30" West a distance of 81.94 feet to the Northerly Right of Way of Peckham Lane; thence along the said Northerly Right of Way of Peckham Lane, North 64(degree symbol)46'36" West a distance of
132.99 feet; thence leaving said northerly Right of Way of Peckham Lane, North 19(degree symbol)32'30" East a distance of 67.35 feet; thence North 75(degree symbol)51'20" East a distance of 139.17 feet to the true point of beginning.

BASIS OF BEARING is the centerline of Coliseum Way as shown on Parcel Map 480, File No. 490027, as recorded in the office of the Washoe County Recorder, on September 29, 1977, as South 08(degree symbol)10'00" East.

PARCEL 4:

A tract of land being situate in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., and being shown on Record of Survey Map 2616, as file No. 1699141, and being recorded in the office of the Washoe County Recorder, on August 4, 1993, and being more particularly described as follows:

COMMENCING at the Northeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 06(degree symbol)39'13" West a distance of
461.73 feet; thence North 88(degree symbol)32'00" West a distance of 565.78 feet to the Westerly Right of Way of Coliseum Way; thence along the said Westerly Right of Way of Coliseum Way South 08(degree symbol)10'00" East a distance of 557.72 feet; thence leaving said Westerly Right of Way of Coliseum Way, south 75(degree symbol)51'20" West a distance of 263.55 feet to the true point of beginning; thence South 19(degree symbol)32'30" West a distance of
67.35 feet to the Northerly Right of Way of Peckham Lane, the following two
(2) courses: North 64(degree symbol)46'36" West a distance of 68.36 feet; thence along the arc of a curve to the left having a radius of 597.04 feet, a central angle of 04(degree symbol)59'28", a distance of 52.01 feet; thence leaving said Northerly Right of Way of Peckham Lane, North 05(degree symbol)33'34" West a distance of 127.98 feet; thence North 43(degree symbol)05'26" East a distance of 172.61 feet; thence South 08(degree symbol)00'34" East a distance of 126.40 feet; thence South 04(degree symbol)36'34" East a distance of 114.38 feet to the true point of beginning.

BASIS OF BEARING is the centerline of Coliseum Way as shown on Parcel Map 480, File 490027, as recorded in the office of the Washoe County Recorder, on September 29, 1977, as South 08(degree symbol)10'00" East.

PARCEL 5:

That portion of the Northeast 1/4 of Section 25, Township 19 North, range 19 East, M.D.B.&M., and a portion of land shown on that certain "Reversion to Acreage" shown on Parcel Map No. 2105, recorded March 5, 1987, as File No. 114922, filed in the office of the Washoe County Recorder, said Parcel Map No. 2105, being a reversion of acreage of parcels A, B and C of Parcel Map No. 1085, filed April 18, 1980, as File No. 668558, said portion being described as follows:

BEGINNING at the Southeast corner of Parcel B of the above-mentioned Parcel Map No. 1085 from which the Northeast corner4 of said Section 25 bears thence North 54(degree symbol)20'39" East, a distance of 761.93 feet; thence South 56(degree symbol)48'56" West, a distance of 415.70 feet; thence South 05(degree symbol)33'43" East, a distance of 405.10 feet, to the Northerly line of Peckham lane as shown on said Parcel Map No. 1085; thence along the Northerly line of Peckham Lane from a tangent which bears North 69(degree symbol)46'04" West, along a circular curve to the left with a radius of 597.04 feet and a central angle of 20(degree symbol)56'40", and arc length of 218.25 feet; thence continuing along said Northerly line South 76(degree symbol)15'36" West, a distance of 219.00 feet; thence South 75(degree symbol)22'51" West, a distance of 133.59 feet; thence from a tangent which bears South 75(degree symbol)22'51" West, along a circular curve to the right with a radius of 25.00 feet and a central angle of 50(degree symbol)57'59" and arc length of 22.24 feet, to the Easterly line of South Virginia Street, as shown on Parcel Map No. 1085; thence along said Easterly line North 20(degree symbol)47'35" West, a distance of 404.56 feet; thence North 69(degree symbol)12'25" East, a distance of 1087.38 feet, to the Westerly line of Coliseum Way, as shown on Parcel Map No. 1085; thence along the Westerly line of Coliseum Way, South 08(degree symbol)10'00" East, a distance of 89.52 feet to the point of beginning.

EXCEPTING THEREFROM that portion of land conveyed to the City of Reno, a municipal corporation in that certain Order for Final Condemnation, recorded March 20, 1990, in Book 3050, Page 12, Document No. 1387076, Official Records.

FURTHER EXCEPTING THEREFROM that portion of land conveyed to the City of Reno, a municipal corporation in that certain Deed, recorded November 16, 1990, in Book 3173, Page 464, as Document No. 1441412, Official Records.

FURTHER EXCEPTING THEREFROM that portion of land conveyed to the City of Reno, a municipal corporation in that certain Deed, recorded April 22, 1991, in Book 3244, Page 621, as Document No. 1473647, Official Records.

FURTHER EXCEPTING THEREFROM any portion lying within Peckham Lane as it now exists.

                                V/P PROPERTY
                                 DESCRIPTION

All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

PARCEL 1:

BEGINNING at the intersection of the Western line of South Virginia Street (U.S. 395), (86 feet wide) with the Southern line of the parcel of land described in Parcel 1 in the Deed to William H. Moffat, recorded in Book 74, file No. 44494, Deed Records, from said point of beginning the southeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M., bears South 20(degree symbol)42'22" East 4413.18 feet; thence along a fence line along the Southern boundary of said Moffat parcel the five following courses and distances: South 70(degree symbol)36'51" West 358.52 feet; North 19(degree symbol)50'56" West 63.62 feet; South 70(degree symbol)36'51" West 27.66 feet; North 22(degree symbol)02'59" West 27.33 feet; and South 67(degree symbol)27'53" West 635.24 feet to a fence line along the Western line of the Cochran Ditch; thence along said fence line along said Western line of said Cochran Ditch the ten following courses and distances: North 38(degree symbol)59'53" West 45.40 feet; North 3(degree symbol)43'20" West 65.74 feet; North 38(degree symbol)06'35" East 102.87 feet; North 0(degree symbol)22'42" West 86.15 feet; North 0(degree symbol)06'57" West 24.68 feet; North 7(degree symbol)46'41" West 49.06 feet; North 21(degree symbol)40'34" West 131.88 feet; North 10(degree symbol)43'03" West 84.24 feet; North 1(degree symbol)13'59" East 94.68 feet; and North 8(degree symbol)27'39" East 119.99 feet to a fence line along the Northern boundary of said Moffat parcel; thence North 68(degree symbol)59'51" East along said fence line along said Northern boundary of said Moffat parcel 754.93 feet to said Western line of South Virginia Street; thence South 20(degree symbol)52'13" East along the last mentioned line 794.38 feet to the point of beginning, situate in the Northeast 1/4 of said Section
25.  Reference is made to License Survey No. 298942.

EXCEPTING THEREFROM that parcel described in Deed recorded November 3, 1970, under file No. 189261, Official Records of Washoe County.

ALSO EXCEPTING THEREFROM all that portion of the herein described property lying within West Peckham Lane as it presently exists, and or conveyed to the City of Reno by Deed recorded November 3, 1970, under file No. 189266.

AND ALSO EXCEPTING THEREFROM that portion described as Parcel 2 in Deed to Eagle Thrifty Drugs and Markets, Inc., a Nevada corporation, recorded January 7, 1972, under file No. 2311197.










                                 SCHEDULE B

PARCEL 2:

COMMENCING at the East quarter corner of said Section 25; thence South 89(degree symbol)26'06" West along the East-West centerline of said Section 25, a distance of 1002.7 feet to the Western line of South Virginia Street (U.S. Highway 395); thence along said Western line of said South Virginia Street the two following courses and distances: North 20(degree symbol)34'25" West 353.334 feet and North 20(degree symbol)52'13" West a distance of 1243.52 feet to the most Easterly Northeast corner of Parcel 3 conveyed to Louis Capurro, et al, by Deed recorded March 25, 1946, in Book 179 of Deeds, Page 586, Washoe County, Nevada, Records; thence along the Northerly boundary of said parcel South 70(degree symbol)36'37" West 370.46 feet, shown as South 68(degree symbol)19' West 364.7 feet in said Deed, the true point of beginning; thence along the Northerly boundary of said parcel the following courses and distances: North 19(degree symbol)51'17" West 63.54 feet, shown as North 20(degree symbol)56' West 64.00 feet in said Deed; South 70(degree symbol)40'05" West 27.67 feet, shown as South 66(degree symbol)36' West 28.7 feet in said Deed; North 22(degree symbol)02'34" West 27.34 feet, shown as north 19(degree symbol)25' West 28.00 feet in said Deed; and South 67(degree symbol)28'58" West a distance of 238.80 feet, shown as South 65(degree symbol)50' West in said Deed; thence leaving the Northerly boundary line of said parcel North 89(degree symbol)39'39" East 210.34 feet; thence on a curve to the left the tangent of which bears the last described course, having a radius of 170.00 feet through a central angle of 19(degree symbol)03'02" for an arc distance of 56.52; thence North 70(degree symbol)36'37" East a distance of 13.55 feet to the true point of beginning.

PARCEL 3:

COMMENCING at the Northwest corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 73(degree symbol)50'45" East 1807.93 feet; thence East 900 feet to a point on the North-South quarter line of said
Section 25; thence along said line South 0(degree symbol)23'30" East 245 feet to the true point of beginning, said point being on the same line as described in the Deed to William H. Schnoor and wife, recorded in Book 171, Page 172, Deed records; thence South 89(degree symbol)36'30" East 82.08 feet to a point on the West bank of the Cochran Ditch marked by an iron pin; thence Southerly and along said West bank to a point and iron rod on said bank, at a point 9.0 feet South of the South line of the Northwest 1/4 of the Northeast 1/4 of said
Section 25; thence parallel to said line West 62.3 feet to a rod on said North-South quarter line of said Section 25; thence along said quarter line North 0(degree symbol)23'30" West 581.00 feet to the true point of beginning, situate in the Northwest 1/4 of the Northeast 1/4 and the Southwest 1/4 of the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M.

EXCEPTING THEREFROM that portion conveyed to the City of Reno, by Deed recorded November 3, 1970, under File No. 189266.

                            REVOLVING CREDIT NOTE

$80,000,000.00                                           December 29, 1997


     FOR VALUE RECEIVED, the undersigned, GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower") promises to pay to the order of WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and the other Lenders as defined and described in the Credit Agreement described hereinbelow (each, together with their respective successors and assigns, individually being referred as a "Lender" and collectively as the "Lenders") such sums as Lenders may hereafter loan or advance or re-loan to the Borrower from time to time pursuant to the Credit Facility as described in the Credit Agreement, hereinafter defined, the unpaid balance of which shall not exceed in the aggregate the Maximum Permitted Balance at any time, together with interest on the principal balance outstanding from time to time at the rate or rates set forth in the Credit Agreement.

     A.     Incorporation of Credit Agreement.

          1. Reference is made to the Construction and Reducing Revolving Credit Agreement dated concurrently herewith (the "Credit Agreement"), executed by and among the Borrower, the Guarantors therein named and the Banks therein named, and Wells Fargo Bank, National Association, as administrative and collateral agent for itself and for the Banks (the "Agent Bank"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Credit Agreement.
This is the Revolving Credit Note ("Revolving Credit Note") referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          2. The outstanding principal indebtedness evidenced by this Revolving Credit Note shall be payable as provided in the Credit Agreement and in any event on June 30, 2004, the Maturity Date.

          3. Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing and Construction Disbursement hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default and before and after maturity and judgment, with interest on overdue interest to bear interest at the Default Rate, to the fullest extent permitted by applicable law.

          4. The amount of each payment hereunder shall be made to the Agent Bank at the Agent Bank's office as specified in the Credit Agreement for the account of the Lenders at the time or times set forth therein, in lawful money of the United States of America and in immediately available funds.


                                  EXHIBIT A

          5. Borrowings and Construction Disbursements hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Credit Agreement.

     B. Default. The "Late Charges and Default Rate" provisions contained in Section 2.11 and the "Events of Default" provisions contained in Article VII of the Credit Agreement are hereby incorporated by this reference as though fully set forth herein. Upon the occurrence of a Default or Event of Default, Borrower's right to convert or exercise its Interest Rate Option for a LIBOR Loan, or the continuation thereof, shall immediately, without notice or demand, terminate.

     C. Waiver. Borrower waives diligence, demand, presentment for payment, protest and notice of protest.

     D. Collection Costs. In the event of the occurrence of an Event of Default, the Borrower agrees to pay all reasonable costs of collection, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to the Default Rate until fully paid.

     E. Interest Rate Limitation. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this Revolving Credit Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada or the United States of America.

     F. Security. This Revolving Credit Note is secured by the Security Documentation described in the Credit Agreement.

     G. Governing Law. This Revolving Credit Note has been delivered in Reno, Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada.

     H. Partial Invalidity. If any provision of this Revolving Credit Note shall be prohibited by or invalid under any applicable law, such provision shall be in-effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of any other provision of this Revolving Credit Note.

     I. No Conflict with Credit Agreement. This Revolving Credit Note is issued under, and subject to, the terms, covenants and conditions of the Credit Agreement, which Credit Agreement is by this reference incorporated herein and made a part hereof. No reference herein to the Credit Agreement and no provision of this Revolving Credit Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Revolving Credit Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement. If any provision of this Revolving Credit Note conflicts or is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall govern.

     IN WITNESS WHEREOF, this Revolving Credit Note has been executed as of the date first hereinabove written.

                                  GOLDEN ROAD MOTOR INN,
                                  INC., a Nevada corporation


                                  By________________________
                                    Ben Farahi,
                                    Secretary

                               SWINGLINE NOTE


$2,500,000.00                                            December 29, 1997


     FOR VALUE RECEIVED, the undersigned, GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower") promises to pay to the order of WELLS FARGO BANK, National Association (the "Swingline Lender") at its principal office at One East First Street, Reno, Nevada 89501, Attention: Rob Medeiros, Vice President, Gaming Division, or at such other location as may be directed from time to time by Swingline Lender by written notice to Borrower, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or, if less, the aggregate unpaid principal amount of all Swingline Advances (as defined in the Credit Agreement, hereinafter defined) made by the Swingline Lender to or for the benefit of Borrower pursuant to the Credit Agreement, in the manner and at the times set forth in Section 2.08 of the Credit Agreement and, in any event, on or before ten (10) days prior to June 30, 2004. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

     Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date of each Swingline Advance until repaid at the Base Rate plus the Applicable Margin, and on the dates specified in the Credit Agreement and in any event on or before ten (10) days prior to the Maturity Date, as defined in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

     This Swingline Note is the Swingline Note described in, and is subject to the terms and provisions of that certain Construction and Reducing Revolving Credit Agreement of even date herewith executed by and among Borrower, Lenders, Swingline Lender and Agent Bank, as described and defined therein (as amended, modified, supplemented or restated from time to time, the "Credit Agreement") and payment of this Swingline Note is secured by the Security Documentation. Reference is hereby made to the Credit Agreement for a statement of the rights and obligations of the Borrower, a description of the properties mortgaged and assigned, the nature and extent of the collateral security and the rights of the parties to the Security Documentation in respect of such collateral security, and for a statement of the terms and conditions under which the due date of this Swingline Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Swingline Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.



                                  EXHIBIT B

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     This Swingline Note is issued under, and subject to, the terms, covenants and conditions of the Credit Agreement, which Credit Agreement is by this reference incorporated herein and made a part hereof.

     THIS SWINGLINE NOTE HAS BEEN DELIVERED IN RENO, NEVADA AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA.


                                  GOLDEN ROAD MOTOR INN,
                                  INC., a Nevada corporation


                                  By________________________
                                    Ben Farahi,
                                    Secretary

                                   FORM OF
                             NOTICE OF BORROWING


TO:     WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Golden Road Motor Inn, Inc., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

     Pursuant to Section 2.03(a) of the Credit Agreement, this Notice of Borrowing represents Borrower's request for a Borrowing to be advanced on _____________, 19___ (the "Funding Date") from the Lenders (each to advance in proportion to their respective Syndication Interests) in the aggregate principal amount of _________________________________________ ($_____________)
in [Base Rate] [LIBO Rate for which the initial LIBO Loan Interest Period is requested to be a ______________ (___) month period]. Proceeds of such Borrowing are to be disbursed on the Funding Date in immediately available funds to the Designated Deposit Account at Agent Bank's Main Branch at __________________, _______, Nevada, Account No. _________________.

     Borrower hereby certifies that (i) the representations and warranties contained in Article IV of the Credit Agreement, in each of the Loan Documents and in the Environmental Certificate (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date), shall be true and correct in all material respects on and as of the Funding Date as though made on and as of the Funding Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document or will result from the making of the requested Borrowing; (iii) Borrower has and shall have satisfied all conditions precedent under Article III B of the Credit Agreement required to be performed by it on or before the Funding Date (unless otherwise waived pursuant to the terms of the Credit Agreement); (iv) since the date of the most recent audited financial statements referred to in Sections 3.17 and 5.08 of the Credit Agreement, no Material Adverse Change shall have occurred; and (v) the aggregate of all outstanding Borrowings does not (and after giving effect to the requested Borrowing, will not) exceed the Maximum Availability then in effect.




                                  EXHIBIT C

     Borrower further certifies that as of the Funding Date, without regard to the requested Borrowing:

          A.     The Maximum Permitted Balance is     $__________

          B.     The Funded Outstandings are          $__________

          C.     The Maximum Availability
                 (A minus B) is                       $__________

     The Borrower has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ____ day of _____________, 199__.

                                  GOLDEN ROAD MOTOR INN, INC.



                                  Name:______________________
                                  Title: Authorized Officer

                                  Print
                                  Name:______________________

                       CONTINUATION/CONVERSION NOTICE
                                   [Form]


TO:     WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Golden Road Motor Inn, Inc., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

     This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.05(c) of the Credit Agreement regarding the [conversion to] [continuation of] a LIBOR Loan as specified below:

     The Borrower hereby requests that:

     1. ($__________) of the presently outstanding principal amount of the Credit Facility;

     2. and presently being maintained as [Base Rate Loan] [LIBOR Loan having an Interest Period ending on __________________, 19___];

     3.     be [Converted into] [continued as];

     4. [LIBOR Loan having an Interest Period of _____ months] [Base Rate Loan] as of _______________, 19___.

     The undersigned Authorized Officer certifies, to the best of his or her knowledge, that no Default or Event of Default has occurred and is continuing.

     The undersigned Authorized Officer of Borrower has caused this Continuation/Conversion Notice to be executed and delivered this ___ day of _______________, 19___.

                                  GOLDEN ROAD MOTOR INN, INC.


                                  Name:______________________

                                  Title:_____________________
                                        Authorized Officer

                                  Print
                                  Name:______________________


                                  EXHIBIT D

                           COMPLIANCE CERTIFICATE


TO:  WELLS FARGO BANK, National Association,
     as Agent Bank

     Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered in accordance with Section 5.08(g) of the Credit Agreement.

     The period under review is the Fiscal Quarter ended    [INSERT DATE]    ,
together with, where indicated, the three (3) immediately preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

     I.

     COMPLIANCE WITH AFFIRMATIVE COVENANTS

A.     FF&E (Section 5.01): Amount of FF&E
sold or disposed which exceeds a cumulative
aggregate value of $100,000.00 and not
replaced by FF&E of equivalent value and
utility.                                              $______________

B.     Liens Filed (Section 5.03):  Report any
liens filed against the Real Property and the
amount claimed in such liens.  Describe actions
being taken with respect thereto.                     $______________

C.     Other Real Property (Section 5.06):
Other than the Real Property presently
encumbered by the Deed of Trust, attach a
legal description of any other real property
or rights to the use of real property which
is used in any material manner in connection
with the Hotel/Casino Facility and describe
such use.  Attach evidence that such real
property or rights to the use of such real
property has been added as Collateral under
the Credit Agreement.                                 ______________




                                  EXHIBIT E

D.     Permitted Encumbrances (Section 5.11):
Describe any Lien attachment, levy, distraint
or other judicial process or burden affecting
the Collateral other than the Permitted
Encumbrances.  Describe any matters being
contested in the manner described in Sections
5.03 and 5.10 of the Credit Agreement.                ______________

E.     Suits or Actions (Section 5.17):
Describe on a separate sheet any matters requiring advice to Agent Bank under
Section 5.17.                                         ______________

F.     Tradenames, Trademarks and
Servicemarks (Section 5.19): Describe on a
separate sheet any matters requiring advice
to Agent Bank under Section 5.19.                     ______________

G.     Notice of Hazardous Materials
(Section 5.20): State whether or not to your
knowledge there are any matters of which
Banks should be advised under Section 5.20.
If so, attach a detailed summary of such matter(s).   ______________


                                     II.

                             FINANCIAL COVENANTS

A. Leverage Ratio (Section 6.01): To be calculated with reference to the Borrower commencing with the Fiscal Quarter ending March 31, 2000 and continuing as of each Fiscal Quarter end until Credit Facility Termination:

     FUNDED DEBT:
     a.   The daily average of the Funded
          Outstandings on the Credit Facility
          during the last month of the Fiscal
          Quarter under review                          $_____________

     b.   Plus the total, as of the last day
          of the Fiscal Quarter under review,
          of both the long-term and current
          portions (without duplication) of all
          other interest bearing Indebtedness         + $_____________

     c.   Plus the total, as of the last day
          of the Fiscal Quarter under review,
          of both the long-term and current
          portion of Capitalized Lease Liabilities    + $_____________

     d.   TOTAL FUNDED DEBT                             $_____________
          (a + b + c)

          Divided (Division Symbol) by:

          EBITDA

          To be calculated on a cumulative
basis with respect to the Fiscal Quarter
under review and the most recently ended
three (3) preceding Fiscal Quarters on a
four (4) Fiscal Quarter basis.  If less than
four (4) Fiscal Quarters have occurred during
the Revolving Credit Period, set forth the
number of Fiscal Quarters upon which such
calculations are made:                                  ______________

     e.   Net Income                                    $_____________

     f.   Less any extraordinary one-time
          non-Cash gain reflected in such Net Income  - $_____________

     g.   Plus any extraordinary losses on
          sales of assets and other extraordinary
          losses and one-time non-Cash charges        + $_____________

     h.   Plus Interest Expense (expensed and
          capitalized) to the extent deducted
          in the determination of Net Income          + $_____________

     i.   Plus the aggregate amount of federal
          and state taxes on or measured by
          income for the period under review
          (whether or not payable during such
          period) to the extent deducted in the
          determination of Net Income                 + $_____________

     j.   Plus depreciation, amortization and
          all other non-cash expenses for the
          period under review to the extent
          deducted in the determination of
          Net Income                                  + $_____________

     k.   Plus preopening expenses to the
          extent deducted in the determination
          of Net Income                               + $_____________

     l.   Total EBITDA                                  $_____________
          (e - f + g + h + i + j + k)

          If above calculations are based on
          one Fiscal Quarter, multiply above by 4     x         4

                                                        $_____________

          If above calculations are based on
          two Fiscal Quarters multiply above by 2     x         2

          If above calculations are based on
          three Fiscal Quarters multiply above
          by 4/3                                      x         4
                                             (Division symbol)  3

     m.   Total Annualized EBITDA                       $_____________

     Leverage Ratio                                               :1.0
     (d (divided by) l or m, if applicable)              -------------


     Maximum Permitted:

     Fiscal Quarter End                               Maximum Leverage
                                                           Ratio
     ------------------                               ----------------

As of the Fiscal Quarter ending March 31,
2000 through the Fiscal Quarter ending
December 31, 2000                                       5.00 to 1.00

As of the Fiscal Quarter ending March 31,
2001, through the Fiscal Quarter ending
December 31, 2001                                       4.25 to 1.00

As of the Fiscal Quarter ending March 31,
2002, through the Fiscal Quarter ending
December 31, 2002                                       3.25 to 1.00

As of the Fiscal Quarter ending March 31,
2003, through Credit Facility Termination               3.00 to 1.00

B. Fixed Charge Coverage Ratio (Section 6.02): The following line items and Fixed Charge Coverage Ratio to be calculated with respect to the Borrower with respect to each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2000 and continuing as of each Fiscal Quarter end until Credit Facility Termination, and the most recently ended three (3) preceding Fiscal Quarters on a four (4) Fiscal Quarter basis unless otherwise noted:

     Annualized EBITDA

     a.   Total Annualized EBITDA
          (enter II A(l) or (m), if
          applicable, above)                            $_____________

          Divided (Division symbol) by the
          sum of:                             (Division symbol)

     b.   The aggregate amount of actually
          paid Interest Expense                         $_____________

     c.   Plus:

          (1)   for the Fiscal Quarters ending
                March 31, 2000 through December
                31, 2001, the aggregate of
                Scheduled Reductions regardless
                of whether or not actually paid, or   + $_____________

          (2)   for the Fiscal Quarters ending
                March 31, 2002 through Credit
                Facility Termination, the greater
                of (i) Six Million Dollars
                ($6,000,000.00), or (ii) Scheduled
                Reductions actually paid              + $_____________

     d.   Plus principal payments or reductions
          (without duplication) required to be
          made on all other interest bearing
          Indebtedness                                + $_____________

     e.   Plus the current portion of
          Capitalized Lease Liabilities               + $_____________

     f.   Total Fixed Charges                           $_____________
          (b + c + d + e)

     Fixed Charge Coverage Ratio                                    :1
    (a divided by f)                                     -------------

     Minimum required: no less than 1.25 to 1.00

C. Adjusted Fixed Charge Coverage Ratio (Section 6.03): The following line items and Adjusted Fixed Charge Coverage Ratio to be calculated with respect to the Borrower with respect to each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2000 and continuing as of each Fiscal Quarter end until Credit Facility Termination, and the most recently ended three (3) preceding Fiscal Quarters on a four (4) Fiscal Quarter basis:

     Numerator

     a.   Total Annualized EBITDA (enter
          II A(l) or (m), if applicable, above)         $_____________

     Divided (Division symbol) by the sum of:

     Denominator

     b.   The aggregate amount of actually
          paid Interest Expense                         $_____________

     c.   Plus:

          (1)   for the Fiscal Quarters ending
                March 31, 2000 through December
                31, 2001, the aggregate of
                Scheduled Reductions regardless
                of whether or not actually paid, or   + $_____________

          (2)   for the Fiscal Quarters ending
                March 31, 2002 through Credit
                Facility Termination, the greater
                of (i) Six Million Dollars
                ($6,000,000.00), or (ii) Scheduled
                Reductions actually paid              + $_____________

     d.   Plus principal payments or reductions
          (without duplication) required to be
          made on all other interest bearing
          Indebtedness                                + $_____________

     e.   Plus the current portion of Capitalized
          Lease Liabilities                           + $_____________

     f.   Plus the aggregate of Distributions
          made to any Guarantor or to any
          member of the MCRI Consolidation
          (other than Distributions made for
          dividends and stock repurchases
          to the extent permitted under
          Section 6.11 and 6.12)                      + $_____________

     g.   Plus the aggregate amount of actually
          paid federal and state taxes on or
          measured by income                          + $_____________

     h.   Plus two percent (2%) of Gaming
          Revenues                                    + $_____________

     i.   Total Denominator                             $_____________
          (b + c + d + e + f + g + h)

     Adjusted Fixed Charge Coverage Ratio                           :1
     (a divided by i)                                    -------------


     Minimum required: no less than 1.025 to 1.00

D.     Contingent Liabilities (Section 6.04):

     a.   Set forth the amount of any Contingent
          Liabilities incurred by the Borrower.          _____________

          State whether or not such Contingent
          Liabilities were consented to by Requisite
          Lenders.                                          yes/no
                                                         -------------

E.     Investment Restrictions (Section 6.05):

     a.   Set forth the amount and a brief
          description of each Investment not
          permitted under Section 6.05.                 $_____________

F. Capital Expenditure Requirement. (Section 6.06) To be calculated with respect to the Borrower for each Fiscal Year commencing with the Fiscal Year beginning January 1, 2000:

     a.   Set forth amount of Capital
          Expenditures made during the Fiscal
          Year under review.                            $_____________

     b.   Set forth 2% of Gaming Revenues.              $_____________

     c.   Set forth 6% of Gross Revenues.               $_____________

     d.   Set forth amount by which the
          maximum amount of permitted Capital
          Expenditures exceeded the amount of
          actual Capital Expenditures during
          the most recently ended two (2)
          prior Fiscal Years.                           $_____________

     e.   Maximum permitted Capital Expenditures
          (c + d)                                       $_____________

     Line (a) must exceed (b) but be less than (e)

G.     Indebtedness (Section 6.07):  With respect to the Borrower:

     a.   Set forth the aggregate amount of
          secured purchase money Indebtedness
          and Capital Lease Liabilities.                $_____________

          Maximum Permitted                             $ 2,500,000.00

     b.   Set forth the aggregate amount of
          unsecured Indebtedness.                       $_____________

          Maximum Permitted                             $ 1,000,000.00

          Is any of the unsecured Indebtedness
          subject to financial and other
          covenants and events of default more
          onerous or restrictive on Borrower
          than the terms and provisions of the
          Credit Agreement?  If yes, please
          explain on a separate sheet.                      yes/no
                                                         -------------

H. Total Liens (Section 6.08): On a separate sheet describe in detail any and all Liens not permitted under Section 6.08

I. No Merger (Section 6.09): On a separate sheet describe any and all mergers, consolidations and/or asset sales not permitted under Section 6.09

J. Restriction on Transfer of Ownership (Section 6.10): On a separate sheet describe in detail any transfers or hypothecations of MCRI's ownership interest in Borrower not permitted under Section 6.10

K.     MCRI Dividend Restriction (Section 6.11):
       Set forth the amount of dividends and
       Distributions on capital stock or to
       its stockholders paid or declared by
       MCRI during the Fiscal Quarter under review.     $_____________

       Permitted only if as of the most recently ended prior Fiscal Quarter, either:

     a.   Total Indebtedness of the Borrower
          Consolidation is no greater than
          three (3) times the Tangible Net
          Worth of the Borrower Consolidation.
          If so, on a separate sheet please
          set forth the calculations evidencing
          compliance, or

     b.   The Consolidated Funded Debt to
          EBITDA Ratio of the Borrower
          Consolidation is less than 3.0 to
          1.0.  If so, on a separate sheet
          please set forth the calculations
          evidencing compliance.

L.     Stock Repurchase Limitation
       (Section 6.12): Set forth the aggregate
       amount expended by Borrower and/or MCRI
       for the purchase redemption or acquisition
       of any of the issued and outstanding
       shares of the capital stock of MCRI.             $_____________

       Permitted only if as of the most recently ended prior Fiscal Quarter, either:

     a.   Total Indebtedness of the Borrower
          Consolidation is no greater than
          three (3) times the Tangible Net
          Worth of the Borrower Consolidation.
          If so, on a separate sheet please
          set forth the calculations evidencing
          compliance, or

     b.   The Consolidated Funded Debt to
          EBITDA Ratio of the Borrower
          Consolidation is less than 3.0 to 1.0.
          If so, on a separate sheet please
          set forth the calculations evidencing
          compliance.

M.     Transactions with Membership of the MCRI Consolidation (Section 6.13):
Describe on a separate sheet any Distributions, transactions or payments made by Borrower to any member of the MCRI Consolidation which are not allowed under Section 6.13.

N. Limitation on Consolidated Tax Liability (Section 6.14): Describe on a separate sheet any federal income taxes paid by Borrower which are not allowed under Section 6.14.

O. ERISA (Section 6.15): Describe on a separate sheet any matters requiring advice to Agent Bank under Section 6.15.

P. Margin Regulations (Section 6.16): Set forth the amount(s) of and describe on a separate sheet of paper any proceeds of any portion of the Credit Facility, used by Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                                    III.

                         PERFORMANCE OF OBLIGATIONS

     A review of the activities of Borrower and MCRI during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period Borrower and MCRI performed and observed all of their respective obligations under the Loan Documents. Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Certificate, there is no Default or Event of Default that has occurred and remains continuing.

                                     V.

                         NO MATERIAL ADVERSE CHANGE

     To the best of my knowledge, except as described in an attached document or in an earlier Certificate, no Material Adverse Effect has occurred since the date of the most recent Certificate delivered to the Banks.

     DATED this ____ day of _____________, 199__.

BORROWER:                                   MCRI:

GOLDEN ROAD MOTOR INN, INC.,                MONARCH CASINO & RESORT,
a Nevada corporation                        INC., a Nevada corporation


Name: _____________________                 Name: _____________________

Title: ____________________                 Title: ____________________
       Authorized Officer                          Authorized Officer

Print                                       Print
Name:  ____________________                 Name:  ____________________

                             PRICING CERTIFICATE


TO:  WELLS FARGO BANK, National Association,
     as Agent Bank

     Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Terms defined in the Credit Agreement and not otherwise defined in this Pricing Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered in accordance with Section 5.08(c) of the Credit Agreement for the purpose of determining the Applicable Margins.

     The period under review is the Fiscal Quarter ended       [Insert Date]
together with, unless otherwise indicated, the three (3) immediately preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

     The change in the Applicable Margins, if any, shall be effective on [insert date which is the first (1st) day of the third (3rd) month immediately following the Fiscal Quarter end set forth above].

     The Applicable Margins, based on the calculations for the Borrower as set forth below, for the period described above are:

          Base Rate Margin                              ___________%


          LIBO Rate Margin                              ___________%

Leverage Ratio

     FUNDED DEBT:

     a.   The daily average of the Funded
          Outstandings on the Credit Facility
          during the last month of the Fiscal
          Quarter under review                          $_____________

     b.   Plus the total, as of the last day
          of the Fiscal Quarter under review,
          of both the long-term and current
          portions (without duplication) of all
          other interest bearing Indebtedness         + $_____________



                                  EXHIBIT F

     c.   Plus the total, as of the last day
          of the Fiscal Quarter under review,
          of both the long-term and current
          portion of Capitalized Lease Liabilities    + $_____________

     d.   TOTAL FUNDED DEBT                             $_____________
          (a + b + c)

          Divided (Division symbol) by:

          EBITDA

          To be calculated on a cumulative
          basis with respect to the Fiscal
          Quarter under review and the most
          recently ended three (3) preceding
          Fiscal Quarters on a four (4) Fiscal
          Quarter basis.

     e.   Net Income                                    $_____________

     f.   Less any extraordinary one-time
          non-Cash gain reflected in such
          Net Income                                  - $_____________

     g.   Plus any losses on sales of assets
          and other extraordinary losses and
          one-time non-Cash charges                   + $_____________

     h.   Plus Interest Expense (accrued and
          capitalized) to the extent deducted
          in the determination of Net Income          + $_____________

     i.   Plus the aggregate amount of federal
          and state taxes on or measured by
          income for the period under review
          (whether or not payable during such
          period) to the extent deducted in
          the determination of Net Income             + $_____________

     j.   Plus depreciation, amortization and
          all other non-cash expenses for the
          period under review to the extent
          deducted in the determination of
          Net Income                                  + $_____________

     k.   Plus preopening expenses to the
          extent deducted in the determination
          of Net Income                               + $_____________

     l.   Total EBITDA
          (e - f + g + h + i + j + k)                   $_____________

          Leverage Ratio
          (d divided by l)                                        :1.0
                                                         -------------

     DATED this ___ day of _______________, 199__.

                                            GOLDEN ROAD MOTOR INN,
                                            INC., a Nevada corporation


                                            By:________________________

                                            Title:_____________________
                                                  Authorized Officer

                                            Print
                                            Name:______________________

                       AUTHORIZED OFFICERS CERTIFICATE
                                     OF
                         GOLDEN ROAD MOTOR INN, INC.


     The undersigned hereby certify that the following persons currently have been authorized to act on behalf of GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), holding the positions indicated next to their names, that the signatures appearing opposite their names below are true and genuine signatures of such persons, and that each of such persons shall be deemed an "Authorized Officer" of Borrower as defined in and for the purposes used in connection with the Construction and Reducing Revolving Credit Agreement (as may be amended or modified from time to time, the "Credit Agreement"), dated as of the date hereof, executed by and among the Borrower, the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"), and such Authorized Officers are authorized to deliver on behalf of the Borrower the Notices of Borrowings, Continuation/Conversion Notices, Pricing Certificates, Compliance Certificates, Construction Disbursement Requests and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrower under the Credit Agreement, and have been duly authorized by the Borrower as "Authorized Officers" of Borrower for all purposes under the Credit Agreement and each related Loan Document.

     All capitalized terms used but not otherwise defined in this Certificate shall have the same meanings as set forth in the Credit Agreement.

                             POSITION IN
     NAME                      BORROWER                SIGNATURE
--------------------------------------------------------------------

Bob Farahi                   President               _______________

Ben Farahi                   Secretary/
                             Treasurer/Chief
                             Financial Officer       _______________

John Farahi                  Chief Executive
                             Officer                 _______________












                                 EXHIBIT G-1

     IN WITNESS WHEREOF, the undersigned secretary of the Borrower has executed the foregoing Certificate on behalf of Borrower as of the 29th day of December, 1997.

                                            BORROWER:

                                            GOLDEN ROAD MOTOR INN,
                                            INC., a Nevada corporation


                                            By_________________________
                                              Ben Farahi,
                                              Secretary

                       AUTHORIZED OFFICERS CERTIFICATE
                                     OF
                        MONARCH CASINO & RESORT, INC.


     The undersigned hereby certify that the following persons currently have been authorized to act on behalf of MONARCH CASINO & RESORT, INC., a Nevada corporation ("MCRI"), holding the positions indicated next to their names, that the signatures appearing opposite their names below are true and genuine signatures of such persons, and that each of such persons shall be deemed an "Authorized Officer" of MCRI as defined in and for the purposes used in connection with the Construction and Reducing Revolving Credit Agreement (as may be amended or modified from time to time, the "Credit Agreement"), dated as of the date hereof, executed by and among Golden Road Motor Inn, Inc., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"), and such Authorized Officers of MCRI are authorized to deliver on behalf of MCRI the Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of MCRI under the Credit Agreement, and have been duly authorized by MCRI as "Authorized Officers" of MCRI for all purposes under the Credit Agreement and each related Loan Document.

     All capitalized terms used but not otherwise defined in this Certificate shall have the same meanings as set forth in the Credit Agreement.

                             POSITION IN
     NAME                        MCRI                  SIGNATURE
--------------------------------------------------------------------

Bob Farahi                   President               _______________

Ben Farahi                   Secretary/
                             Treasurer/Chief
                             Financial Officer       _______________

John Farahi                  Chief Executive
                             Officer                 _______________













                                 EXHIBIT G-2

     IN WITNESS WHEREOF, the undersigned secretary of MCRI has executed the foregoing Certificate on behalf of MCRI as of the 29th day of December, 1997.

                                            MCRI:

                                            MONARCH CASINO & RESORT,
                                            INC., a Nevada corporation


                                            By_________________________
                                              Ben Farahi,
                                              Secretary

                             CLOSING CERTIFICATE


TO:     WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

     THE UNDERSIGNED, as an Authorized Officers of Borrower and MCRI, do hereby make the following certifications effective as of the date of this Closing Certificate pursuant to Article III of the Credit Agreement:

          (a) the representations and warranties contained in Article IV of the Credit Agreement and contained in each of the other Loan Documents are true and correct on and as of the Closing Date in all material respects as though such representations and warranties had been made on and as of the Closing Date;

          (b) Since the date of the most recent financial statements referred to in Sections 3.17 and 5.08 the Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change or Material Adverse Effect has occurred;

          (c) no event (i) has occurred and is continuing or (ii) would occur as a result of any Borrowing or Construction Disbursement contemplated under the Credit Agreement, or (iii) would result from the making thereof, which (in the case of (i), (ii) or (iii) above) constitutes a Default or Event of Default under the terms of the Credit Agreement;

          (d) Borrower and Guarantors have, as of the Closing Date, performed and complied with all agreements and conditions that are contained in the Credit Agreement and that the Credit Agreement requires Borrower and Guarantors to perform and comply with prior to or as of the Closing Date;

          (e) The Credit Agreement, the Revolving Credit Note and the other Loan Documents have been duly authorized by all necessary action of each of Borrower's and MCRI's respective Board of Directors and have been executed and delivered on behalf of Borrower or MCRI, where applicable, by a duly authorized representative thereof; and

          (f) Concurrently herewith, each of Borrower and MCRI have delivered to Agent Bank a true and correct copy of the articles of incorporation and bylaws, together with all amendments thereto adopted through the date hereof.

                                  EXHIBIT H

     IN WITNESS WHEREOF, I have hereunto set my hand as of the 29th day of December, 1997.


                                            BORROWER:

                                            GOLDEN ROAD MOTOR INN,
                                            INC., a Nevada corporation


                                            By_________________________
                                              Ben Farahi,
                                              Secretary


                                            MCRI:

                                            MONARCH CASINO & RESORT,
                                            INC., a Nevada corporation


                                            By_________________________
                                              Ben Farahi,
                                              Secretary

                         GENERAL CONTINUING GUARANTY


     THIS GENERAL CONTINUING GUARANTY ("Guaranty"), dated as of December 29, 1997, is executed and delivered by MONARCH CASINO & RESORT, INC., a Nevada corporation ("MCRI"), JOHN FARAHI, a married man, BAHRAM FARAHI, a married man and BEHROUZ FARAHI, a married man (hereinafter collectively referred to as "Farahi" and together with MCRI each individually referred to as a "Guarantor" and collectively referred to as "Guarantors"), in favor of the Beneficiaries, referred to below, and in light of the following:

                              R_E_C_I_T_A_L_S:

     WHEREAS:

     A. Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), Guarantors, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks").

     B. For the purpose of this Guaranty, all capitalized terms not otherwise specifically defined herein shall have the same meaning given them in Section 1.01 of the Credit Agreement as though fully restated verbatim.

     C. In order to induce Beneficiaries to make Borrowings, Construction Disbursements, loans, advances and extend financial accommodations to Borrower pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any Borrowings, Construction Disbursements, Swingline Advances, loans, advances, or other financial accommodations heretofore or hereafter extended by Beneficiaries to Borrower, whether pursuant to the Credit Agreement or otherwise, Guarantors have agreed to guaranty the Guarantied Obligations.

     NOW, THEREFORE, in consideration of the foregoing, Guarantors hereby jointly and severally agree, in favor of Beneficiaries, as follows:

     1.     Definitions and Construction.

          (a) Definitions. The following terms, as used in this Guaranty, shall have the following meanings:

          "Agent Bank" shall mean Wells Fargo Bank, National Association, as the administrative and collateral agent for each of the Lenders under the Credit Agreement.

          "Beneficiaries" shall mean a collective reference to Agent Bank and Banks.


                                  EXHIBIT I

          "Borrower" shall mean Golden Road Motor Inn, Inc., a Nevada corporation.

          "Credit Agreement" shall have the meaning set forth by Recital A of this Guaranty.

          "Guarantied Obligations" shall mean: (a) the due and punctual payment of the principal of, and interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, and premium, if any, on the Revolving Credit Note and/or the Swingline Note; and
(b) the due and punctual payment of all present or future Indebtedness owing by Borrower.

          "Guarantor(s)" shall have the meaning set forth in the preamble to this Guaranty.

          "Guaranty" shall have the meaning set forth in the preamble to this document.

          "Indebtedness" shall mean any and all obligations, indebtedness, or liabilities of any kind or character owed to Beneficiaries, or any of them, and arising directly or indirectly out of or in connection with the Credit Agreement, the Revolving Credit Note, the Swingline Note, the Environmental Certificate, or any of the other Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Beneficiaries.

          "Lenders" shall have the meaning set forth by Recital A of this Guaranty.

          (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Loan Documents; the Credit Agreement; this Guaranty; the Environmental Certificate; and the Revolving Credit Note.

     2. Guarantied Obligations. Guarantors hereby jointly and severally, irrevocably and unconditionally guaranty to Beneficiaries, as and for their own debt, until final and indefeasible payment thereof has been made, (a) the due and punctual payment of the Guarantied Obligations, in each case when the same shall become due and payable, whether at maturity, pursuant to a mandatory payment requirement, by acceleration, or otherwise; it being the intent of Guarantors that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Credit Agreement, the Revolving Credit Note, the Environmental Certificate and under each of the other Loan Documents.

     3. Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantors hereby waive any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantors acknowledge and agree that
(a) no such revocation shall be effective until written notice thereof has been received and acknowledged by Beneficiaries, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof to the extent permitted by law), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Beneficiaries in existence on the date of such revocation, (d) no payment by Guarantors, Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantors hereunder, and (e) any payment by Borrower or from any source other than Guarantors subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which is not, therefore, guarantied hereunder.

     4. Performance under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligations referred to in clause (b) of Section 2 hereof in the manner provided in the Credit Agreement, the Revolving Credit Note, the Swingline Note or the other Loan Documents, as applicable, Guarantors immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

     5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantors, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Notes. Guarantors agree that they are directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Beneficiaries, that the obligations of Guarantors hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantors, whether such action is brought against Borrower or any other guarantor whether Borrower or any such other guarantor is joined in such action. Guarantors agree that their liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Beneficiaries of whatever remedies they may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Beneficiaries may at any time possess. Guarantors agree that any release which may be given by Beneficiaries to Borrower or any other guarantor shall not release Guarantors. Guarantors consent and agree that Beneficiaries shall be under no obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantors, or against or in payment of any or all of the Guarantied Obligations.

     6.     Waivers.

          (a)     Guarantors hereby waive:  (i) notice of acceptance hereof;
(ii) notice of any Borrowings, Construction Disbursements, Swingline Advances, advances, loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations;
(iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantors' right to make inquiry of Agent Bank to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantors' risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Revolving Credit Note, the Swingline Note or any other instrument; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantors under this Guaranty or any other Loan Document to which Guarantors are party) and demands to which Guarantors might otherwise be entitled.

          (b) To the fullest extent permitted by applicable law, Guarantors waive the right by statute or otherwise to require Beneficiaries to institute suit against Borrower or to exhaust any rights and remedies which Beneficiaries have or may have against Borrower. In this regard, Guarantors agree that they are bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to Beneficiaries by Guarantors. Guarantors further waive any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

          (c) To the maximum extent permitted by law, each Guarantor hereby waives: (i) any rights to assert against Beneficiaries any defense (legal or equitable), set-off, counterclaim, or claim which Guarantors may now or at any time hereafter have against Borrower or any other party liable to Beneficiaries; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiaries; (iv) the benefit of any statute of limitations affecting Guarantors' liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantors' liability hereunder; and (v) any defense or benefit that may be derived from or afforded by law which limits the liability of or exonerates guaranties or sureties including, without limitation, the benefits of Nevada Revised Statutes (Sections symbol)
40.430 - 40.459, 40.475 and 40.485 as permitted by Nevada Revised Statutes (Section symbol) 40.495.

          (d) Guarantors agree that if all or a portion of the Indebtedness or this Guaranty is at any time secured by a deed of trust or mortgage covering interests in real property, Beneficiaries, in their sole discretion, without notice or demand and without affecting the liability of Guarantors under this Guaranty, may foreclose (pursuant to the terms of the Credit Agreement or otherwise) the deed of trust or mortgage and the interests in real property secured thereby by non-judicial sale. Guarantors understand that the exercise of Beneficiaries of certain rights and remedies contained in the Credit Agreement and any such deed of trust or mortgage may affect or eliminate Guarantors' right of subrogation against Borrower and that Guarantors may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower Beneficiaries to exercise, in their sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantors that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantors shall remain bound under this Guaranty including its obligation to pay any deficiency following a non-judicial foreclosure.

          (e) Guarantors also hereby waive any claim, right or remedy which such Guarantors may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by Guarantors hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Beneficiaries against the Borrower or any security which Beneficiaries now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

     7. Releases. Guarantors consent and agree that, without notice to or by Guarantors and without affecting or impairing the obligations of Guarantors hereunder, Beneficiaries may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Credit Agreement, the Notes, or any of the other Loan Documents or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement, the Notes, or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations (including the Collateral) or any other guaranty of the Guarantied Obligations, or any portion thereof.

     8. No Election. Beneficiaries shall have the right to seek recourse against Guarantors to the fullest extent provided for herein and no election by Beneficiaries to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Beneficiaries' right to proceed in any other form of action or proceeding or against other parties unless Beneficiaries have expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Beneficiaries under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantors under this Guaranty except to the extent that Beneficiaries finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

     9. Indefeasible Payment. The Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Beneficiaries are no longer subject to any right on the part of any person whomsoever, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Beneficiaries is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantors shall be liable for the full amount Beneficiaries are required to repay plus any and all costs and expenses (including attorneys' fees) paid by Beneficiaries in connection therewith.

     10.     Financial Condition of Borrower and Guarantors.

          a. Guarantors represent and warrant to Beneficiaries that they are currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantors further represent and warrant to Beneficiaries that they have each read and understand the terms and conditions of the Credit Agreement, the Notes and the other Loan Documents. Guarantors hereby covenant that they will continue to keep themselves informed of Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

          b. Each of the Guarantors shall deliver to Agent Bank within the time periods therein described, the financial information and other reporting requirements set forth in Section 5.08 of the Credit Agreement which are applicable to them.

     11. Subordination. Any indebtedness of Borrower now or hereafter held by Guarantors is hereby subordinated to the indebtedness of Borrower to Beneficiaries; and from and after the occurrence of a Default or an Event of Default under the Credit Agreement and for so long as such a Default or Event of Default shall continue such indebtedness of Borrower to Guarantors shall be collected, enforced and received by Guarantors as trustee for Borrower and paid over to Beneficiaries on account of the indebtedness of Borrower to Beneficiaries but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty.

     12. Payments; Application. All payments to be made hereunder by Guarantors shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantors hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys' fees) incurred by Beneficiaries in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Beneficiaries constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

     13. Costs and Expenses. Guarantors agree to pay Beneficiaries' reasonable out-of-pocket costs and expenses, including, but not limited to, legal fees and disbursements, incurred in any effort (which shall include those incurred in investigations of and advising on matters relating to the Beneficiaries' rights and remedies) to collect or enforce any of sums owing under this Guaranty whether or not any lawsuit is filed. Until paid to the Beneficiaries' such sums will bear interest at the Default Rate set forth in the Credit Agreement.

     14. Costs to Prevailing Party. If any action or proceeding is brought by any party against any other party under this Guaranty, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

     15. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by telefacsimile, telexed, or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telefacsimile or telex or five (5) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 15) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

     If to Guarantors:   Monarch Casino & Resort, Inc.
                         1175 West Moana Lane
                         Suite 200
                         Reno, Nevada  89509

                         John Farahi
                         4095 Odile Court
                         Reno, Nevada  89511

                         Bahram Farahi
                         2775 Lakeridge Shores W.
                         Reno, Nevada  89509

                         Behrouz Farahi
                         2570 Spinnaker
                         Reno, Nevada  89509

     If to Beneficiaries
     c/o Agent Bank:     Wells Fargo Bank,
                         National Association
                         Commercial Banking Division
                         One East First Street
                         Reno, NV  89501

                         Attn: Rob Medeiros, V.P.

     With a copy to:     Timothy J. Henderson, Esq.
                         Henderson & Nelson
                         164 Hubbard Way, Suite B
                         Reno, NV  89502

     16. Cumulative Remedies. No remedy under this Guaranty, under the Credit Agreement, the Revolving Credit Note, or any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, the Revolving Credit Note, or any other Loan Document, and those provided by law. No delay or omission by Beneficiaries to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Beneficiaries to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

     17. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     18. Entire Agreement; Amendments. This Guaranty, together with the Credit Agreement and Completion Guaranty, constitutes the entire agreement between Guarantors and Beneficiaries pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provisions hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantors and Beneficiaries. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

     19. Successors and Assigns. This Guaranty shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of the successors and assigns of Beneficiaries; provided, however, Guarantors shall not assign this Guaranty or delegate any of its duties hereunder without Beneficiaries' prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Beneficiaries, the rights and benefits herein conferred upon Beneficiaries shall automatically extend to and be vested in such assignee or other transferee.

     20. Choice of Law and Venue; Service of Process. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTORS AND BENEFICIARIES, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTORS WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTORS ACCEPT, FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE ASSETS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE.

     21.     Arbitration.

           a. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

          b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

          c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

     22. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTORS AND EACH OF THE BENEFICIARIES EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTORS AND BENEFICIARIES WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTORS AND EACH OF THE BENEFICIARIES EACH MUTUALLY HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the day and year first written above.


                                            MONARCH CASINO & RESORT,
                                            INC., a Nevada corporation


                                            By_________________________
                                              Ben Farahi,
                                              Secretary


                                            ____________________________
                                            John Farahi


                                            ____________________________
                                            Bahram Farahi


                                            ____________________________
                                            Behrouz Farahi

                             COMPLETION GUARANTY


     THIS COMPLETION GUARANTY (this "Completion Guaranty") dated as of _____________, 1998, is executed and delivered by MONARCH CASINO & RESORT, INC., a Nevada corporation, JOHN FARAHI, a married man, BAHRAM FARAHI, a married man and BEHROUZ FARAHI, a married man (hereinafter each individually referred to as a "Completion Guarantor" and collectively referred to as "Completion Guarantors"), in favor of WELLS FARGO BANK, National Association, as administrative and collateral agent for those commercial lending institutions party to the hereinafter-described Credit Agreement.

                              R_E_C_I_T_A_L_S:

     WHEREAS:

     A. Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Completion Guarantors, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks").

     B. For the purpose of this Completion Guaranty, all capitalized terms not otherwise specifically defined herein shall have the same meaning given them in Section 1.01 of the Credit Agreement as though fully restated verbatim.

     C. Under the terms of the Credit Agreement the Construction Loan Subfacility will be established for the purpose of financing a portion of the costs of constructing the Expansion Project in accordance with the Project Development Budget and the Plans and Specifications.

     D. Under the terms of the Credit Agreement, the Borrower is required to cause the Completion Date to occur no later than the Construction Completion Deadline.

     E. As a condition precedent to the Banks establishing the Credit Facility, Banks have required that the Agent Bank, on behalf of the Banks, shall have received from the Completion Guarantors a completion guarantee in form and substance satisfactory to the Banks.

     NOW, THEREFORE, IN CONSIDERATION OF THE CREDIT FACILITY ESTABLISHED IN FAVOR OF BORROWER PURSUANT TO THE CREDIT AGREEMENT AND WITH THE KNOWLEDGE THAT THE BANKS WOULD NOT MAKE OR COMMIT TO MAKE OR ESTABLISH THE CREDIT FACILITY FOR THE BENEFIT OF BORROWER BUT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPLETION GUARANTORS HEREUNDER, UPON WHICH THE COMPLETION GUARANTORS ACKNOWLEDGE THAT THE AGENT BANK AND THE LENDERS ARE RELYING IN ENTERING INTO THE CREDIT AGREEMENT AND ESTABLISHING THE CREDIT FACILITY, THE COMPLETION GUARANTORS HEREBY REPRESENT, WARRANT AND COVENANT AS FOLLOWS:

                                  EXHIBIT J

     1. Guarantied Obligations. The Completion Guarantors unconditionally and irrevocably, jointly and severally, guaranty to the Lenders and the Agent Bank (collectively the "Guaranteed Obligations"):

          a. to complete or cause completion of construction of the Expansion Project pursuant to and substantially in accordance and compliance with the Plans and Specifications, including all off-site work (if any), in a timely manner and otherwise in the manner provided in the Credit Agreement free of any and all Liens other than the Permitted Encumbrances, in accordance with all applicable zoning, building, environmental, land use and other laws, statutes, ordinances, regulations and rules of all Governmental Authorities, including, without limitation, the following:

          (i) to perform, complete and pay for (or cause to be performed, completed and paid for), in full when due, the construction of the Expansion Project and all other costs and expenses associated therewith;

          (ii) If the Agent Bank or the Lenders exercise their rights under the Credit Agreement and the Deed of Trust to take possession of the Expansion Project and complete the construction thereof, promptly to reimburse the Agent Bank and the Lenders for all costs and expenses incurred by them in so taking possession of the Expansion Project and completing construction or causing completion of construction of the Expansion Project to occur;

          (iii) If any mechanics' or materialmen's liens should be filed, or should attach, with respect to the Expansion Project by reason of the construction thereof, to cause the removal of such liens in the manner provided in the Credit Agreement;

          (iv) The payment of all costs and expenses, including attorneys' fees and disbursements, incurred in enforcing this Completion Guaranty,

          b. that the Completion Date shall occur on or before the Construction Completion Deadline, and

          c. to not permit any change in the Plans and Specifications to be made or any change order to become effective without the prior approval of the Agent Bank, except as expressly permitted under the Credit Agreement.

     2. Indemnification of Banks. Each Completion Guarantor shall and does hereby indemnify, defend and hold free and harmless each of the Agent Bank and the Lenders (each, an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities and expenses, including court costs and reasonable attorneys' fees, which any Indemnified Party may sustain by reason of the Completion Guarantors' failure to cause prompt and complete performance of the Guarantied Obligations, and shall pay (or reimburse each Indemnified Party for) any and all costs and expenses incurred in causing the Completion Date so to occur, or, if the Completion Date cannot then occur, to cause it to occur as soon as possible thereafter. The Agent Bank or any other Indemnified Party will notify the Completion Guarantors of any legal proceeding brought against an Indemnified Party for which any Indemnified Party will seek indemnification and the Completion Guarantors shall have the right to seek to intervene in any such proceedings. Upon the occurrence of an Event of Default under the Credit Agreement, each of the Agent Bank and the Lenders may (but without any obligation to do so, and either before, following or during the institution of any foreclosure or other proceedings with respect to the Real Property) exercise any and all remedies described in the Credit Agreement, provided at law or otherwise available to them, without in any way affecting any of their rights hereunder.

     3. Waivers. Completion Guarantors hereby waive, for the benefit of Lenders and Agent Bank:

          a. any right to require Agent Bank or Lenders, as a condition of payment or performance by Completion Guarantors, to (i) proceed against the Borrower, any other guarantor of the Credit Facility or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor of the Credit Facility or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent Bank or any Lenders in favor of the Borrower or any other Person, or
(iv) pursue any other remedy in the power of Agent Bank or any Lender whatsoever;

          b. any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Credit Facility, the General Contractor's Agreement or any agreement or instrument relating to the Credit Facility or by reason of the cessation of the liability of the Borrower from any cause other than prompt and complete performance of the Guarantied Obligations;

          c. any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          d. any defense based upon Agent Bank's or any Lender's errors or omissions in the administration of the Credit Facility, except for behavior which amounts to gross negligence or willful misconduct;

          e.     (i)     any principles or provisions of law, statutory or
otherwise, that are or might be in conflict with the terms of this Completion Guaranty and any legal or equitable discharge of Completion Guarantors' obligations hereunder, (ii) the benefit of any statute of limitations affecting Completion Guarantors' liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Agent Bank or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          f. notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Completion Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Credit Facility or any agreement related thereto, notice of any Construction Disbursement or any Construction Disbursement Request received by Agent Bank, any other extensions of credit to Borrower and any right to consent to any thereof; and

          g. any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of this Completion Guaranty, including without limitation the provisions of Nevada Revised Statutes Sections 40.430-40.459, 40.475 and 40.485 as permitted by Nevada Revised Statutes Section 40.495, and any successor provisions.

     4. Absolute Liability. Each Completion Guarantor's liability hereunder shall be in no way affected, diminished or released by (a) acceptance by the Agent Bank or the Lenders of security or additional security for the performance by the Borrower of its obligations under the Credit Agreement or the Loan Documents or any increase, substitution or change therein, (b) the release by the Agent Bank or the Lenders of any such security or any withdrawal thereof or decrease therein, or (c) the exercise by the Agent Bank or the Lenders of any or all of the remedies described in the Credit Agreement or otherwise available to them.

     5. No Election. The Agent Bank and the Lenders shall have the right, at their option, either before, during or after commencing foreclosure proceedings (whether judicial or through a power of sale contained in the Deed of Trust) and before, during and after pursuing any right or remedy against the Borrower or any other guarantor, to perform all of the obligations of the Borrower and/or any other guarantor by or through any agent, contractor or subcontractor of its or their selection, all as they in their sole determination deem proper, and the Completion Guarantors shall indemnify, defend and hold the Agent Bank and the Lenders free and harmless against any and all loss, damage, cost, expense, injury or liability that any of them may suffer or incur in connection with the exercise of their rights under this Completion Guaranty and the completion of construction of the Expansion Project. Furthermore, neither the Agent Bank nor any of the Lenders shall have any obligation to protect or insure any Collateral for the Credit Facility, nor shall any of them have any obligation to perfect its or their security interest in any Collateral for the Credit Facility.

     6. Direct Proceeding. Each Completion Guarantor hereby waives any right or claim of right to cause the Agent Bank or the Lenders to proceed against any of the security or Collateral held by any of them before proceeding against the Completion Guarantors and the Completion Guarantors hereby waive any and all legal requirements that the Banks shall institute any action or proceeding at law or in equity against the Completion Guarantor, or anyone else, with respect to the Credit Agreement or any of the other documents identified therein or delivered in connection therewith or the transactions described therein, or with respect to any other security held by the Agent Bank or the Lenders, as a condition precedent to bringing any action against the Completion Guarantors upon this Completion Guaranty.

     7. Remedies. Each Completion Guarantor hereby agrees that in the event of the failure to complete construction the Expansion Project as provided in the Credit Agreement and Paragraph 1 hereof on or before December 31, 1999, the Agent Bank shall be immediately entitled to enforce the obligations of the Completion Guarantors hereunder. Upon the failure of the Completion Guarantors, to comply with the covenants and agreements under this Completion Guaranty, including, but not limited to its covenants to perform and complete the Guarantied Obligations, the Agent Bank may, without waiving or releasing the Completion Guarantors from their obligations hereunder, and without prejudice to any other right or remedy of the Agent Bank or the Lenders hereunder, whether or not expressly set forth herein, perform such covenants or agreements in respect of which there shall be a default hereunder and in that regard the Agent Bank may pay such money as it may deem appropriate. All such monies paid by the Agent Bank as aforesaid, together with interest thereon at the Default Rates provided for under the Credit Agreement, shall be due and payable by the Completion Guarantors to the appropriate party on demand. Without limiting the generality of the foregoing, during the course of any construction of the Expansion Project undertaken by the Agent Bank or any other party on behalf of Agent Bank, the Completion Guarantors shall pay on demand all amounts due to contractors, subcontractors and material suppliers for the Expansion Project and for permits and licenses necessary in connection with the Expansion Project. The Completion Guarantors' obligations, in connection with such work shall not be affected by any errors or omissions of the Borrower's general contractor, engineer or architect, the Lenders' Consultant or any subcontractor or agent or employee of any of the foregoing in the design, supervision and performance of any of the work comprising the construction of the Expansion Project; it being understood and agreed that such risk is assumed by the Completion Guarantors.

     8. Amendments. No delay on the part of the Agent Bank or the Lenders in exercising any of their rights, powers, or privileges or partial or single exercise thereof under the Credit Agreement or any of the other documents identified therein or delivered in connection therewith or the transactions described therein shall operate as a waiver of any privileges, powers or rights hereunder, and no modifications or amendments of this Completion Guaranty shall be deemed to be made by the Agent Bank or the Lenders unless the same shall be in writing, duly signed by the Agent Bank, and each such waiver, if any, shall apply only with respect to the specified instance involved, and shall in no way impair the rights of the Agent Bank or the Lenders or the obligations of the Completion Guarantors to such parties in any other respect at any other time.

     9. Subordination. Until the earlier to occur of the time when: (i) the Guarantied Obligations shall have been promptly and fully paid and performed and the Completion Date shall have occurred, or (ii) the Credit Facility shall have been paid in full and completely performed by Borrower or otherwise and the Banks obligation to advance funds thereunder indefeasibly terminated and Credit Facility Termination shall have occurred, Completion Guarantors shall withhold exercise of:

          a. any claim, right or remedy, direct or indirect, that Completion Guarantors now have or may hereafter have against Borrower or any of its assets in connection with this Completion Guaranty or the performance by Completion Guarantors of their obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, including without limitation under Nevada Revised Statutes Section 40.475 or
40.485 as permitted by Nevada Revised Statutes Section 40.495, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Completion Guarantors now have or may hereafter have against Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that Agent Bank or any Lender now has or may hereafter have against Borrower, and (iii) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by Agent Bank or any Lender, and

          b. any right of contribution Completion Guarantors may have against any other guarantor of the Credit Facility.

Completion Guarantors further agree that, to the extent the agreement to withhold the exercise of their rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Completion Guarantors may have against Borrower or against any Collateral or security, and any rights of contribution Completion Guarantors may have against any such other guarantor, shall be junior and subordinate to any rights Agent Bank or Lenders may have against Borrower, to all right, title and interest Agent Bank or Lenders may have in any such Collateral or security, and to any right Agent Bank or Lenders may have against such other guarantor.

     10. Payments; Application. All payments to be made hereunder by Completion Guarantors shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Completion Guarantors hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys' fees) incurred by Agent Bank and the Lenders in enforcing this Completion Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Agent Bank and the Lenders constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

     11. Costs and Expenses. Completion Guarantors agree to pay Banks' reasonable out-of-pocket costs and expenses, including, but not limited to, legal fees and disbursements, incurred in any effort (which shall include those incurred in investigations of and advising on matters relating to the Banks' rights and remedies) to collect or enforce any of sums owing under this Guaranty whether or not any lawsuit is filed. Until paid to the Agent Bank and the Lenders such sums will bear interest at the Default Rate set forth in the Credit Agreement.

     12. Costs to Prevailing Party. If any action or proceeding is brought by any party against any other party under this Completion Guaranty, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

     13. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by telefacsimile, telexed, or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telefacsimile or telex or five (5) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 15) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

     If to Completion
     Guarantors:         Monarch Casino & Resort, Inc.
                         1175 West Moana Lane
                         Suite 200
                         Reno, Nevada  89509

                         John Farahi
                         4095 Odile Court
                         Reno, Nevada  89511

                         Bahram Farahi
                         2775 Lakeridge Shores W.
                         Reno, Nevada  89509


                         Behrouz Farahi
                         2570 Spinnaker
                         Reno, Nevada  89509

     If to Lenders
     c/o Agent Bank:     Wells Fargo Bank,
                         National Association
                         Commercial Banking Division
                         One East First Street
                         Reno, NV  89501

                         Attn: Rob Medeiros, V.P.

     With a copy to:     Timothy J. Henderson, Esq.
                         Henderson & Nelson
                         164 Hubbard Way, Suite B
                         Reno, NV  89502

     14. Cumulative Remedies. No remedy under this Completion Guaranty, under the Credit Agreement, the Revolving Credit Note, the Continuing Guaranty, or any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Completion Guaranty, under the Credit Agreement, the Revolving Credit Note, the Continuing Guaranty, or any other Loan Document, and those provided by law. No delay or omission by Banks to exercise any right under this Completion Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Banks to exercise, and no delay in exercising, any right under this Completion Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Completion Guaranty preclude any other or further exercise thereof or the exercise of any other right.

     15. Severability of Provisions. Any provision of this Completion Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     16. Entire Agreement; Amendments. This Completion Guaranty, together with the Credit Agreement and Continuing Guaranty, constitutes the entire agreement between Completion Guarantors and Banks pertaining to the subject matter contained herein. This Completion Guaranty may not be altered, amended, or modified, nor may any provisions hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantors and Banks. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Completion Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

     17. Successors and Assigns. This Completion Guaranty shall be binding upon Completion Guarantors and their respective successors and assigns and shall inure to the benefit of the successors and assigns of Banks; provided, however, Completion Guarantors shall not assign this Completion Guaranty or delegate any of its duties hereunder without Banks' prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Banks, the rights and benefits herein conferred upon Banks shall automatically extend to and be vested in such assignee or other transferee.

     20. Choice of Law and Venue; Service of Process. THE VALIDITY OF THIS COMPLETION GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTORS AND BANKS, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPLETION GUARANTORS WITH RESPECT TO THIS COMPLETION GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS COMPLETION GUARANTY, COMPLETION GUARANTORS ACCEPT, FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE ASSETS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE.

     21.     Arbitration.

           a. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

          b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

          c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

     22. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, COMPLETION GUARANTORS AND EACH OF THE BANKS EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS COMPLETION GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF COMPLETION GUARANTORS AND BANKS WITH RESPECT TO THIS COMPLETION GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, COMPLETION GUARANTORS AND EACH OF THE BANKS EACH MUTUALLY HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Completion Guaranty as of the day and year first written above.


                                            MONARCH CASINO & RESORT,
                                            INC., a Nevada corporation


                                            By__________________________

                                            Name________________________

                                            Title_______________________


                                            ____________________________
                                            John Farahi


                                            ____________________________
                                            Bahram Farahi


                                            ____________________________
                                            Behrouz Farahi

                      CONSTRUCTION DISBURSEMENT REQUEST


DATE:   ____________________________

TO:     WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

     The Borrower hereby requests that a Construction Disbursement be made in the aggregate principal amount of $______________________ on __________________, 19____ (the "Requested Funding Date").

     Borrower hereby certifies that as of the Requested Funding Date, without regard to the requested Construction Disbursement Request:

     A.     The Maximum Permitted Balance is          $__________

     B.     The Funded Outstandings are               $__________

     C.     The Maximum Availability
            (A minus B) is                            $__________

     D.     The Borrower further certifies and warrants that:

          (i)     It estimates the
Construction Completion Costs as of the
Requested Funding Date to be:                         $__________

          (ii)     Less, the Maximum Amount of
Permitted Deferred Construction Equity as of the
Requested Funding Date                                $__________

          (iii) Less, the aggregate amount
of Permitted Deferred FF&E Acquisition Costs as
of the Requested Funding Date                         $__________

          (iv)     Construction Completion
Costs net of Maximum Amount of Permitted
Deferred Construction Equity and Permitted
Deferred FF&E Acquisition Costs (Must not
exceed Maximum Availability)                          $__________



                                  EXHIBIT K

     E. The representations and warranties set forth in Article IV of the Credit Agreement are and will be true and correct as if then made, except to the extent such representations and warranties related solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

     F. No Default or Event of Default has occurred and remains continuing;

     G. No labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of any Borrower, threatened against any Borrower or affecting any Borrower's businesses, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of the Credit Agreement, the Revolving Credit Note or any other Loan Document which was not disclosed by the Borrower pursuant to Section 4.03 of the Credit Agreement and no development not so disclosed shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding so disclosed, which, in either event, if adversely determined, reasonably would be expected to have a Material Adverse Effect on the businesses, operations, assets, revenues, properties or prospects of the Borrower or the ability of the Borrower to fulfill its obligations under the Loan Documents; and

     H. Since the date of the most recently audited financial statements referred to in Sections 3.17 and 5.08 of the Credit Agreement, no Material Adverse Change shall have occurred.

     Attached hereto or accompanying this Construction Disbursement Request, please find the following:

     1. Itemized Draw Request (AIA Forms G-702 or forms substantially similar thereto which have been first approved by Agent Bank);

     2.     Certifications of Borrower and as appropriate, the Architect;

     3. Each and every change, amendment, modification and revision to the Borrower Construction Budget, General Contractor Budget and Project Development Budget made as of the date of this Construction Disbursement Request and not previously provided to Agent Bank; and

     4. All other data, documents and information required under Article IX of the Credit Agreement.

     The Borrower hereby certifies and warrants that as of the date hereof all of the foregoing documents, certificates and data are true, correct and complete.

     Borrower agrees that if prior to the time of the funding of the Construction Disbursement hereby requested, any matters certified herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent Bank. Except to the extent, if any, that prior to the time the Construction Disbursement requested hereby the Agent Bank shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Construction Disbursement as if then made.

     The Borrower has caused this Construction Disbursement Request to be executed and delivered and the certification and warranties contained herein to be made, by its Authorized Officer as of the day and year first above written.

                                            GOLDEN ROAD MOTOR INN,
                                            INC., a Nevada corporation



                                            By_________________________

                                            Name_______________________

                                            Title: Authorized Officer

                            FORM OF LEGAL OPINION

             [Letterhead of Borrower's and Guarantors' Counsel]





December ___, 1997



Wells Fargo Bank,
National Association,
Agent Bank
One East First Street
Reno, Nevada 89501

Attn:  Rob Medeiros, V.P.

and each of the Banks
described on Schedule 1
hereto, and their
successors and assigns

     Re:     Construction and Reducing Revolving Credit Agreement, dated as of
December 29, 1997 (the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meaning which is set forth by
Section 1.01 of the Credit Agreement.

Ladies and Gentlemen:

     The undersigned is counsel to Borrower and each of the Guarantors and has acted in such capacity in connection with the preparation, execution and delivery of the Credit Agreement and each of the Loan Documents. This opinion is delivered to you at the request of Borrower and the Guarantors pursuant to
Section 3.06 of the Credit Agreement for the reliance of each of the Banks and their respective successors and assigns.

     In rendering the opinions set forth herein I have: (i) examined, and are familiar with, originals of each of the executed Loan Documents; and (ii) made such inquiries, and reviewed such other documents, corporate documentation and records, as I deemed appropriate under the circumstances. In making such examination and review, I have assumed the genuineness of all signatures (other than the signatures of officers signing on behalf of the Borrower and each of the Guarantors), the authenticity of all documents submitted to me as originals, the conformity to original documents of all

                                  EXHIBIT L
documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have also assumed the valid authorization, execution and delivery of each Loan Document by each party thereto (other than the Borrower and the Guarantors), and I have assumed, where applicable, that each such other party has been duly organized, is validly existing and in good standing under its jurisdiction of organization and possesses the corporate or other organization power to perform its obligations thereunder.

     I am not expressing any opinion as to the effect of the compliance or noncompliance of any of the Banks with any state or federal laws or regulations which are applicable because of the legal or regulatory status, or the nature of the business of any of the Banks.

     I am a member of the bar of the State of Nevada and express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America.

     Based on the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

     1. Borrower and each Guarantor have the full power and requisite corporate or other authority necessary for the execution, delivery and performance of their respective obligations under the Loan Documents, the Continuing Guaranty, the Completion Guaranty and any other document, agreement, certificate or instrument executed by them or any of them in connection with the Credit Facility.

     2. Borrower and each Guarantor have each duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on their respective parts by the Credit Agreement, the Revolving Credit Note, the Swingline Note, the Deed of Trust, the Financing Statements, the other Loan Documents, the Continuing Guaranty, the Completion Guaranty and each other document, agreement, certificate or instrument executed by them or any of them in connection with the Credit Facility.

     3. Neither the execution and delivery of the Credit Agreement, the Revolving Credit Note, the Swingline Note, or any other Loan Document, or any other agreement, certificate or instrument to which Borrower is a party or by which it is bound in connection with the Credit Facility, nor the consummation of the transactions contemplated thereunder, or the compliance with or performance of the terms and conditions therein, is prevented by, limited by, conflicts: (i) in any respect with, or will result in a breach or violation of, or a default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) the Articles of Incorporation, Bylaws or other documents of organization or charter of the Borrower or MCRI, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court of Governmental Authority to which it is subject, or
(ii) in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of its property or assets by virtue of, the terms, conditions or provisions of any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which it is a party or by which it is bound.

     4. The Credit Agreement, the Notes and all other Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The Credit Agreement and the Continuing Guaranty have been duly executed and delivered by each of the Guarantors and constitute the legal, valid and binding obligations of Guarantors, enforceable against Guarantors in accordance with its terms.

     5. The Deed of Trust has been fully executed and delivered and will, when recorded in the office of the County Recorder of Washoe County, Nevada create a valid and legally binding encumbrance lien on the Collateral therein described. No other filing or other registration of any document or instrument is necessary or advisable to protect the priority of the lien so created and it is not necessary to re-file or re-record the Deed of Trust in order to maintain such priority.

     6. Upon the filing of the Financing Statements listing the FF&E and other Collateral, in the office of the County Recorder of Washoe County, Nevada, and in the office of the Secretary of State of Nevada, the security interest granted by the Deed of Trust will be a valid perfected security interest in the Collateral therein described in accordance with the Uniform Commercial Code as in force and effect in the State of Nevada, and no refiling or re-recording of such Financing Statements is required in order to maintain the security interest of Lenders in said Collateral, except continuation statements which are required to be filed within six (6) months prior to the expiration of five (5) years from the date of the filing of the original Financing Statements.

     7. Except in complying with Nevada Gaming Commission Regulations 8 and 8A, respectively, it is not necessary under the laws of Nevada (a) to enable the Agent Bank and the Lenders or any of them to enforce their respective rights under the Loan Documents or (b) by reason of the execution, delivery or performance of the Loan Documents, that any of the Banks should be licenses, qualified or authorized to carry on business in any such jurisdiction.

     8. The transactions contemplated by the Credit Agreement will not violate the usury laws of the State of Nevada.

     The opinions set forth in Paragraphs (4) through (6) above are subject to the additional qualifications that: (a) the enforcement of the Loan Documents and the Guaranties may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally; (b) certain of the provisions contained in the Loan Documents and the Guaranties may be unenforceable in whole or in part, to the extent that any such provision may contravene the public policy of the State of Nevada; and (c) certain waivers contained in the Loan Documents and the Guaranties may be unenforceable in whole or in part under the applicable laws of the State of Nevada, but the inclusion of such provisions, as described in
(b) and (c) above, does not affect the validity of such Loan Documents and the Guaranties and such Loan Documents and the Guaranties contain adequate provisions for enforcing payment of all monetary obligations thereunder and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

     This opinion is rendered to the Banks, and their respective successors and assigns, in connection with the transactions referred to herein and may not be relied on in any other context; nor may it be relied on by any other Person. This opinion may not be quoted nor may copies hereof be furnished to any other Person without the prior written consent of the undersigned, except that the Banks, and their respective successors and assigns, and any of them, may furnish a copy hereof: (i) to their respective independent auditors and attorneys; (ii) to any Governmental Authority or authority having regulatory jurisdiction over any of the Banks, or their respective successors and assigns; (iii) pursuant to order or legal process of any court or Governmental Authority; (iv) in connection with any legal action to which any of the Banks, or their respective successors and assigns, are a party arising out of the transactions referred to above; or (v) to a financial institution in connection with a proposed assignment of any interest in the Credit Facility or a proposed transfer of a participation interest in the Credit Facility.

                                            Sincerely,

                ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT
                                   (Form)


     THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT ("Assignment") is made as of the ___ day of _____________, 199__, by and between ________________________________ (hereinafter referred to as "Assignor"), party of the first part, and ____________________________ (hereinafter referred to as "Assignee"), party of the second part.

                              R_E_C_I_T_A_L_S:

     A. Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Golden Road Motor Inn, Inc., a Nevada corporation (the "Borrower"), the Guarantors therein named, the Lenders therein named (herein together with their respective successors and assigns collectively the "Lenders") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks").

     B. In this Assignment, all capitalized words and terms not otherwise defined herein shall have the respective meanings to be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate such provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

     C. As of the date of this Assignment and as of the Effective Date, as hereinafter defined, but before giving effect to the assignment contemplated hereby, Assignor is and shall be the owner and holder of a ___________ percent (____(percent symbol)) Syndication Interest in the Credit Facility.

     D. As of the Effective Date, as hereinafter defined, Assignor desires to assign to Assignee and Assignee desires to assume a ____________ percent (____(percent symbol)) Syndication Interest in the Credit Facility.

     E.     This Assignment is made, executed and delivered pursuant to
Section 11.10 of the Credit Agreement and shall also constitute notice to Borrower and Agent Bank of the assignment and delegation to Assignee of the Syndication Interest particularly described hereinbelow.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

     1. As of the Effective Date, as hereinafter defined, Assignor does hereby transfer, convey, set over and assign unto Assignee, without recourse, warranty or representation other than as set forth in Paragraph 5 hereinbelow (the "Assigned Interest"), $________________ of the outstanding unpaid balance of the Credit Facility, representing an undivided _______________ percent (_____(percent symbol)) Syndication Interest.

                                  EXHIBIT M

     2. From and after the Effective Date, Assignee shall and does hereby assume and agree to perform all of the promises and covenants of Assignor as to the Assigned Interest particularly described in Paragraph 1 hereinabove arising or performable from and after the Effective Date and further agrees to indemnify and hold Assignor harmless from any and all liabilities, damages, costs or expenses which Assignor may incur by reason of the failure of Assignee to fund or perform any obligation of Assignor as to the Assigned Interest assigned hereunder arising or performable from and after the Effective Date at the time and in the manner set forth in the Loan Documents, and does further agree to assume and be bound by each and every term, condition, provision and covenant contained in the Credit Agreement and each of the Loan Documents, effective as of the Effective Date, to the same extent and manner as if Assignee had originally been named in the Credit Agreement as a Lender holding the Assigned Interest therein and Assignee shall be deemed to be a Lender party to the Credit Agreement for all purposes thereof.

     3. The "Effective Date" as used herein shall mean ___________, 199__, provided that each of the following conditions precedent have been satisfied on or before the Effective Date: (a) Assignor and Assignee have executed this Assignment, (b) Borrower and Agent Bank have joined in the execution of this Assignment for the purpose of evidencing their respective acknowledgment and consent to the assignment by Assignor of the Assigned Interest in favor of Assignee, (c) Assignee has delivered to Assignor _______________________ Dollars ($________________) in immediately available funds, and (d) Assignee has delivered to Agent Bank in immediately available funds the Two Thousand Five Hundred Dollar ($2,500.00) assignment fee in accordance with Section 10.10b of the Credit Agreement. Interest accrued but remaining unpaid on the portion of the outstanding principal balance under the Credit Facility which is allocable to the Assigned Interest assigned hereby and is owing to Assignor as of the Effective Date shall be prorated to the Effective Date and disbursed by Agent Bank to Assignor and Assignee, as applicable, from the next payment of accrued interest under the Revolving Credit Note.

     4. On the Effective Date, the respective aggregate Syndication Interests of the Lenders in the Credit Facility shall be as set forth on the Schedule of Lenders' Proportions in Credit Facility, a copy of which is marked "Schedule 2.01(a)" affixed hereto and by this reference incorporated herein and made a part hereof, which shall restate the Schedule of Lenders' Proportions in Credit Facility attached as Schedule 2.01(a) to the Credit Agreement, and all previous amendments and reinstatements thereof, for the purpose of showing the Assigned Interest as a decrease in Assignor's applicable Syndication Interest and evidencing Assignee's applicable Syndication Interest in the Credit Facility.

     5.     Assignor represents and warrants that:

          a. (i) it is the owner of the Assigned Interest being assigned and transferred hereunder free and clear of any liens or other charges of any kind, (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or hereby obtained) for its due execution, delivery and performance of this Assignment, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          b. Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Loan Documents or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or the performance or observance by the Borrower of any of its respective obligations under the Credit Agreement, the Loan Documents or any other instrument or document furnished in connection therewith.

     6.     Assignee represents and warrants that:

          a. (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and any other documents required or permitted to be executed or delivered by it in connection with this Assignment, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Assignment has been fully executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee in accordance with the terms hereof.

          b. (i) under applicable law and treaties no tax will be required to be withheld by Borrower or any Bank with respect to any payments to be made to the Assignee under the Credit Agreement, (ii) it agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent Bank and the Borrower prior to the time that the Agent Bank or Borrower are required to make any payment of principal, interest or fees hereunder, duplicate executed original of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service From 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (iii) it agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          c. As of the Effective Date, no amounts are payable by Borrower to Assignee under Sections 2.12 or 2.13 of the Credit Agreement, other than to the extent amounts thereunder are payable to all of the Lenders.

     7. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Loan Documents, together with copies of the most recent financial statements referred to in Section 5.08 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment; (b) agrees that it will, independently and without reliance upon the Assignor, the Agent Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement; and (c) appoints and authorizes the Agent Bank to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent Bank by the terms thereof, together with such powers as are reasonably incidental thereto.

     8. Assignee hereby advises Borrower and Agent Bank of the following administrative details with respect to the Assigned Interest:

          a.     Address for notices:
               ____________________________
               ____________________________
               ____________________________
               ____________________________

          b.     Telephone:
               ____________________________

          c.     Facsimile:
               ____________________________

          d.     Payment (wire) instructions:
               ____________________________
               ____________________________
               ____________________________

     9. Borrower and Agent Bank join in the execution of this Assignment for the purpose of evidencing and acknowledging their respective consents to the transfer by Assignor to Assignee of the Assigned Interest and agree to recognize Assignee as a Lender under the Credit Agreement and each of the Loan Documents to the same extent as if Assignee were originally named as a Lender therein as to the Assigned Interest. Borrower and Agent Bank further agree that as of the Effective Date and consummation of each of the items specified in Paragraph 3 hereinabove, Assignor shall be and is hereby fully released and discharged from all liabilities, responsibilities and obligations with respect to the Assigned Interest hereby assigned arising or performable on and after the Effective Date.

     10. Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Assigned Interest hereby assigned shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Interest hereby assigned shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     11. This Assignment may be signed in any number of counterparts, and signatures to all counterparts thereto, when assembled together, shall constitute signatures to this entire agreement with the same effect as if all signatures were on the same document.

     12. This Assignment shall, in all respects, be governed by the laws of the State of Nevada and if any action is taken to enforce the terms hereof, such action shall be commenced and maintained within the State of Nevada.

     13. Any amendment or waiver of any provision of this Assignment shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment shall be without prejudice to any rights with respect to any other or further breach thereof.

     IN WITNESS WHEREOF, the parties hereto have executed the foregoing Assignment as of the day and year first above written.

ASSIGNOR:                                   ASSIGNEE:

____________________________                ____________________________


By__________________________                By__________________________

Title_______________________                Title_______________________


     Borrower and Agent Bank hereby join in the execution of this Assignment for the purpose of evidencing and acknowledging their respective consent as set forth in Paragraph 9 above.

     DATED as of the ____ day of _______________, 199__.

BORROWER:                                   AGENT BANK:

GOLDEN ROAD MOTOR INN, INC.,                WELLS FARGO BANK,
a Nevada corporation                        National Association


By__________________________                By__________________________

Name________________________                Name________________________

Title_______________________                Title_______________________

                                   FORM OF
                         NOTICE OF SWINGLINE ADVANCE


TO:     WELLS FARGO BANK, National Association, in its capacity as Swingline
Lender under that certain Construction and Reducing Revolving Credit Agreement, dated as of December 29, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Guarantors therein named (the "Guarantors"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and Swingline Lender (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and Swingline Lender, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

     Pursuant to Section 2.08(b) of the Credit Agreement, this Notice of Swingline Advance represents Borrower's request for a Swingline Advance to be advanced on _____________, 19___ (the "Swingline Funding Date") from the Swingline Lender. Proceeds of such Swingline Advance are to be disbursed on the Swingline Funding Date in immediately available funds to the Designated Deposit Account at Agent Bank's Branch at _______________________, ___________, Nevada, Account No. _________________.

     Borrower hereby certifies that (i) the representations and warranties contained in Article IV of the Credit Agreement, in each of the Loan Documents and in the Environmental Certificate (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date), shall be true and correct in all material respects on and as of the Swingline Funding Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document or will result from the making of the requested Swingline Advance; (iii) Borrower has and shall have satisfied all conditions precedent under Section 2.08 and Article III B of the Credit Agreement required to be performed by it on or before the Swingline Funding Date (unless otherwise waived pursuant to the terms of the Credit Agreement); (iv) since the date of the most recent audited financial statements referred to in Sections 3.18 and 5.08 of the Credit Agreement, no Material Adverse Change shall have occurred; and (v) the Swingline Outstandings, after giving effect to the requested Swingline Advance, will not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) and the amount requested does not exceed the Available Borrowings.




                                  EXHIBIT N

     Borrower further certifies that as of the Swingline Funding Date, without regard to the requested Swingline Advance:

          A.     The Maximum Permitted Balance is     $__________

          B.     The Funded Outstandings are          $__________

                 Plus the Swingline Outstandings   +  $__________

                 Total                                $__________

          C.     The Maximum Availability
               (A minus B) is                         $__________

     The Borrower has caused this Notice of Swingline Advance to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ____ day of _____________, 199__.



                                            GOLDEN ROAD MOTOR INN,
                                            INC., a Nevada corporation



                                            Name: _____________________

                                            Title:_____________________
                                                  Authorized Officer

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                                            Name:______________________